UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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April 30, 2014 Hopkinton, Massachusetts	Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

March 21, 2014

Dear Shareholder:

We cordially invite you to attend our 2014 Annual Meeting of Shareholders, which will be held on Wednesday, April 30, 2014, at 10:00 a.m., E.D.T., at EMC’s facility at 176 South Street, Hopkinton, Massachusetts.

At the meeting you will vote on a number of important matters. You should carefully read the attached Proxy Statement which contains detailed information about each proposal.

If you plan to join us at the meeting, please register at www.emc.com/annualmeeting2014.

Following completion of the scheduled business, we will report on EMC’s operations. Your Board of Directors and officers of EMC will then be available to answer questions and speak with you. We hope that you will be able to join us on April 30th.

Very truly yours,

JOSEPH M. TUCCI
Chairman and Chief Executive Officer

EMC Corporation Board of Directors
Front row: Joseph M. Tucci
Middle row, from left to right: John R. Egan, Gail Deegan, Edmund F. Kelly, Jami Miscik and Michael W. Brown
Back row, from left to right: Windle B. Priem, James S. DiStasio, Paul Sagan, Randolph L. Cowen, David N. Strohm
and William D. Green

March 21, 2014

Fellow shareholders:

I consider it a privilege, and responsibility, to serve as independent Lead Director for the EMC Board, and I would like to share with you the primary areas of focus of your Board, and how I approach my role as Lead Director in support of the Board’s efforts and commitment to shareholder value.

The Board’s responsibility to you is effective oversight and governance of the Company. One foundation of this responsibility is that the Board has full access to the information it needs on the industry, EMC’s strategic opportunity, and the Company’s operating and financial performance. To this end, I work closely with Joe Tucci, as Chairman, to plan our Board calendar and agenda for meetings, and to review the information provided to the Board, both from management and independent sources.

A second foundation for Board independence and effectiveness is a regular self-assessment by the Board of both Board and Committee composition, leadership, and succession planning to keep the Board refreshed with new talent. In this regard, over the past few years, we have worked to identify and recruit a new director roughly every 12-18 months, and from these efforts, we are thrilled to have been able to recruit Jami Miscik and Bill Green during the past two years. In our latest review at year end 2013, we also rotated several Committee roles and one Committee chair. Looking forward, we are committed to continuing to refresh our Board at an appropriate pace, and in our search for new talent, will continue to place the highest emphasis on diversity as well as a demonstrated ability to understand some of the profound transformational forces, including but not limited to technology advances, which are affecting EMC’s industry and business opportunities.

Among the notable changes for us in 2014 was the retirement from our Board of Win Priem. I would like to take this opportunity to extend my personal gratitude and recognition to Win for 12 years of outstanding service as an EMC director, which also included 10 years as Chair of our Leadership and Compensation Committee. Win has brought deep expertise in human capital, executive compensation and leadership development to our Board, and this has made EMC a stronger company through a highly transformative period. We would all like to thank Win for his service to the Board and shareholders.

Looking forward into 2014 and beyond, our Chairman, Joe Tucci, has led EMC through a decade-plus of highly agile response to the transformational forces affecting our industry. EMC’s competitive position and operational strength today are the result of several highly strategic acquisitions, as well as disciplined, organic innovation. Joe has consulted regularly with the Board on these strategies and has worked closely with the Board to evolve what we now describe as our “Federation” model of corporate organization, which today incorporates EMC Information Infrastructure, VMware, and now Pivotal as our three major businesses. Each of these major businesses is led by a highly capable and experienced CEO - David Goulden, Pat Gelsinger, and Paul Maritz, respectively, and it should be noted that this Federation model enhances our ability to provide more complete business leadership roles, and therefore to recruit and retain leadership talent and succession bench strength, a key factor in long-term shareholder value.

This Federation model has enabled each of our businesses to be agile and innovative, to be market-responsive, and to offer more effective customer choice. Importantly, this model has also enabled better retention of key talent, and the resulting, strong performance by our key acquisitions over the past several years; in turn, this has positioned EMC to be more attractive - and confident - in pursuing the best acquisition opportunities, which is critical in a period of rapid change.

As noted, the Board has been highly engaged in the development of this organizational model and its governance, and several of my fellow directors and I now also serve as Board members, and committee chairs, at VMware and Pivotal, in addition to our duties at the Federation level as EMC Board members.

In closing, I am pleased to offer my view that your Board is an extremely capable group that is highly engaged and suitably energized around both the challenges and opportunities for EMC in 2014 and beyond. We communicate among each other and as a group in a very open fashion and with a mission focus. We are committed to engaging constructively with what we believe is an outstanding leadership team, with deep bench strength at a senior management level, and also to maintaining our independence of thought - and action - in our governance responsibility. We appreciate your support, and welcome dialogue with you.
DAVID N. STROHM
Independent Lead Director

EMC CORPORATION

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

April 30, 2014

To the Shareholders:

The Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation, will be held at EMC’s facility at 176 South Street, Hopkinton, Massachusetts, on Wednesday, April 30, 2014, at 10:00 a.m., E.D.T., for the following purposes:

1.	Election of the eleven members listed in the attached Proxy Statement to the Board of Directors.

2.
Ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2014, as described in the attached Proxy Statement.

3.	Advisory approval of our executive compensation, as described in the attached Proxy Statement.

4.	Act upon two shareholder proposals, if properly presented, as described in the attached Proxy Statement.

In addition, we will consider any and all other business that may properly come before the meeting or any adjournments or postponements of the meeting.

All shareholders of record at the close of business on February 28, 2014 are entitled to notice of and to vote at the meeting and any adjournments or postponements of the meeting. We will begin distributing these proxy materials to shareholders on or about March 21, 2014.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Annual Meeting and Voting” beginning on page 87 of the attached Proxy Statement.

EMC’s Annual Report on Form 10-K for 2013 accompanies this Notice.

By order of the Board of Directors
PAUL T. DACIER
Executive Vice President,
General Counsel and Assistant Secretary

March 21, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 30, 2014: The Annual Report on Form 10-K for 2013 and 2014 Proxy Statement are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the meeting, please vote as soon as possible. Under New York Stock Exchange rules, your broker will NOT be able to vote your shares on proposals 1, 3, 4 or 5 unless they receive specific instructions from you.  We strongly encourage you to vote.

We encourage you to vote by Internet.  It is convenient for you and saves us significant postage and processing costs. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Annual Meeting and Voting” beginning on page 87 of the attached Proxy Statement.

We have been advised that many states are strictly enforcing escheatment laws and requiring shares held in “inactive” accounts to be escheated to the state in which the shareholder was last known to reside. One way you can ensure your account is active is to vote your shares.

Audit Committee Report	83
Rule 14a-8 Shareholder Proposals for EMC's 2015 Proxy Statement	85
Business and Nominations for EMC's 2015 Annual Meeting	85
Section 16(a) Beneficial Ownership Reporting Compliance	85
Householding	85
Questions and Answers About the Annual Meeting and Voting	87

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements, within the meaning of the Federal securities laws, about our business and prospects. The forward-looking statements do not include the potential impact of any mergers, acquisitions, divestitures, securities offerings or business combinations that may be announced or closed after the date hereof. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “plans,” “intends,” “expects,” “goals” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A of Part I (Risk Factors) of our Annual Report on Form 10-K for 2013. The forward-looking statements speak only as of the date of this Proxy Statement and undue reliance should not be placed on these statements. We disclaim any obligation to update any forward-looking statements contained herein after the date of this Proxy Statement.

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about these topics, please review the Company's Annual Report on Form 10-K and the entire Proxy Statement.
Annual Meeting of Shareholders

• Date and Time:	April 30, 2014 at 10:00 a.m., E.D.T.
• Place:	EMC Corporation 176 South Street Hopkinton, MA 01748
• Record Date:	February 28, 2014
• Attendance:
All shareholders may attend the meeting. If you plan to join us at the meeting, please go to www.emc.com/annualmeeting2014 to complete the registration form. The deadline for registration is April 23, 2014. All shareholders who attend the meeting will be required to present valid government-issued picture identification, such as a driver’s license or passport, and will be subject to security screenings. Check-in will begin at 9:00 a.m.

• Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and each of the other proposals.

Vote by Internet	Vote by Mobile Device	Vote by Telephone	Vote by Mail	Vote In Person
Go to www.proxyvote.com and enter the 12 digit control number provided on your proxy card or voting instruction form.	Scan this QR code to vote with your mobile device. You will need the 12 digit control number provided on your proxy card or voting instruction form.	Call 1-800-690-6903 or the number on your proxy card or voting instruction form. You will need the 12 digit control number provided on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.	See the instructions above regarding attendance at the Annual Meeting.

We encourage you to vote by Internet. It is convenient for you and saves us significant postage and processing costs. If you previously elected to access the 2014 Proxy Statement and Annual Report on Form 10-K for 2013 electronically, you must vote your proxy over the Internet. Otherwise, you may vote your shares via the other methods described above.

Meeting Agenda and Voting Recommendations

Agenda Item	Board Recommendation	Page
Election of eleven directors	FOR EACH NOMINEE	5
Ratification of selection of PricewaterhouseCoopers LLP as our independent auditors	FOR	19
Advisory approval of our executive compensation	FOR	21
Shareholder proposals	AGAINST	24

Summary Information (continued)

Director Nominees

We are asking you to vote “for” all of the director nominees listed below. All directors attended at least 75% of the Board meetings and committee meetings on which he or she sits. Set forth below is summary information about each director nominee.

Nominee and Principal Occupation	Age	Director Since	Independent	Current Committee Membership
Michael W. Brown Former Vice President and Chief Financial Officer of Microsoft Corporation	68	2005	✓	• Audit • Finance (chair)
Randolph L. Cowen Former co-Chief Administrative Officer of The Goldman Sachs Group, Inc.	63	2009	✓	• Leadership and Compensation (chair) • Mergers and Acquisitions
Gail Deegan Former Executive Vice President and Chief Financial Officer of Houghton Mifflin Company	67	2002	✓	• Audit (chair) • Leadership and Compensation
James S. DiStasio Former Senior Vice Chairman and Americas Chief Operating Officer of Ernst & Young LLP	66	2010	✓	• Audit • Corporate Governance and Nominating
John R. Egan Managing Partner and General Partner of Egan-Managed Capital	56	1992		• Finance • Mergers and Acquisitions (chair)
William D. Green Former Chairman of Accenture plc	60	2013	✓	• Leadership and Compensation • Mergers and Acquisitions
Edmund F. Kelly Former Chairman of Liberty Mutual Group	68	2007	✓	• Finance
Jami Miscik President and Vice Chairman of Kissinger Associates, Inc.	55	2012	✓	• Corporate Governance and Nominating
Paul Sagan Partner and XIR of General Catalyst Partners	55	2007	✓	• Leadership and Compensation
David N. Strohm Venture Partner of Greylock Partners	65	2003	✓	• Corporate Governance and Nominating (chair) • Mergers and Acquisitions
Joseph M. Tucci Chairman and Chief Executive Officer of EMC Corporation	66	2001		• Finance • Mergers and Acquisitions

Corporate Governance Highlights

✓ Substantial majority of independent directors (9 of 11 nominees)
✓ Annual election of directors
✓ Majority vote for directors
✓ Independent Lead Director
✓ Board oversight of risk management
✓ Succession planning at all levels, including for directors and CEO
✓ No supermajority voting requirements

✓ Long-standing shareholder engagement program
✓ Annual Board, committee and individual director self-assessments
✓ Executive sessions of non-management directors and independent directors
✓ Continuing director education
✓ Executive and director stock ownership guidelines
✓ Board oversight of sustainability program
✓ Board oversight and disclosure of political spending

Summary Information (continued)

Auditors

As a matter of good corporate governance, we are asking you to ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP (“PwC”) as our independent auditors for 2014. The following table summarizes the fees PwC billed us for 2013 and 2012. The Audit Committee pre-approved all audit, review and attest services performed by PwC.

	Audit Fees ($)	Audit-Related Fees ($)	Tax Fees ($)	All Other Fees ($)
2013	8,745,311	418,342	2,453,392	—
2012	8,435,360	384,474	2,264,722	295,457

Business Strategy

The IT market is going through the biggest, most disruptive and yet most opportunity-rich transition in its 60-plus year history. The move from the second platform to the third platform of IT, underpinned by the mega trends in mobile, cloud, Big Data and social networking, is having a profound impact on business and transforming the way we work and live. In this fast-paced environment, EMC’s strategy is to help our customers and partners make this transformational shift by providing them with EMC’s best-of-breed portfolio, which will enable them to better capitalize on their opportunities.

We are implementing this strategy through a unique business model that includes three federated businesses: EMC Information Infrastructure, Pivotal Software and VMware Virtual Infrastructure (the “Federation”). Under the Federation model, each business operates freely and independently to build its own ecosystem and offer customers the very best technology solutions, free from vendor lock-in. At the same time, the businesses are strategically aligned in the mission to lead our customers, partners and the marketplace through the transformational shift to the third platform of IT. We believe this model creates a distinct competitive advantage by offering tight integration for customers who prefer an integrated technology stack, and best-of-breed offerings on a standalone basis for customers seeking flexibility in vendor and deployment options.

The combination of the products, services and solutions portfolios among the Federation gives us a strong position from which to compete in the second platform, which will continue to support the majority of enterprise workloads for several years to come; leading-edge technologies and products for the third platform; and a powerful capability to bridge the gap between the two.

Advisory Approval of our Executive Compensation

We are asking for your advisory approval of the compensation of our Named Executive Officers (as defined below). While this vote is advisory and not binding on us, the Leadership and Compensation Committee (the “Compensation Committee”) will consider your views when determining executive compensation in the future.

Pay-for-Performance Philosophy

Our executive compensation programs are based on strong pay-for-performance practices that require the attainment of challenging goals designed to drive profitable revenue growth and market share gains. We believe achievement of these goals will create long-term shareholder value.

Changes in Our 2014 Executive Compensation Program

After the 2013 Annual Meeting of Shareholders, we dialogued and met with many shareholders to discuss our executive compensation program. Several themes emerged, including:

•	Support for our pay-for-performance philosophy;

•	Support for multi-year performance goals;

•	Support for continued use of existing operational performance metrics;

•	Request for more widespread use of a return metric, such as total shareholder return (“TSR”); and

•	Request to simplify our program.

Summary Information (continued)

After considering our business strategy, the results of the 2013 advisory “say-on-pay” vote and our dialogue with shareholders, the Compensation Committee changed the design of the compensation program for 2014 as follows:

•	Introduced a long-term equity incentive plan to replace the annual performance equity award program;

•	Added a TSR performance metric to the long-term equity incentive plan;

•	Simplified the equity program by decreasing the different types of equity awards utilized; and

•	Modified the Executive MBO to emphasize execution of our Federation strategy.

2013 Executive Compensation Program

The Compensation Committee approved an executive compensation program for 2013 that implemented our pay-for-performance philosophy. Since our 2013 non-GAAP EPS, revenue and free cash flow results fell below the applicable incentive plan targets and the Named Executive Officers failed to achieve all of their respective strategic and operational goals, the 2013 cash and performance equity incentives paid out or vested below target, as follows:

•	89.98% of target was paid out under the 2013 Corporate Incentive Plan;

•	78% of target was paid out under the 2013 Executive MBO; and

•
87.8% of the 2013 performance-based equity awards became eligible to vest, vesting ratably over two to three years subject to continued employment. 12.2% of the performance-based equity awards did not become eligible to vest and were forfeited.

Below is a summary of the Named Executive Officers’ 2012 and 2013 compensation as set forth in the Summary Compensation Table:

Name	Year	Salary ($)	Cash Incentive Compensation ($)	Equity Awards ($)	All Other Compensation ($)	Total ($)
Joseph M. Tucci	2013	1,000,000	1,260,058	10,076,821	309,079	12,645,957
	2012	1,000,000	1,467,360	14,008,326	116,545	16,592,231
David I. Goulden	2013	850,000	1,006,296	6,453,659	122,621	8,432,576
	2012	737,500	949,513	9,879,979	16,435	11,583,427
Howard D. Elias	2013	750,000	700,032	4,444,834	136,194	6,031,061
	2012	687,500	757,109	9,361,393	22,697	10,828,699
William J. Teuber, Jr.	2013	725,000	634,404	4,571,604	97,906	6,028,914
	2012	712,500	707,560	5,711,492	17,051	7,148,603
William F. Scannell	2013	700,000	656,280	4,444,834	108,412	5,909,526
	2012	700,000	632,153	9,361,393	15,821	10,709,367
For more information, please see the Summary Compensation Table, and the accompanying compensation tables, beginning on page 64 of this Proxy Statement.
Other Compensation Highlights

✓ Annual “say-on-pay” vote
✓ Compensation Committee oversight of risks associated with compensation policies and practices
✓ Clawback policy applicable to all employees for cash and equity incentive compensation
✓ Strong executive stock holding guidelines
✓ “Double trigger” change in control agreements
✓ Independent compensation consultant

✓ No pension or SERP benefits for executive officers
✓ No discounted options
✓ No option repricings without shareholder approval
✓ No dividend equivalents paid unless equity awards vest
✓ No excise tax gross-ups
✓ No hedging or pledging of Company stock
✓ No excessive perquisites for executives

2015 Annual Meeting

• Deadline for shareholder proposals for inclusion in the proxy statement:	November 21, 2014
• Deadline for business and nominations for director:	December 26, 2014 – January 25, 2015

PROPOSAL 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW

Under EMC’s Bylaws, the Board of Directors may determine the total number of directors to be elected at any annual meeting of shareholders or special meeting in lieu of an annual meeting. The Board of Directors has fixed at 11 the total number of directors, effective as of April 30, 2014. On the recommendation of the Corporate Governance and Nominating Committee (the “Governance Committee”), the Board of Directors has nominated the persons named below for election as directors at this Annual Meeting, each to serve for a one‑year term or until the director’s successor is elected and qualified.

Director and Nominee Experience and Qualifications

Board Membership Criteria. The Board believes that its members, collectively, should possess a variety of skills and experience in order to oversee our business effectively. In addition, the Board believes that each director should possess certain attributes, as reflected in the Board’s membership criteria described below. Accordingly, the Board and the Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and dynamics and EMC’s current and future needs.

The Governance Committee is responsible for reviewing, assessing and recommending Board membership criteria to the Board for approval. The criteria, which are set forth in the Governance Committee’s charter, include judgment, integrity, diversity, prior experience, the interplay of the nominee’s experience with the experience of other Board members, the extent to which the nominee would be desirable as a member of any committees of the Board, and the candidate’s willingness to devote substantial time and effort to Board responsibilities. The Governance Committee also considers service on other public company boards as this provides directors with a deeper understanding of the role and responsibilities of boards and insight into matters being handled by our Board.

In addition, the Board has determined that it is important to have individuals with the following skills and experiences:

•
Domain expertise, including a deep understanding of the information technology industry and the disruptive impact of new technology, or another industry that has undergone rapid growth or transformational change, to assess EMC’s strategy and long-term business plan to take advantage of the opportunities ahead.

•	Functional expertise in areas such as finance and accounting, talent management or marketing to support the Company’s business development and growth as well as the Board’s required committees.

•
International expertise, including experience attained through key leadership or management roles in a global business or responsibility for non-U.S. operations, which is important given EMC’s growth in markets around the world.

•
Operational experience with a business of significant scale and complexity or in an industry with continual structural change to understand the competitive dynamics of our business strategy and execution and key business processes as well as the leadership requirements and organizational dynamics driven by rapid change.

In identifying director candidates, the Governance Committee may establish other specific skills and experience that it believes the Board should seek in order to maintain a balanced and effective Board.

Proposal 1 - Election of Directors (continued)

Board Self-Assessments. The Governance Committee, together with the Lead Director, oversees an annual evaluation process as follows:

•	Each director evaluates the Board as a whole;

•	Each member of the standing committees of the Board of Directors evaluates the committees on which he or she serves; and

•	Each director prepares an individual self-evaluation.

After these evaluations are complete, the results are discussed by the Board and each committee, as applicable, and, if necessary, action plans are developed. The Lead Director also meets with each director to discuss the individual self-evaluations and any issues regarding Board performance.

At least once a year, the Governance Committee evaluates the size and composition of the Board to assess the skills and experience of Board members, and compares them with those skills that might prove valuable in the future, giving consideration to the changing circumstances of the Company and the then current Board membership. This assessment enables the Board to consider whether the skills and experience described above continue to be appropriate as the Company’s needs evolve over time.

Identifying Potential Director Candidates. The Governance Committee identifies Board candidates through numerous sources, including recommendations from directors, executive officers and shareholders of EMC as well as professional search firms. The Governance Committee seeks to identify those individuals most qualified to serve as Board members and considers many factors with regard to each candidate, including those described above. New candidates are interviewed by members of the Governance Committee and other Board members.

EMC shareholders may recommend individuals to the Governance Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Governance Committee, 176 South Street, Hopkinton, MA 01748. Assuming that the appropriate information is timely provided, the Governance Committee will consider these candidates in substantially the same manner as it considers other Board candidates it identifies. EMC shareholders may also nominate director candidates by following the advance notice provisions of EMC’s Bylaws as described under “Business and Nominations for EMC’s 2015 Annual Meeting” on page 85 of this Proxy Statement.

Board Refreshment. The Board is focused on ensuring it has individuals with the right skills and experience to exercise independent judgment in overseeing our business. Accordingly, the Board pays careful attention to succession planning and refreshment for members of the Board. The Board’s process reflects both a deliberate search for specific skills and experiences, as needed, as well as opportunistic additions when high-caliber individuals become available. Over the past few years, a new director has joined the Board approximately every 12-18 months. This cadence has proven effective in allowing sufficient time for new director orientation as well as adjustments in boardroom dynamics. For more information, please see “Corporate Governance - Succession Planning - Board Succession” on page 33 of this Proxy Statement.

In considering incumbent directors for renomination and evaluating director candidates, the Board and the Governance Committee consider a variety of factors. These include each nominee’s independence, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include contributions to the Board and the results of the Board self-assessment process detailed above.

Independence. The Board has a substantial majority of directors who are independent under the director independence standards of the New York Stock Exchange (the “NYSE”) and EMC’s Categorical Standards of Independence.

EMC has adopted Categorical Standards of Independence, which are available at www.emc.com/corporate/investor-relations/governance/corporate-governance.htm and are also attached as Exhibit A to this Proxy Statement, to assist it in assessing director independence. Pursuant to these standards, the Board broadly considers all relevant facts and circumstances in its determination of independence of all Board members (including any relationships set forth in this Proxy Statement under the heading “Certain Transactions”). EMC’s Board of Directors has affirmatively determined that the following directors have no direct or indirect material relationship with EMC, and therefore are independent under our Categorical Standards and the NYSE listing standards: Michael W. Brown, Randolph L. Cowen, Gail Deegan, James S. DiStasio, William D. Green, Edmund F. Kelly, Jami Miscik, Windle B. Priem, Paul Sagan and David N. Strohm.

Proposal 1 - Election of Directors (continued)

In determining that the above-mentioned directors are independent, the Board considered transactions during 2013 between EMC and Accenture plc (where Mr. Green is Former Chairman), between EMC and Liberty Mutual Group (where Mr. Kelly is Former Chairman), between EMC and Barclays Capital (where Ms. Miscik is Senior Advisor for Geopolitical Risk), and between EMC and Akamai Technologies, Inc. (where Mr. Sagan is Executive Vice Chairman), and determined that the amount of business fell below the thresholds in EMC’s Categorical Standards of Independence. These transactions include purchases and sales of goods and services in the ordinary course of business that were less than 2% of each company’s annual revenues, including a small amount of insurance coverage in EMC’s professional liability insurance program provided by Liberty Mutual. The Board also considered transactions during 2013 between EMC and companies, universities, hospitals and other organizations with which Messrs. Brown, Cowen, DiStasio, Green, Kelly, Priem, Sagan and Strohm, and Mses. Deegan and Miscik, are affiliated as directors, trustees or members of an advisory board and determined that these relationships were not material. Finally, the Board considered that EMC made donations to charities where Messrs. Cowen and Kelly are directors or trustees, and determined that the amount of the donations fell below the thresholds in EMC’s Categorical Standards of Independence.

Board Meetings. During the fiscal year ended December 31, 2013, EMC’s Board of Directors held six meetings. All directors attended at least 75% of the Board meetings and committee meetings which were held during the period in which he or she was a director of EMC and in which he or she was a member of such committees.

Attendance at Annual Meeting of Shareholders. EMC’s Corporate Governance Guidelines provide that each director is expected to attend the Annual Meeting of Shareholders. All of the then current directors attended the 2013 Annual Meeting of Shareholders.

The Board believes that all of the current nominees are highly qualified and have the skills and experience required for effective service on our Board. The directors’ individual biographies below contain information about their experience, qualifications and skills that led the Board to nominate them.

Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Should any nominee be unable to serve or for good cause will not serve as a director, the proxy holders will vote for such other person as the Board may recommend.

All of the directors were previously elected by the shareholders except for Mr. Green who was elected by the Board of Directors effective as of July 2013. Mr. Green was identified as a potential director by EMC’s Chief Executive Officer.

Mr. Priem will not stand for re-election at our Annual Meeting. Our Board extends sincere gratitude to Mr. Priem for his years of service. Mr. Priem, the former Chair of our Compensation Committee and a member of the Audit Committee and Governance Committee, has given generously of his time and has consistently provided the Board with independent insight and advice. His expertise in talent management and executive compensation matters has been invaluable to the Board.

The affirmative vote of a majority of votes properly cast on this proposal at the Annual Meeting is required to elect each director.

Proposal 1 - Election of Directors (continued)

NOMINEES TO SERVE AS DIRECTORS

Michael W. Brown, 68	Director Since
● August 2005

Primary Occupation
● Former Vice President and Chief Financial Officer of Microsoft Corporation

Other Current Public Company Boards
● VMware, Inc. (EMC holds approximately 80% economic interest in VMware) ■ Chair of the Audit Committee ■ Compensation and Corporate Governance Committee

● Insperity, Inc. ■ Finance, Risk Management and Audit Committee ■ Nominating and Corporate Governance Committee

● Stifel Financial Corp. ■ Risk Management/Corporate Governance Committee

Business Experience
●   Microsoft Corporation, a manufacturer of software products for computing devices
■ Vice President and Chief Financial Officer (August 1994 until his retirement in July 1997)
■ Vice President, Finance (April 1993 to August 1994)
■ Treasurer (January 1990 to April 1993)
■ Joined Microsoft in December 1989

● Chairman of the NASDAQ Stock Market board of directors

● Past governor of the National Association of Securities Dealers

● Various positions at Deloitte & Touche LLP over 18 years

Education
● Bachelor’s degree in Economics from the University of Washington

Qualifications and Skills

●   Mr. Brown brings to the Board substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, and a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as the CFO of a global technology company, working with a major international accounting and consulting firm for 18 years, and serving as a member of the audit committees of other public company boards. Mr. Brown’s experience at Microsoft also provides insight and expertise in the rapidly changing IT industry and the impact of new technologies. Through many senior management positions, including as Chairman of NASDAQ and as a past governor of the NASD, Mr. Brown has demonstrated his leadership and business acumen.

Proposal 1 - Election of Directors (continued)

Randolph L. Cowen, 63	Director Since
● January 2009

Primary Occupation
● Former co-Chief Administrative Officer of The Goldman Sachs Group, Inc.

Business Experience
●   The Goldman Sachs Group, Inc., a global investment, banking, securities and investment management firm
■  Co-Chief Administrative Officer (October 2007 until his retirement in November 2008)
■  Global Head of Technology and Operations (September 2004 until his retirement in November 2008)
■  Chief Information Officer (October 2001 to October 2007)
■  Joined Goldman Sachs in 1982

Education
● Bachelor’s degree in History with a minor in Mathematics from Michigan State University

Qualifications and Skills

●   With nearly 30 years of experience managing IT and making the technology infrastructure purchasing decisions at a global financial services firm, Mr. Cowen brings to the Board extensive knowledge about technology, the IT industry, and defining and implementing an effective IT strategy. As a former customer of EMC, he has in-depth knowledge of our products and services. In addition, through various senior management positions, Mr. Cowen has demonstrated leadership skills and gained significant business operations experience, including developing and managing top talent.

Proposal 1 - Election of Directors (continued)

Gail Deegan, 67	Director Since
● July 2002

Primary Occupation
● Former Executive Vice President and Chief Financial Officer of Houghton Mifflin Company

Other Current Public Company Boards
● iRobot Corporation ■ Audit Committee

Business Experience
● Executive Vice President and Chief Financial Officer, Houghton Mifflin Company, a publishing company (February 1996 until her retirement in September 2001)

● Senior Vice President of Regulatory and Government Affairs, NYNEX New England (February 1995 to February 1996)

● Vice President and Chief Financial Officer, New England Telephone (November 1991 to January 1995)

●   Eastern Enterprises
■ Senior Vice President, Chief Financial Officer and Chief Administrative Officer (February 1990 to May 1991)
■ Senior Vice President, Chief Financial Officer and Treasurer (1988 to January 1990)

Education
● Bachelor’s degree in Elementary Education from The College of Saint Rose

● Master’s degree in History from Ohio State University

● MBA from Simmons School of Management

Qualifications and Skills

●   Ms. Deegan is an experienced financial leader who has served as the CFO of three companies in different industries. Ms. Deegan has extensive experience with financial accounting matters for complex global organizations as well as substantial experience overseeing the financial reporting processes of large public companies. Ms. Deegan also gained operational and talent management experience from serving on the executive staff of these companies. In addition, Ms. Deegan’s service on another public company board provides her with valuable experience.

Proposal 1 - Election of Directors (continued)

James S. DiStasio, 66	Director Since
● March 2010

Primary Occupation
● Former Senior Vice Chairman and Americas Chief Operating Officer of Ernst & Young LLP

Other Current Public Company Boards
● Northeast Utilities ■ Chair of the Finance Committee ■ Compensation Committee ■ Executive Committee

Business Experience
●   Ernst & Young LLP, a professional services organization
■ Senior Vice Chairman and Americas Chief Operating Officer (January 2003 until his retirement in January 2007)
■ Elected as a partner in 1977
■ Various management positions at Ernst & Young over 38 years

Education
● Bachelor’s degree in Accounting from the University of Illinois

Qualifications and Skills

●   Mr. DiStasio brings to the Board extensive financial, accounting and consulting expertise, including a deep understanding of accounting principles and financial reporting rules and regulations, acquired over the course of his 38-year career at one of the world’s leading assurance, tax, transaction and advisory services firms. He has significant experience overseeing, from an independent auditor’s perspective, the financial reporting processes of large public companies in a variety of industries with a global presence. Through his leadership roles at E&Y, including as COO of the Americas, Mr. DiStasio gained substantial management and operational experience. In addition, Mr. DiStasio’s service on another public company board provides him with valuable experience.

Proposal 1 - Election of Directors (continued)

John R. Egan, 56	Director Since
● May 1992

Primary Occupation
● Managing Partner and General Partner of Egan-Managed Capital

Other Current Public Company Boards
● VMware, Inc. (EMC holds approximately 80% economic interest in VMware) ■ Chair of the Mergers and Acquisitions Committee

● NetScout Systems, Inc. ■ Lead Independent Director ■ Chair of the Nominating and Governance Committee ■ Audit Committee ■ Finance Committee

● Progress Software Corporation ■ Non-Executive Chairman of the Board ■ Compensation Committee

● Verint Systems Inc. ■ Chair of the Nominating and Governance Committee

Business Experience
● Managing partner and general partner, Egan-Managed Capital, a venture capital firm (since October 1998)

●   EMC Corporation
■ Executive Vice President, Products and Offerings (May 1997 to September 1998)
■ Executive Vice President, Sales and Marketing (January 1992 to June 1996)
■ Various executive positions, including Executive Vice President, Operations and Executive Vice President, International Sales (October 1986 to January 1992)
■ Resigned as an executive officer in September 1998 and as an employee in July 2002

Education
● Bachelor’s degree in Marketing and Computer Science from Boston College

Qualifications and Skills

●   Mr. Egan has spent his entire career in the IT industry. His broad experience ranges from venture capital investments in early-stage technology companies to extensive sales and marketing experience, to executive leadership and management roles. Mr. Egan brings to the Board business acumen, substantial operational experience, and expertise in corporate strategy development, as well as a deep understanding of EMC’s people and products acquired over many years of involvement with the Company. In addition, Mr. Egan’s service on other public company boards provides him with valuable experience.

Proposal 1 - Election of Directors (continued)

William D. Green, 60	Director Since
● July 2013

Primary Occupation
● Former Chairman of Accenture plc

Other Current Public Company Boards
● McGraw Hill Financial, Inc. ■ Compensation and Leadership Development Committee ■ Nominating and Corporate Governance Committee

Former Public Company Boards (within the past 5 years)
● Accenture plc ■ Chairman of the Board

Business Experience
●   Accenture plc, a global management consulting, technology services and outsourcing company
■ Chairman (August 2006 until his retirement in February 2013)
■ Chief Executive Officer (September 2004 to December 2010)
■ Elected as a partner in 1986

Education
● Bachelor’s degree in Economics from Babson College

● Master of Business Administration from Babson College

● Honorary Doctor of Laws from Babson College

Qualifications and Skills

●   As the former Chairman and Chief Executive Officer of Accenture, Mr. Green is an experienced and seasoned leader with outstanding operating experience, a deep understanding of the information technology industry and broad international business expertise. In addition, Mr. Green’s service on another public company board provides him with valuable experience.

Proposal 1 - Election of Directors (continued)

Edmund F. Kelly, 68	Director Since
● August 2007

Primary Occupation
● Former Chairman of Liberty Mutual Group

Other Current Public Company Boards
● The Bank of New York Mellon Corporation ■ Chair of the Technology Committee ■ Human Resources and Compensation Committee ■ Risk Committee

Business Experience
●   Liberty Mutual Group, a diversified global insurer and the nation’s third-largest property and casualty insurer
■ Chairman (April 2000 to June 2013)
■ Chief Executive Officer (April 1998 to June 2011)
■ President (April 1992 to June 2010)

Education
● Bachelor’s degree in Mathematics from Queen’s University in Belfast, Ireland

● Ph.D. in Mathematics from the Massachusetts Institute of Technology

Qualifications and Skills

●   As the former Chairman and CEO of a Fortune 100 company, Mr. Kelly brings to the Board a wealth of complex management, worldwide operational and financial expertise. He also brings in-depth knowledge of the opportunities and challenges facing global companies. In addition, Mr. Kelly’s service on another public company board provides him with valuable experience.

Proposal 1 - Election of Directors (continued)

Jami Miscik, 55	Director Since
● August 2012

Primary Occupation
● President and Vice Chairman of Kissinger Associates, Inc.

Business Experience
● President and Vice Chairman of Kissinger Associates, Inc., an international consulting firm (since January 2009)

● Senior Advisor on Geopolitical Risk to Barclays Capital, an international investment bank (since June 2009)

● Global Head of Sovereign Risk at Lehman Brothers, a former investment bank (June 2005 to September 2008)

● Various positions at the United States Central Intelligence Agency, including Deputy Director for Intelligence (1983-2005)

● Member of the President’s Intelligence Advisory Board (since December 2009)

Education
● Bachelor’s degree in Political Science and Economics from Pepperdine University

● Master’s degree in International Studies from the University of Denver

Qualifications and Skills

●   Ms. Miscik has had a long and distinguished career in the intelligence field. While at the CIA, Ms. Miscik led the analytic directorate producing the President’s daily intelligence briefings and in-depth intelligence assessments, and managed a global workforce and large budgets. Combined with her current operational experience leading an elite international consulting enterprise with clients operating around the world, Ms. Miscik has demonstrated leadership skills, global perspective, and strategic insight. She brings to the Board a unique perspective on international and government affairs, and expertise in risk analysis and geopolitics.

Proposal 1 - Election of Directors (continued)

Paul Sagan, 55	Director Since
● December 2007

Primary Occupation
● Partner and XIR, General Catalyst Partners

Other Current Public Company Boards
● Akamai Technologies, Inc.

● iRobot Corporation ■ Chair of the Nominating and Corporate Governance Committee

Business Experience
● Partner and XIR, General Catalyst Partners, a venture capital firm (since January 2014)

●   Akamai Technologies, Inc., a provider of services for accelerating the delivery of content and applications over the Internet
■ Vice Chairman (since January 2013)
■ Chief Executive Officer (April 2005 to December 2012)
■ President (October 2011 to December 2012 and May 1999 to September 2010)
■ Joined in October 1998 as Vice President and Chief Operating Officer

● Member of the President’s National Security Telecommunications Advisory Committee (appointed by President Barack Obama in December 2010)

Education
● Northwestern University’s Medill School of Journalism

Qualifications and Skills

●   As the former President and CEO of a fast-growing, industry-leading S&P 500 company, Mr. Sagan has significant experience leading a complex, international technology enterprise, extensive knowledge of internet-based technologies and business acumen. During his career, Mr. Sagan has led visionary technology and media companies and consulted with the World Economic Forum. In addition, Mr. Sagan’s service on other public company boards provides him with valuable experience.

Proposal 1 - Election of Directors (continued)

David N. Strohm, 65	Director Since
● October 2003 and Lead Director since January 2006

Primary Occupation
● Venture Partner, Greylock Partners

Other Current Public Company Boards
● VMware, Inc. (EMC holds approximately 80% economic interest in VMware) ■ Chair of the Compensation and Corporate Governance Committee ■ Audit Committee ■ Mergers and Acquisitions Committee

● Imperva, Inc. ■ Audit Committee

Former Public Company Boards (within the past 5 years)
● Successfactors, Inc. ■ Chairperson of the Board ■ Chair of the Nominating and Corporate Governance Committee ■ Chair of the Compensation Committee

Business Experience
● Greylock Partners, a venture capital firm ■ Venture Partner (since January 2001) ■ General Partner (1980 to 2001) ■ General Partner of several partnerships formed by Greylock

Education
● Bachelor’s degree from Dartmouth College

● MBA from Harvard Business School

Qualifications and Skills

●   Mr. Strohm has more than 30 years of experience as an early-stage venture capital investor, principally in the information technology industry. He has been a primary investor, and served in board leadership roles, in several companies which have grown to become publicly-traded. This experience has provided him with a deep understanding of the IT industry, and the drivers of structural change and high-growth opportunities in IT. He has also gained significant experience overseeing corporate strategy, assessing operating plans, and evaluating and developing business leaders. His service as board chair, lead director, and committee chair for several public companies has given him a broad experience base for serving as our Lead Director.

Proposal 1 - Election of Directors (continued)

Joseph M. Tucci, 66	Director Since
● January 2001 and Chairman of the Board since January 2006

Primary Occupation
● Chairman, President and Chief Executive Officer of EMC Corporation

Other Current Public Company Boards
● VMware, Inc. (EMC holds approximately 80% economic interest in VMware) ■ Chairman of the Board of Directors ■ Mergers and Acquisitions Committee

● Paychex, Inc. ■ Lead Independent Director ■ Chairman of the Governance and Compensation Committee

Business Experience
● EMC Corporation ■ Chief Executive Officer (since January 2001) ■ President (January 2000 to July 2012; since February 2014) ■ Chief Operating Officer (January 2000 to January 2001)

● Deputy Chief Executive Officer, Getronics N.V., an information technology services company (June 1999 through December 1999)

● Chairman of the Board and Chief Executive Officer, Wang Global, an information technology services company (December 1993 to June 1999)

Education
● Bachelor’s degree in Marketing from Manhattan College

● MS in Business Policy from Columbia University

Qualifications and Skills

●   During his tenure at EMC, Mr. Tucci has led EMC through a period of dramatic transformation and revitalization, continued market share gains and sustained revenue growth. Mr. Tucci has spent more than 40 years in the technology industry in senior roles at large, complex and global technology companies. Mr. Tucci’s deep knowledge of all aspects of our business, combined with his drive for innovation and excellence, position him well to serve as our Chairman and CEO. In addition, Mr. Tucci’s service on other public company boards provides him with valuable experience.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2

EMC is asking shareholders to ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP (“PwC”) as our independent auditors for the fiscal year ending December 31, 2014. The affirmative vote of a majority of votes properly cast on this proposal at the Annual Meeting is required to ratify such selection.

Although ratification by the shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the shareholders as a matter of good corporate governance. In the event the shareholders fail to ratify the appointment of PwC, the Audit Committee will consider this factor when making any determinations regarding PwC.

Independence and Quality

As provided in the Audit Committee charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for EMC. Each year, the Audit Committee considers whether to retain PwC and whether such service continues to be in the best interests of EMC and our shareholders. Among other things, the Audit Committee considers:

•	the quality and scope of the audit;

•	the independence of the firm;

•
the performance of the lead engagement partner, the number of people staffed on the engagement team, and the quality of the engagement team, including the quality of the Audit Committee’s ongoing communications with and the capability and expertise of the team;

•	the firm’s tenure as our independent auditor and its familiarity with our global operations and business, accounting policies and practices, and internal controls over financial reporting; and

•	external data relating to audit quality and performance, including recent PCAOB inspection reports available for the firm.

Based on this evaluation, the members of the Audit Committee and the Board of Directors believe that PwC is independent and that it is in the best interests of EMC and our shareholders to retain PwC to serve as our independent auditors for 2014.

The Audit Committee is also responsible for selecting the lead engagement partner. The rules of the Securities and Exchange Commission (the “SEC”) and PwC’s policies require mandatory rotation of the lead engagement partner every five years. In 2014, EMC will have a new lead engagement partner. The full Audit Committee and the Chair of the Audit Committee were directly involved in the selection of the new lead engagement partner. The process for selecting a new lead engagement partner was fulsome and allowed for thoughtful consideration of multiple candidates, each of whom met a list of specified criteria. The process included discussions between the Chair of the Audit Committee and PwC as to all of the final candidates under consideration for the position, multiple meetings with the full Committee and management, and robust interviews with the final candidates.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit, review and attest services performed by PwC.

In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee pre-approves specified non-audit services up to an aggregate dollar amount and approves any individual engagement in excess of $200,000. The Audit Committee has delegated to its Chair the authority to pre-approve any specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decisions of the Chair to pre-approve non-audit services shall be presented

Proposal 2 - Ratification of Independent Auditors (continued)

to the Audit Committee at its next scheduled meeting. There is no delegation of authority to management to pre-approve any non-audit services.

The Audit Committee has reviewed and approved the amount of fees paid to PwC for audit, audit-related, tax and all other services in 2013. During 2013, the Audit Committee also pre-approved all non-audit services in accordance with the policy set forth above. The Audit Committee considered the compensation paid to PwC for non-audit services and concluded that the provision of these services by PwC is compatible with maintaining PwC’s independence.

Fees

The Audit Committee is responsible for the overall audit fee negotiations with PwC and receives regular updates from PwC as to amounts billed to EMC.

The following table summarizes the fees PwC billed to us for each of the last two fiscal years.

	Audit Fees[1] ($)	Audit-Related Fees[2,3] ($)	Tax Fees[3,4] ($)	All Other Fees[5] ($)
2013	8,745,311	418,342	2,453,392	—
2012	8,435,360	384,474	2,264,722	295,457

[1]
Includes services for the audit of our financial statements and internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

[2]	Includes employee benefit plan compliance, acquisition-related support and other technical, financial reporting and compliance services.

[3]	EMC engages PwC to perform audit-related and tax services where it believes there are efficiencies to using its independent auditors, who are familiar with EMC’s processes and procedures.

[4]	Includes tax compliance and tax consulting services in 2013 and 2012.

[5]	Includes consulting services performed by a company acquired by PwC in 2011.

Amounts in the table above do not include the fees PwC billed to VMware, Inc.

EMC expects that representatives of PwC will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

For more information about interactions between the Audit Committee and PwC, please see “Board Committees - Audit Committee” and “Audit Committee Report” on pages 36 and 83, respectively, of this Proxy Statement.

PROPOSAL 3

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3

EMC is asking shareholders for their advisory approval of the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this Proxy Statement, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended. While this vote is advisory, and not binding on us, the Compensation Committee will consider your views when determining executive compensation in the future. At our 2013 Annual Meeting of Shareholders, shareholders expressed strong support for our executive compensation program.

Business Strategy

The IT market is going through the biggest, most disruptive and yet most opportunity-rich transition in its 60-plus year history. The move from the second platform to the third platform of IT, underpinned by the mega trends in mobile, cloud, Big Data and social networking, is having a profound impact on business and transforming the way we work and live. In this fast-paced environment, EMC’s strategy is to help our customers and partners make this transformational shift by providing them with EMC’s best-of-breed portfolio, which will enable them to better capitalize on their opportunities.

We are implementing this strategy through a unique business model that includes three federated businesses: EMC Information Infrastructure, Pivotal Software and VMware Virtual Infrastructure (the “Federation”). Under the Federation model, each business operates freely and independently to build its own ecosystem and offer customers the very best technology solutions, free from vendor lock-in. At the same time, the businesses are strategically aligned in the mission to lead our customers, partners and the marketplace through the transformational shift to the third platform of IT. We believe this model creates a distinct competitive advantage by offering tight integration for customers who prefer an integrated technology stack, and best-of-breed offerings on a standalone basis for customers seeking flexibility in vendor and deployment options.

The combination of the products, services and solutions portfolios among the Federation gives us a strong position from which to compete in the second platform, which will continue to support the majority of enterprise workloads for several years to come; leading-edge technologies and products for the third platform; and a powerful capability to bridge the gap between the two.

Pay-for-Performance Philosophy

Our executive compensation programs are based on strong pay-for-performance practices that require the attainment of challenging goals designed to drive profitable revenue growth and market share gains. We believe achievement of these goals will create long-term shareholder value.

Changes in Our 2014 Executive Compensation Program

After the 2013 Annual Meeting of Shareholders, we dialogued and met with many shareholders to discuss our executive compensation program. Several themes emerged, including:

•	Support for our pay-for-performance philosophy;

•	Support for multi-year performance goals;

•	Support for continued use of existing operational performance metrics;

•	Request for more widespread use of a return metric, such as total shareholder return (“TSR”); and

•	Request to simplify our program.

Proposal 3 - Advisory Approval of Executive Compensation (continued)

After considering our business strategy, the results of the 2013 advisory “say-on-pay” vote and our dialogue with shareholders, the Compensation Committee changed the design of the compensation program for 2014 as follows:

•	Introduced a long-term equity incentive plan to replace the annual performance equity award program;

•	Added a TSR performance metric to the long-term equity incentive plan;

•	Simplified the equity program by decreasing the different types of equity awards utilized; and

•	Modified the Executive MBO to emphasize execution of our Federation strategy.

2013 Executive Compensation Program

The Compensation Committee approved an executive compensation program for 2013 that implemented our pay-for-performance philosophy. Since our 2013 non-GAAP EPS, revenue and free cash flow results fell below the applicable incentive plan targets and the Named Executive Officers failed to achieve all of their respective strategic and operational goals, the 2013 cash and performance equity incentives paid out or vested below target, as follows:

•	89.98% of target was paid out under the 2013 Corporate Incentive Plan;

•	78% of target was paid out under the 2013 Executive MBO; and

•
87.8% of the 2013 performance-based equity awards became eligible to vest, vesting ratably over two to three years subject to continued employment. 12.2% of the performance-based equity awards did not become eligible to vest and were forfeited.

Below is a summary of the Named Executive Officers’ 2012 and 2013 compensation as set forth in the Summary Compensation Table:

Name	Year	Salary ($)	Cash Incentive Compensation ($)	Equity Awards ($)	All Other Compensation* ($)	Total ($)
Joseph M. Tucci	2013	1,000,000	1,260,058	10,076,821	309,079	12,645,957
	2012	1,000,000	1,467,360	14,008,326	116,545	16,592,231
David I. Goulden	2013	850,000	1,006,296	6,453,659	122,621	8,432,576
	2012	737,500	949,513	9,879,979	16,435	11,583,427
Howard D. Elias	2013	750,000	700,032	4,444,834	136,194	6,031,061
	2012	687,500	757,109	9,361,393	22,697	10,828,699
William J. Teuber, Jr.	2013	725,000	634,404	4,571,604	97,906	6,028,914
	2012	712,500	707,560	5,711,492	17,051	7,148,603
William F. Scannell	2013	700,000	656,280	4,444,834	108,412	5,909,526
	2012	700,000	632,153	9,361,393	15,821	10,709,367

*
The year-over-year increase in “All Other Compensation” is largely a result of dividend equivalent accruals on unvested restricted stock unit awards, which become payable if and when the underlying shares vest. EMC announced the payment of quarterly dividends commencing July 2013.

For more information, please see the Summary Compensation Table, and the accompanying compensation tables, beginning on page 64 of this Proxy Statement.

Proposal 3 - Advisory Approval of Executive Compensation (continued)

Other Compensation Highlights

✓ Annual “say-on-pay” vote
✓ Oversight of risks associated with compensation policies and practices
✓ Clawback policy applicable to all employees for cash and equity incentive compensation
✓ Strong stock ownership and stock holding guidelines
✓ “Double trigger” change in control agreements
✓ Independent compensation consultant
✓ CEO succession planning

✓ No pension or SERP benefits for executive officers
✓ No discounted options
✓ No option repricings without shareholder approval
✓ No dividend equivalents paid unless equity awards vest
✓ No excise tax gross-ups
✓ No hedging or pledging of Company stock
✓ No excessive perquisites for executives

For more information on our executive compensation program, see “Compensation Discussion and Analysis” and “Compensation of Executive Officers” beginning on pages 43 and 64, respectively, of this Proxy Statement.

PROPOSAL 4

SHAREHOLDER PROPOSAL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 4

John Chevedden, acting as proxy for James McRitchie, has proposed the adoption of the following proposal at the Annual Meeting and has furnished the following statement in support of the proposal. The address of the shareholder is 9295 Yorkship Court, Elk Grove, CA 95758. The shareholder has represented to EMC that he held 200 shares of common stock as of November 15, 2013. If properly presented at the meeting, the affirmative vote of a majority of the votes properly cast on this proposal at the Annual Meeting is required to approve this proposal.

Proposal 4 - Independent Board Chairman

RESOLVED: Shareholders request that our Board of Directors to adopt a policy, and amend other governing documents as necessary to reflect this policy, to require the Chair of our Board of Directors to be an independent member of our Board. This independence requirement shall apply prospectively so as not to violate any contractual obligation at the time this resolution is adopted. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.

When our CEO is also our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

This proposal should also be more favorably evaluated due to our Company’s clearly improvable environmental, social and corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm, rated our board D. Directors David Strohm (Lead Director), Gail Deegan, Windle Priem and John Egan each had 10 to 21 years long-tenure. Long-tenured directors can form relationships that may compromise their independence and therefore hinder their ability to provide effective management oversight. Long-tenured directors controlled 7 of the 12 seats on our most important board committees. In regard to over-committed directors, CEO Joseph Tucci was on 3 company boards, Michael Brown was on 4 and John Egan was on 5. Not one independent director had expertise in risk management.

In regard to executive pay there was $17 million for Joseph Tucci. EMC can give long-term incentive pay to Mr. Tucci for below-median performance. Unvested equity pay would not lapse upon CEO termination. Our company did not link environmental or social performance to its incentive pay policies. There was a 21% negative vote for EMC executive pay in 2013.

EMC’s environmental impact disclosure practices, as reported by environmental specialist Trucost, were significantly worse than its sector peers. EMC also did not disclose a policy that prohibits or allows direct engagement in corporate-level political activities through campaign contributions or other endorsements of political parties or candidates.

EMC had a unilateral right to amend our company’s bylaws and articles / constitution without shareholder approval. EMC had the ability to issue blank-check preferred stock as a management takeover defense. EMC Corporation had a higher shareholder class action litigation risk than 94% of all rated companies.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Independent Board Chairman - Proposal 4

Proposal 4 - Shareholder Proposal (continued)

EMC'S STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 4

Your Board of Directors unanimously opposes this proposal for the following reasons:

•	An inflexible policy that mandates an independent Chairman is not in the best interests of the Company or our shareholders.

•	Our new Federation model is unique in the industry and a competitive differentiator, and a single, experienced and knowledgeable leader is critical to our success.

•	Our independent Board and independent Lead Director provide proper and effective oversight of the Company.

An inflexible policy that mandates an independent Chairman is not in the best interests of the Company or our shareholders. The Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance, but that such independent leadership can be achieved in several ways. The Board believes it is important to maintain the flexibility it currently has to tailor its leadership structure based on the Company’s needs and the Board’s assessment of its leadership.

Under our Corporate Governance Guidelines, the Board reviews its leadership structure on an annual basis and determines whether, at such time, it is best for the Company that (a) the Chairman role be combined or separated from the CEO role and (b) the Chairman be an independent director. Among other things, the Board considers the Company’s strategic positioning, the Company’s challenges, industry dynamics, the experience of the then current CEO, the qualifications of directors who could serve as Chairman, and any relevant legislative or regulatory developments. In the past, the Company has had both combined and separate chairman and CEO positions. Our experience demonstrates that it is important for the Board to maintain this flexibility.

Our new Federation model is unique in the industry and a competitive differentiator, and a single, experienced and knowledgeable leader is critical to our success. The IT industry is in transition and we are seeing significant disruptions in the marketplace. To capitalize on the opportunities, EMC is undergoing its own transition. Under our new Federation operating model, we have created three independent businesses: EMC Information Infrastructure, VMware and Pivotal. These businesses are led by three chief executive officers, David Goulden, Pat Gelsinger and Paul Maritz, respectively. Mr. Tucci is Chairman at all three businesses. This structure enables each business to focus on their specific business objectives while also allowing for collaboration to offer solutions across the technology stack.

The Board believes that the Company needs one leader to guide the overall vision of the Federation and ensure the companies’ strategies are aligned in order to lead EMC through this major transition. We strongly believe it is not in our shareholders’ best interest to insert another individual between Mr. Tucci and the CEOs of the Federation businesses. Mr. Tucci is the key link between the Board and management. Therefore, the Board has determined that it currently is in the shareholders’ best interest to have Mr. Tucci continue to serve as the Chairman and CEO of EMC Corporation.

Our independent Board and independent Lead Director provide proper and effective oversight of the Company. The Board believes that the Company’s current governance structure, with its strong emphasis on Board independence, makes an independent chairman requirement unnecessary. Ten out of the 12 directors on your Board are independent. Our independent directors appropriately challenge management and demonstrate independent judgment in making important decisions for our Company.

Furthermore, our Corporate Governance Guidelines provide that if the Chairman is not an independent director, the independent directors must select an independent Lead Director. The Board believes that a Lead Director is an integral part of our Board structure and facilitates the effective performance of the Board in its role of providing governance and independent oversight. The independent Lead Director has significant duties, including:

•	Presiding at executive sessions of the independent directors and meetings of the Board at which the Chairman is not present;

•	Acting as a liaison between the independent directors and the Chairman;

Proposal 4 - Shareholder Proposal (continued)

•	Having the authority to call meetings of the independent directors;

•	Approving information sent to the Board;

•	Approving meeting agendas and schedules for the Board; and

•	If requested by major shareholders, being available for consultation and direct communication.

Our Lead Director, David N. Strohm, is an independent director and has served in the role of Lead Director since January 2006. Each year, the Board of Directors considers Mr. Strohm’s performance as Lead Director and whether he is the right person to continue in the role. Mr. Strohm possesses extensive experience in board leadership, and has a deep understanding of the IT industry, the drivers of structural change and high-growth opportunities in IT. He also has significant experience overseeing corporate strategy, assessing operating plans, and evaluating and developing business leaders. Furthermore, Mr. Strohm is well-respected by the independent directors and effectively carries out his Lead Director responsibilities. The Board believes that Mr. Strohm is highly qualified and has been successful as our Lead Director.

In addition, each of the Board’s key committees - the Audit Committee, Corporate Governance and Nominating Committee, and Leadership and Compensation Committee - is comprised entirely of independent directors. As a result, oversight of key matters, such as the integrity of EMC’s financial statements, the nomination of directors and evaluation of the Board and its committees, and executive compensation, is entrusted exclusively to independent directors. Finally, the Board meets in executive session without the CEO in connection with each regularly scheduled Board meeting.

For more information, please see “Corporate Governance - Board Leadership Structure” beginning on page 30 of this Proxy Statement.

In summary, we believe this proposal would impose a rigid policy on the Board and unduly limit the Board’s ability to determine its leadership structure over time based on a considered and deliberate assessment of all relevant factors. Moreover, we believe this proposal is unnecessary as the Company’s existing governance structure, including an independent Lead Director and independent Board of Directors, is effective in providing independent oversight of the CEO and the Company.

FOR THESE REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF EMC OR OUR SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

PROPOSAL 5

SHAREHOLDER PROPOSAL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 5

The NorthStar Asset Management, Inc. Funded Pension Plan has proposed the adoption of the following proposal at the Annual Meeting and has furnished the following statement in support of the proposal. The address of the shareholder is PO Box 301840, Boston, MA 02130. The shareholder has represented to EMC that it held 870 shares of common stock as of November 19, 2013. If properly presented at the meeting, the affirmative vote of a majority of the votes properly cast on this proposal at the Annual Meeting is required to approve this proposal.

Congruency between Corporate Values and Political Contributions

Whereas, the Supreme Court ruling in Citizens United v. Federal Election Commission interpreted the First Amendment right of freedom of speech to include certain corporate political expenditures involving “electioneering communications,” which resulted in greater public and shareholder concern about corporate political spending;

Whereas, proponents believe EMC Corporation should establish policies that minimize risk to the firm’s reputation and brand through possible future missteps in corporate political contributions;

Whereas, in EMC’s 2011 Sustainability Materiality Assessment, “climate change mitigation” was ranked as one of the highest priority items to both external stakeholders and EMC. EMC’s website states that “we believe that addressing the potential impacts of climate change and energy use will help EMC reduce our risks, enhance shareholder value, and strengthen our business.” Despite this, since 2009 the EMC Political Action Committee (EMCPAC) designated 23% of its contributions to politicians voting against the American Clean Energy and Security Act of 2009 (H.R. 2454) and voting to deregulate greenhouse gases (H.R. 910);

Whereas, EMC has a strong commitment to diversity, stating that “EMC does not discriminate on the basis of…sexual orientation, marital status, gender identity or expression…” In fact, in 2012 EMC has made its support of LGBT individuals clear when it publically supported the efforts of Washington United for Marriage, the bipartisan statewide coalition of organizations working together to defend Washington State’s existing marriage equality law. Yet since 2009, EMCPAC designated over 30% of its contributions to politicians voting against hate crimes legislation and against the repeal of Don’t Ask Don’t Tell, and/or sponsoring the Federal Marriage Amendment Act, which would eliminate equal marriage rights across the nation.

Resolved: Shareholders request that the Board of Directors create and implement a policy with consistent incorporation of corporate values as defined by EMC’s stated policies and affirmations (including our Commitment to Diversity, our Equal Opportunity Plan, our Environmental Strategy, and our Climate Change and Energy Strategy) into Company and EMCPAC political and electioneering contribution decisions; and report to shareholders, at reasonable expense and excluding confidential information, any electioneering or political contribution expenditures which raise an issue of congruency with corporate values, and stating the justification for these exceptions.

Supporting Statement: Proponents recommend that the report contain management’s analysis of risks to our company’s brand, reputation, or shareholder value. “Expenditures for electioneering communications” means spending directly, or through a third party, at any time during the year, on printed, internet or broadcast communications, which are reasonably susceptible to interpretation as in support of or opposition to a specific candidate. Proponents recommend that a policy encouraging consistent incorporation of corporate values include: transparency, congruence of giving with company values, accountability to shareholders, and stewardship of values to funds recipients.

Proposal 5 - Shareholder Proposal (continued)

EMC’S STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 5

Your Board of Directors opposes this proposal because it is unnecessary and not in the best interests of EMC or its shareholders.

EMC is committed to responsible and transparent participation in the political process. For many years, we have had effective policies and procedures for oversight and disclosure of our political activities. The Supreme Court’s decision in Citizens United has not changed our practices or our focus on our business priorities. Highlights of our policies and practices include:

•
We have Board oversight over political contributions: The Corporate Governance and Nominating Committee (the “Governance Committee”) of your Board of Directors regularly reviews our corporate political activity and EMC PAC activity, including review of our semi-annual disclosure statements, key public policy priorities and the appropriateness of EMC’s political contributions policies and procedures.

•
We make contributions to advance our public policy priorities: EMC participates in the political process to help shape public policy and address legislation that impacts the Company and our industry. For example, some of our key priorities center around cloud computing; data center consolidation; Big Data “analytics”; patent litigation reform; high tech visa reform; promoting effective sustainability and energy efficiency approaches in the public sector; cybersecurity; and science, technology, engineering and mathematics education. While we do not expect recipients of contributions to agree at all times with our positions on all issues, we seek to support individuals who will promote the interests of the Company. For more information, see http://www.emc.com/corporate/investor-relations/governance/corporate-governance.htm.

•
Our Political Contributions Policy governs our contributions: Since 2007, we have had a publicly available Political Contributions Policy which outlines procedures for contributions made with corporate funds. The Political Contributions Policy also describes oversight of the EMC Political Action Committee (the “EMC PAC”), a nonpartisan committee registered with the Federal Election Commission. The EMC PAC is funded entirely with voluntary employee contributions; no corporate funds are used to fund the EMC PAC. For more information, see http://www.emc.com/corporate/investor-relations/governance/corporate-governance.htm.

•
We require that contributions be approved in advance: Any proposed political contribution by EMC, whether monetary or “in-kind,” must be submitted in advance to EMC’s Office of Corporate Government Affairs and the Chief Compliance Officer for pre-approval. Any contribution by the EMC PAC must be reviewed and approved by the EMC PAC Board. Our due diligence process includes, among other things, consideration of whether the recipient of a contribution represents a state or district where a major EMC facility is located, supports employee interests in his or her district, serves on a Congressional committee with jurisdiction over issues of importance to EMC’s business, or has been supportive of the IT industry on key issues. Contributions may be made to members of all political parties and are made without regard to the political preferences of EMC executives.

•
We publicly disclose political contributions and trade association membership information: EMC makes information about our corporate political contributions publicly available on our website. Since 2007, we have disclosed all corporate political contributions and since 2011, our major U.S. trade association memberships, including the percentage of our dues allocated by trade associations to lobbying expenses and political expenditures. For more information, see http://www.emc.com/corporate/investor-relations/governance/corporate-governance.htm.

•
We comply with government reporting requirements: All expenditures and/or political activity that must be disclosed under government reporting requirements are filed with the Federal Election Commission, U.S. Senate or Massachusetts Secretary of State, as applicable. Links to these reports are available on our website at http://www.emc.com/corporate/investor-relations/governance/corporate-governance.htm.

Proposal 5 - Shareholder Proposal (continued)

Finally, we note that since 2007, the only corporate political contributions we have made were $100,000 to each of the 2008 Democratic and Republican National Conventions, and in-kind products and services valued at approximately $170,000 and $254,000 to the 2012 Democratic and Republican National Conventions, respectively, and the EMC PAC made contributions of less than $70,000 each year. The amount of our contributions is relatively small but nonetheless we believe it is in the best interests of the Company and our shareholders to keep lines of communication open with our elected officials and help shape public policy consistent with our business priorities. Political contributions represent just a fraction of EMC’s involvement in our communities and our activities as a responsible corporate citizen. For more information, see http://www.emc.com/corporate/sustainability/ strengthening-communities/index.htm.

Accordingly, we believe that this proposal is unnecessary and that EMC’s existing policies and practices enable EMC and EMC’s employees to engage in the political process in a way that is consistent with our values and furthers the interests of the Company and our shareholders.

FOR THESE REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF EMC OR OUR SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

CORPORATE GOVERNANCE

EMC is committed to good corporate governance, which we believe helps us to sustain our success and build long-term value for our shareholders. For many years, we have had in place Corporate Governance Guidelines that provide a framework for the effective governance of EMC. The Governance Committee reviews these guidelines at least annually and, as appropriate, recommends changes to the Board of Directors for approval. We also have written charters for the Board of Directors’ standing committees (Audit, Finance, Governance, Leadership and Compensation, and Mergers and Acquisitions), as well as Business Conduct Guidelines applicable to all directors, officers and employees. Information about EMC’s corporate governance practices and copies of the Corporate Governance Guidelines, committee charters and Business Conduct Guidelines are available at www.emc.com/corporate/investor-relations/governance/corporate-governance.htm. EMC posts additional information on its website from time to time as the Board makes changes to EMC’s corporate governance practices.

The Board of Directors has implemented corporate governance practices that it believes are both in the best interests of EMC and its shareholders as well as compliant with the rules and regulations of the SEC and the listing standards of the NYSE. The Board reviews these practices on an ongoing basis. Highlights of our corporate governance practices include:

●
Board Leadership Structure. Our Bylaws and Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. This provides the Board with the flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time.

The Board reviews the structure of its leadership on an annual basis and determines each year whether it is best for the Company that the Chairman role be combined or separated from the CEO role and whether the Chairman should be an independent director. Among other things, the Board considers the Company’s strategic positioning, the Company’s challenges, industry dynamics, the experience of the then current CEO, the qualifications of directors who could serve as Chairman, and any relevant legislative or regulatory developments.

The Board believes that EMC and its shareholders are best served at this time by having Joseph M. Tucci serve as our Chairman and CEO, and David N. Strohm, an independent director, serve as our Lead Director. Combining the roles of Chairman and CEO makes clear that we have a single leader who is directly accountable to the Board and, through the Board, to our shareholders. It establishes one voice who speaks for the Company to customers, employees, shareholders and other stakeholders. This structure reinforces Mr. Tucci’s overall responsibility for the Company’s business and strategy, under the oversight and subject to the review of the Board. It strengthens the Board and the Board’s decision-making process because Mr. Tucci, who has first-hand knowledge of our operations and the major issues facing EMC, chairs the Board meetings where the Board discusses strategic and business issues. This structure also enables Mr. Tucci to act as the key link between the Board and other members of management. Finally, the combined roles facilitate an efficient Board process.

The Board recognizes the importance of having a strong counterbalancing structure to ensure it functions in an appropriately independent manner. Accordingly, our Corporate Governance Guidelines provide that if the Chairman is not an independent director, then the independent directors will select a Lead Director. The Board believes that a Lead Director is an integral part of our Board structure and facilitates the effective performance of the Board in its role of providing governance and independent oversight. Mr. Strohm has been our Lead Director since January 2006. Mr. Strohm brings to the role considerable skills and experience, as described in “Election of Directors.” In addition, Mr. Strohm is Chair of our Governance Committee, which affords him increased engagement with Board governance and composition. His significant responsibilities, which are set forth in EMC’s Corporate Governance Guidelines, include:

•
Presiding at the meetings of the Board at which the Chairman is not present, including the executive sessions of the non-management directors and independent directors, establishing the agendas for such executive sessions and providing appropriate feedback to the CEO regarding these meetings;

•	Acting as a liaison between the independent directors and the Chairman;

•	Facilitating discussions among the independent directors on key issues and concerns outside of Board meetings;

Corporate Governance (continued)

•	Having the authority to call meetings of the independent directors;

•
Approving information sent to the Board, including providing for the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties;

•	Approving meeting agendas for the Board;

•	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	In collaboration with the Leadership and Compensation Committee, approving CEO goals, evaluating CEO performance, setting CEO compensation levels and reviewing CEO succession planning;

•
In collaboration with the Governance Committee, making recommendations to the Board regarding committee members and chairs and overseeing the performance evaluations of the Board, each of the applicable committees and the individual directors; and

•	If requested by major shareholders, ensuring that he or she is available for consultation and direct communication.

Annually, the independent directors consider the role and designation of the Lead Director.

In evaluating its leadership structure, the Board also considered that a substantial majority of our Board is comprised of independent directors and that the Audit, Governance, and Leadership and Compensation Committees consist entirely of independent directors. The active involvement of the independent directors, combined with the qualifications and significant responsibilities of our Lead Director, promote strong, independent oversight of EMC’s management and affairs.

●
Risk Oversight. The Board of Directors is responsible for overseeing risk management at the Company. The Board regularly considers our risk profile when reviewing our overall business plan and strategy and when making decisions impacting the Company.

The Governance Committee is responsible for overseeing the Board’s execution of its risk management oversight responsibility. The management risk committee, comprised of the Chief Financial Officer and the General Counsel, monitors and manages EMC’s enterprise risk management program and reports directly to the Governance Committee and the Board of Directors.

Compensation Risk. The Leadership and Compensation Committee oversees the design and implementation of and the incentives and risks associated with our compensation policies and practices. In 2013, the Committee evaluated our executive compensation program across the following categories: compensation mix, including the relative weightings of our executive officers’ base salaries, cash incentive bonus opportunities and long‑term equity incentives; long-term incentive plan design; short-term incentive plan design; performance metrics; the relationship between performance and payout, including maximum payouts; stock ownership guidelines; stock holding guidelines; change in control agreements; and compensation recovery policy. The Committee considered several factors that mitigate risk in the executive compensation program, including the following:

•
Approximately 12% of the Named Executive Officers’ total target annual compensation opportunity is provided through the cash bonus plans. These plans contain limits on the amount of compensation that can be earned for any year. Moreover, EMC incents executives through multiple cash bonus plans with multiple performance targets that are weighted differently under each plan;

•
The majority of EMC’s executive compensation opportunity is provided in the form of a portfolio of equity awards with multiple performance targets and multi-year vesting schedules of up to four years subject to continued employment with EMC to provide strong incentives for sustained performance and sustained shareholder value;

Corporate Governance (continued)

•
For many years, EMC has been committed to pay-for-performance. In line with this philosophy, the Committee grants equity awards with performance elements to focus executive officers on achieving strategic, operational and financial goals that will lead to long-term shareholder value and encourage our executive officers to take a long-term view of the business;

•	The annual financial targets used in the compensation program align with the Board-approved operating plan for the Company;

•	EMC has strong stock ownership guidelines which help align the interests of our executive officers with shareholders’ interests in the long-term performance of EMC stock;

•
EMC has strong stock holding guidelines under which each executive officer must hold throughout the year at least 75% of his or her total equity holdings (measured as of January 1). In addition, each executive officer may sell only a limited number of shares each quarter;

•	EMC has a long-standing clawback policy addressing the recovery of cash and equity incentive compensation applicable to all EMC employees;

•	EMC does not permit any employees to “hedge” ownership of EMC securities and executive officers may not pledge EMC securities;

•	EMC’s change in control agreements provide severance payments and vesting of equity awards only on a “double trigger” basis;

•	The independent compensation consultant for the Committee only provides services for the Committee and is not permitted to provide any services to the Company unless pre-approved by the Committee; and

•	The Committee has final authority in administering the executive compensation program.

The management risk committee also reviewed all of EMC’s incentive compensation plans. The management risk committee considered whether any of these plans or programs may encourage inappropriate risk-taking; whether any plan may give rise to risks that are reasonably likely to have a material adverse effect on the Company; and whether it would recommend any changes to the plans. The management risk committee also considered our plans’ risk-mitigating controls, such as our clawback policy and stock ownership and holding guidelines. The management risk committee presented its conclusions for review by the Leadership and Compensation Committee.

Other Risks. In addition, each of the other standing committees of the Board regularly assesses risk in connection with executing their responsibilities. The Audit Committee discusses with management EMC’s major financial risks and exposures and the steps management has taken to monitor and control such risks and exposures, including our policies with respect to risk assessment and risk management. The Mergers and Acquisitions Committee considers risks in connection with acquisitions, divestitures and investments. The Finance Committee considers risks in connection with matters related to the Company’s capital structure, stock repurchase program and investment management policy. The Audit Committee and Governance Committee also receive regular reports from the Company’s Chief Risk Officer.

All of the committees report regularly to the Board of Directors on their activities. For more information, please see “Board Committees” beginning on page 36 of this Proxy Statement.

Corporate Governance (continued)

●	Succession Planning. We engage in succession planning at all levels of the Company.

Board Succession. The Governance Committee regularly evaluates the size and composition of the Board, giving consideration to evolving skills, perspective and experience needed on the Board to perform its governance role and provide oversight as the challenges facing the Company change over time. The Governance Committee and the Board of Directors regularly consider succession plans for membership of the Board committees and committee chairs as well as the needs of the Board on an ongoing basis. For more information, please see “Proposal 1 - Election of Directors - Director and Nominee Experience and Qualifications - Board Refreshment” on page 6 of this Proxy Statement.

CEO Succession. The Board and the Leadership and Compensation Committee are both engaged in CEO succession planning on an ongoing basis. They regularly review CEO succession in plenary session and executive session. This includes regular review of both long- and short-term CEO succession plans, consideration of candidates, review and monitoring of the career development of potential successors, and consideration of the Company’s needs in light of its strategic direction. The Board also ensures that it has exposure to senior officers who have the potential to succeed the CEO and other senior management positions.

Organization and Talent Review. In addition to CEO succession planning, we have a robust organization and talent review process to identify capabilities, opportunities and the readiness of high-potential employees.

•
Every member of the executive leadership team meets with the CEO and the Executive Vice President, Human Resources on a regular basis to assess talent management actions; consider the strategy and goals of each executive’s group in the context of EMC’s overall strategy; analyze each group’s structure and identify any gaps; develop a plan for each group by identifying the roles, responsibilities, priorities and actions needed to drive success; and based on the plan, develop a strategy to build talent, including an assessment of bench strength, development of high-potential employees and alignment of the succession plan to EMC’s business strategy.

•
The Leadership and Compensation Committee reviews in detail the results of the organization and talent review and also engages in talent management and succession planning discussions throughout the year.

•	The CEO discusses EMC’s organization and talent review with the Board. The Board also regularly discusses succession planning throughout the year.

●	Annual Election of Directors. Each director is elected annually.

●
Majority Vote for Directors. A majority vote standard, as described in our Bylaws, applies to the election of directors. In addition, our Corporate Governance Guidelines require any incumbent nominee for director, other than in a Contested Election Meeting (as defined in our Bylaws), who does not receive more votes cast “for” his or her election than votes cast “against” his or her election to promptly tender his or her resignation. The Governance Committee will assess the appropriateness of the director continuing to serve and recommend to the Board the action to be taken regarding a tendered resignation. Set forth below are procedures of the Board and Governance Committee to be used if such majority vote policy is triggered:

•
In considering whether it is appropriate for a nominee to continue to serve as a director, the Governance Committee will act promptly and consider all factors deemed relevant, including any known reasons why shareholders voted “against” the director, the length of service and qualifications of the director in question, the director’s contributions to EMC, the director’s particular area of expertise or experience, and compliance with listing standards;

•
The Board will act on the Governance Committee’s recommendation promptly, but in any event not later than 90 days following the certification of the shareholder vote. The Board will consider the factors considered by the Governance Committee and any other factors it deems relevant. Board action may include acceptance of the tendered resignation, adoption of measures designed to address the issues underlying the “against” votes for such director or rejection of the tendered resignation. Following the Board’s decision, EMC will promptly disclose the Board’s decision and process (including, if applicable, the reasons for rejecting the tendered resignation) in a periodic or current report filed with the SEC;

Corporate Governance (continued)

•	If a director’s resignation is accepted by the Board, the Board will determine whether to fill such vacancy or to reduce the size of the Board; and

•
The process described above of determining whether or not to accept a tendered resignation will be managed by the independent directors. Further, any director who tenders his or her resignation pursuant to EMC’s majority vote policy will not participate in the Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Governance Committee receive more votes cast “against” than “for” at the same election, then the independent directors who are on the Board who did not receive such votes will consider the tendered resignations.

●
Executive Sessions of Directors. The non-management directors meet in executive session in connection with each regularly scheduled Board meeting, and the independent directors meet in executive session at least once each year. The Lead Director acts as presiding director for such executive sessions.

●
Shareholder Engagement. For many years, EMC has sponsored a robust shareholder engagement program. During 2013, members of EMC management continued this long-standing practice, and dialogued and met with shareholders on a variety of topics. We spoke with representatives from our top institutional investors, mutual funds, public pension funds, labor unions and socially responsible funds about various corporate governance and compensation matters. Overall, investors expressed strong support for the Company’s governance and compensation practices (including Board succession planning and current leadership structure). For information on shareholder feedback about our executive compensation programs, please see “Compensation Discussion and Analysis - Executive Summary” beginning on page 43 of this Proxy Statement. We believe our regular engagement has been productive and provides an open exchange of ideas and perspectives for both the Company and our shareholders.

To enable open communications, EMC provides various means for shareholders and other interested parties to contact the non-management directors, the Audit Committee and the Leadership and Compensation Committee (see “Board Committees - Communications with the Board” below). The Board strives to provide clear, candid and timely responses to any substantive communication it receives. In order to build constructive, informed relationships with shareholders and encourage transparency and accountability, directors may also be available for dialogue with shareholders from time to time, as appropriate, and the Lead Director is available for consultation and direct communication if requested by major shareholders. In addition to these communications, it is the Board’s policy in accordance with our Corporate Governance Guidelines to provide a response to any shareholder proposal that receives a majority vote.

●
Director Orientation and Continuing Education. The Board believes that director orientation and education is integral to Board and committee performance and effectiveness. The Board’s director orientation program emphasizes EMC’s business and strategic plans, and includes site visits, presentations and meetings with management. In addition, management, outside advisors and others regularly provide continuing education to the Board on topics such as current regulatory matters, legislative affairs, and developments within the IT industry. Directors are also encouraged to participate in external educational programs related to their responsibilities as directors and to EMC’s business.

●
Director Stock Ownership Guidelines. The Board believes that non-management directors should hold a significant equity interest in EMC. We have had director stock ownership guidelines in place for many years. Under these guidelines, each non-management director is expected to own, within five years after becoming a director, shares of EMC common stock with a value equal to five times the annual Board retainer, excluding any committee retainers or fees. As of February 28, 2014, all of the non-management directors are in compliance with these guidelines. We also have executive stock ownership guidelines (for more information, please see “Compensation Discussion and Analysis - Stock Ownership Guidelines” on page 61 of this Proxy Statement).

Corporate Governance (continued)

●
Sustainability. The Governance Committee is responsible for overseeing EMC’s sustainability efforts which are founded on the principle that virtually all business decisions have economic, environmental, and social implications. We believe that integrating these considerations into our business strategy and decisions is integral to growing the success of EMC and benefits our shareholders, employees, customers, suppliers and communities. We seek ways to use our technology and engage our talent to create prosperity, maximize value and provide for the well-being of our shareholders, the planet and society. We strive to maximize our positive impact by focusing on those issues where EMC has the greatest potential to create positive change, holding ourselves accountable by measuring and reporting our progress, maintaining open and candid communication with our internal and external stakeholders, and collaborating with our peer companies and those in our value chain to expand the scale of our contributions. By developing sustainable business practices and incorporating principles of sustainability in our product design, we create competitive advantage, build trust and pave the way for continued long-term corporate success. For more information, please see our 2013 Annual Report on Form 10-K and www.emc.com/corporate/sustainability/index.htm.

●
Political Contributions. The Governance Committee oversees our political spending activity. We participate in the political process to help shape public policy and address legislation that impacts EMC and our industry. Our involvement aims to ensure that the interests of our customers, shareholders, employees and other stakeholders are fairly represented at all levels of government. Our corporate political contributions, membership dues we pay to major U.S. trade associations and the percentage of such dues that is used for political spending, and activity of the EMC Political Action Committee (which is funded entirely by voluntary employee contributions and no corporate funds) are disclosed on our website. For more information, including a description of our public policy priorities, please see www.emc.com/corporate/investor-relations/governance/corporate-governance.htm.

●	Simple Majority Vote. There are no supermajority voting requirements in our Articles of Organization or Bylaws.

BOARD COMMITTEES

The Board of Directors has established five standing committees: the Audit Committee, the Governance Committee, the Finance Committee, the Leadership and Compensation Committee, and the Mergers and Acquisitions Committee. The Audit, Compensation, and Governance Committees consist entirely of independent directors, and members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under the NYSE listing standards. Generally, a director is a member of no more than two of the NYSE required committees (Audit, Compensation, and Governance Committees). Each committee operates pursuant to a written charter that is available on our website at www.emc.com/corporate/investor-relations/governance/corporate-governance.htm. The membership of each committee is listed below.

	Audit	Corporate Governance and Nominating	Finance	Leadership and Compensation	Mergers and Acquisitions
Michael W. Brown	✓		Chair
Randolph L. Cowen				Chair	✓
Gail Deegan	Chair			✓
James S. DiStasio	✓	✓
John R. Egan			✓		Chair
William D. Green				✓	✓
Edmund F. Kelly			✓
Jami Miscik		✓
Windle B. Priem	✓	✓		✓
Paul Sagan				✓
David N. Strohm		Chair			✓
Joseph M. Tucci			✓		✓

Audit Committee. This committee assists the Board of Directors in overseeing the integrity of EMC’s financial statements, and reviews with management and EMC’s auditors EMC’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any issues raised by the auditors regarding EMC’s financial statements and its accounting controls and procedures, EMC’s risk assessment and risk management policies, EMC’s worldwide corporate compliance program, the independence of EMC’s auditors, EMC’s internal controls, EMC’s policy pertaining to related person transactions, the other matters as set forth in its charter, and such other matters as the committee deems appropriate.

The Board of Directors has determined, in accordance with the rules of the NYSE and the SEC, that each of Ms. Deegan and Messrs. Brown, DiStasio and Priem is financially literate and an “audit committee financial expert.” Each of these individuals also meets the heightened independence criteria of the SEC and NYSE for members of audit committees.

During 2013, senior members of EMC’s financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. During the course of the year, the Audit Committee had separate executive sessions with EMC’s General Counsel (who is also our chief compliance officer) and Chief Financial Officer, independent auditors and internal auditors at which candid discussions regarding legal matters, our corporate compliance program, financial reporting, internal controls and accounting systems and processes took place. The Audit Committee discussed with EMC’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met on a regular basis without members of management or the Company’s independent auditors.

Also during 2013, the Audit Committee reviewed with senior members of management EMC’s policies and practices regarding risk assessment and risk management. In addition, the Audit Committee reviewed the adequacy and effectiveness of EMC’s legal, regulatory and ethical compliance programs, including our Business Conduct Guidelines.

For more information about the Audit Committee, please see the “Audit Committee Report” on page 83 of this Proxy Statement.

Board Committees (continued)

Corporate Governance and Nominating Committee. This committee oversees and advises the Board on corporate governance matters and assists the Board in identifying and recommending qualified Board candidates. The Governance Committee also reviews and makes recommendations to the Board on the size and composition of the Board, standards to be applied by the Board in making independence determinations, assignments to committees of the Board and resignations of directors, when appropriate. The Governance Committee oversees the evaluation of the Board, the committees and individual directors and monitors possible conflicts of interest of directors and senior executives. In addition, the Governance Committee oversees the Board’s execution of its risk management oversight responsibility, including receiving reports from the management risk committee, oversees and makes recommendations to the Board regarding shareholder proposals and sustainability matters, and reviews Federation governance.

Finance Committee. The Finance Committee helps the Board fulfill its responsibilities relating to oversight of the Company’s financial affairs. The Finance Committee oversees and reviews with management matters related to the enhancement of the capital structure of EMC and its subsidiaries, including the issuance and restructuring of EMC’s equity and debt, issuance of our subsidiaries’ equity (including the equity of VMware, Inc. (“VMware”)), the redemption of any of EMC’s bonds or convertible notes which may be outstanding from time to time, EMC’s investment management policy, any common stock repurchase or VMware Class A common stock purchase programs which may exist from time to time, and EMC’s dividend policy.

Leadership and Compensation Committee. This committee sets EMC’s executive compensation philosophy and objectives, recommends compensation for non‑employee directors, sets the compensation of the Chairman and CEO, reviews and approves the goals and objectives relevant to the compensation of the Chairman and CEO and evaluates his performance, including his performance relative to his respective goals and objectives as well as his overall performance. The Compensation Committee also reviews and approves the compensation of EMC’s other executive officers, oversees the incentives and risks associated with the Company’s compensation policies and practices, and oversees regulatory compliance of compensation matters. For more information on compensation risk oversight, please see “Corporate Governance - Risk Oversight” on page 31 of this Proxy Statement. The Compensation Committee annually reviews EMC’s equity plans, approves grants under EMC’s equity plans and has the authority to administer and interpret the provisions of EMC’s equity, deferred compensation, 401(k) and other plans. The Compensation Committee also oversees and reports to the Board on succession planning for the CEO and other senior management positions.

The Compensation Committee has engaged Towers Watson & Co. (“Towers Watson”) as its compensation consultant. Towers Watson works at the direction of the Compensation Committee and reports directly to the Compensation Committee. For more information, please see “Compensation Discussion and Analysis - Role of Compensation Consultant” on page 62 of this Proxy Statement.

The Compensation Committee incorporates certain metrics that are part of EMC’s operating plan into the compensation program for EMC’s executive officers. The Board of Directors approves EMC’s operating plan. Accordingly, in this regard, while the Compensation Committee establishes our executive compensation program, the Board of Directors also is involved in executive compensation. Subject to compensation parameters approved by the Compensation Committee, Joseph M. Tucci, our CEO, and David I. Goulden, CEO of EMC Information Infrastructure, set the performance goals under our business unit incentive compensation plans. These goals are aligned with EMC’s operating plan. In addition, Messrs. Tucci and Goulden, subject to compensation parameters approved by the Compensation Committee, may approve the individual performance goals under our Executive Management by Objectives Plan, to the extent such goals are not otherwise set by the Compensation Committee. Messrs. Tucci and Goulden also present recommendations regarding the compensation of our executive officers to the Compensation Committee for approval. The Executive Vice President, Human Resources, assists Messrs. Tucci and Goulden in performing their compensation-related responsibilities and also assists the Compensation Committee in fulfilling its functions.

All of the members of the Leadership and Compensation Committee meet the heightened criteria of the SEC and NYSE for members of compensation committees.

Board Committees (continued)

For more information on the Compensation Committee’s responsibilities and our compensation program, please see “Corporate Governance” and “Compensation Discussion and Analysis” beginning on pages 30 and 43, respectively, of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of the Leadership and Compensation Committee members has ever been an officer or employee of EMC. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our Board or Compensation Committee.

Mergers and Acquisitions Committee. This committee reviews and approves (or recommends that the Board approve) potential acquisitions, divestitures and investments. The Mergers and Acquisitions Committee also evaluates the execution, financial results and integration of completed acquisition transactions.

Communications with the Board

EMC provides shareholders and all other interested parties various ways to report concerns or complaints to the Audit Committee, Leadership and Compensation Committee and the non-management directors:

•	Concerns or complaints about EMC’s accounting, internal accounting controls, auditing or financial matters can be sent directly to the Audit Committee in either of the following ways:

By mail EMC Audit Committee c/o Alertline PMB 3767 13950 Ballantyne Corporate Place Charlotte, NC 28277	By e-mail AuditCommitteeChairman@emc.com

•	Questions or concerns about compensation matters can be sent directly to the Leadership and Compensation Committee in either of the following ways:

By mail EMC Leadership and Compensation Committee c/o Alertline PMB 3767 13950 Ballantyne Corporate Place Charlotte, NC 28277	By e-mail CompensationCommitteeChairman@emc.com

•	Communications can be sent directly to the non-management directors in either of the following ways:

By mail EMC Non-Management Directors c/o Alertline PMB 3767 13950 Ballantyne Corporate Place Charlotte, NC 28277	By e-mail nonmngtdirectors@emc.com

Information on how to contact the Audit Committee, the Leadership and Compensation Committee and the non-management directors is also set forth at www.emc.com/corporate/investor-relations/governance/contact-board.htm. For more information on the Board’s engagement with shareholders, please see “Corporate Governance - Shareholder Engagement” on page 34 of this Proxy Statement.

Board Committees (continued)

Communications received electronically will be accessed directly by, and communications received by mail will be forwarded directly to, the Audit Committee and the Leadership and Compensation Committee, as appropriate. Communications addressed to the non-management directors will be accessed directly by or forwarded directly to the Governance Committee. The committees will forward these communications to other directors, members of EMC management or such other persons as they deem appropriate. The committees or, if appropriate, EMC management, will respond in a timely manner to any substantive communications from a shareholder or an interested party.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of common stock owned on February 28, 2014 (except as otherwise indicated) (i) by each person who is known by EMC to own beneficially more than 5% of the common stock, (ii) by each of EMC’s directors and nominees for director, (iii) by each of the Named Executive Officers (as defined below) and (iv) by all directors and executive officers of EMC as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned[1]	Percent of Outstanding Shares
BlackRock, Inc.	150,338,575[2]	7.4%
Michael W. Brown[3,4]*	117,000	**
Randolph L. Cowen[4,5]*	57,000	**
Gail Deegan[4,6]*	125,500	**
James S. DiStasio[4,7]*	37,000	**
John R. Egan[4,8]*	1,374,742	**
Howard D. Elias[4,9]	860,733	**
David I. Goulden[4,10]	957,412	**
William D. Green[4]*	—	**
Edmund F. Kelly[4,11]*	87,000	**
Jami Miscik[4]*	6,225	**
Windle B. Priem[4,12]	104,000	**
Paul Sagan[4,13]*	77,000	**
William F. Scannell[4,14]	169,412	**
David N. Strohm[4,15]*	287,001	**
William J. Teuber, Jr.[4,16]	870,865	**
Joseph M. Tucci[4,17]*	2,379,630	**
All directors and executive officers as a group (23 persons)[18]	9,095,895	**

*	Nominee for director

**	Less than 1%

1
Except as otherwise noted, all persons have sole voting and investment power of their shares. All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of February 28, 2014.

2
Based solely on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 10, 2014. The Schedule 13G/A provides that, as of December 31, 2013, BlackRock, Inc. beneficially owns in the aggregate 150,338,575 shares of common stock and that it has sole power to vote or direct the voting of 128,313,980 of such shares and to dispose or direct the disposition of 150,338,575 of such shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

3	Mr. Brown is deemed to own 50,000 of these shares by virtue of options to purchase these shares.

4
Does not include restricted stock units held by the following individuals: Mr. Brown (10,600); Mr. Cowen (10,600); Ms. Deegan (10,600); Mr. DiStasio (10,600); Mr. Egan (10,600); Mr. Elias (670,239); Mr. Goulden (872,433); Mr. Green (8,833); Mr. Kelly (10,600); Ms. Miscik (10,600); Mr. Priem (10,600); Mr. Sagan (10,600); Mr. Scannell (669,152); Mr. Strohm (10,600); Mr. Teuber (540,762); and Mr. Tucci (1,118,780). The restricted stock units held by Messrs. Brown, Cowen, DiStasio, Egan, Green, Kelly, Priem, Sagan and Strohm and Mses. Deegan and Miscik will vest on May 1, 2014.

5	Mr. Cowen is deemed to own 20,000 of these shares by virtue of options to purchase these shares.

6	Ms. Deegan is deemed to own 40,000 of these shares by virtue of options to purchase these shares.

7	Mr. DiStasio is deemed to own 10,000 of these shares by virtue of options to purchase these shares.

8	Mr. Egan is deemed to own 40,000 of these shares by virtue of options to purchase these shares.

9	Mr. Elias is deemed to own 593,856 of these shares by virtue of options to purchase these shares.

10	Mr. Goulden is deemed to own 727,524 of these shares by virtue of options to purchase these shares.

11	Mr. Kelly is deemed to own 30,000 of these shares by virtue of options to purchase these shares.

12	Mr. Priem is deemed to own 10,000 of these shares by virtue of options to purchase these shares.

13	Mr. Sagan is deemed to own 30,000 of these shares by virtue of options to purchase these shares.

Security Ownership of Certain Beneficial Owners and Management (continued)

14	Mr. Scannell is deemed to own 58,073 of these shares by virtue of options to purchase these shares.

15	Mr. Strohm is deemed to own 40,000 of these shares by virtue of options to purchase these shares.

16	Mr. Teuber is deemed to own 385,590 of these shares by virtue of options to purchase these shares.

17	Mr. Tucci is deemed to own 1,431,248 of these shares by virtue of options to purchase these shares.

18
Includes 4,376,613 shares of common stock beneficially owned by all executive officers and directors as a group by virtue of options to purchase these shares. Excludes shares as to which such individuals have disclaimed beneficial ownership. Excludes 6,313,655 restricted stock units held by all executive officers and directors as a group.

LEADERSHIP AND COMPENSATION COMMITTEE REPORT

The Leadership and Compensation Committee of EMC has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Leadership and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

LEADERSHIP AND COMPENSATION COMMITTEE

Randolph L. Cowen, Chair
Gail Deegan
William D. Green
Windle B. Priem
Paul Sagan

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Pay-for-Performance Philosophy

In keeping with our results-driven culture, the Compensation Committee expects our executives to deliver superior performance in a sustained fashion. As a result, a substantial portion of our executives’ overall compensation is tied to performance. The Compensation Committee links their compensation to the attainment of challenging short- and long-term strategic, operational and financial goals that will drive EMC to achieve profitable revenue growth and market share gains, while investing in the business to expand the global market opportunity for our product, services and solutions portfolio.

In designing our executive compensation program, the Compensation Committee also focuses on promoting our business strategy and aligning the interests of our executives with EMC shareholders.

Business Strategy

The IT market is going through the biggest, most disruptive and yet most opportunity-rich transition in its 60-plus year history. The move from the second platform to the third platform of IT, underpinned by the mega trends in mobile, cloud, Big Data and social networking, is having a profound impact on business and transforming the way we work and live. In this fast-paced environment, EMC’s strategy is to help our customers and partners make this transformational shift by providing them with EMC’s best-of-breed portfolio, which will enable them to better capitalize on their opportunities.

We are implementing this strategy through a unique business model that includes three federated businesses: EMC Information Infrastructure, Pivotal Software and VMware Virtual Infrastructure (the “Federation”). Under the Federation model, each business operates freely and independently to build its own ecosystem and offer customers the very best technology solutions, free from vendor lock-in.  At the same time, the businesses are strategically aligned in the mission to lead our customers, partners and the marketplace through the transformational shift to the third platform of IT. We believe this model creates a distinct competitive advantage by offering tight integration for customers who prefer an integrated technology stack, and best-of-breed offerings on a standalone basis for customers seeking flexibility in vendor and deployment options.

The combination of the products, services and solutions portfolios among the Federation gives us a strong position from which to compete in the second platform, which will continue to support the majority of enterprise workloads for several years to come; leading-edge technologies and products for the third platform; and a powerful capability to bridge the gap between the two.

Shareholder Engagement

When designing our executive compensation program, the Compensation Committee considers, among other things: evolving compensation practices; the economic environment; our financial and operational performance; our business strategy; and our leadership succession plans. In addition, the Compensation Committee considers “say-on-pay” voting results from our annual meetings and comments we receive from our shareholder engagement throughout the year.

At the 2013 Annual Meeting of Shareholders, our shareholders were asked to vote, on an advisory basis, on a resolution to approve our executive compensation program. To better understand the “say-on-pay” voting results, we dialogued and met with many shareholders to discuss our executive compensation program. Several themes emerged, including:

•	Support for our pay-for-performance philosophy;

•	Support for multi-year performance goals;

•	Support for continued use of existing operational performance metrics;

•	Request for more widespread use of a return metric, such as total shareholder return (“TSR”); and

•	Request to simplify our program.

Compensation Discussion and Analysis (continued)

After considering our business strategy, the results of the 2013 advisory “say-on-pay” vote and our dialogue with shareholders, the Compensation Committee determined to change the design of the equity award program for our executive leadership team for 2014 and adjust the focus of the 2014 Executive Management By Objectives Plan (the “Executive MBO”), as discussed in detail below.

Highlights of Our 2014 Executive Compensation Program

For 2014, the Compensation Committee enhanced and streamlined the executive compensation program for our executive leadership team, as follows:

•	Introduced a long-term equity incentive plan to replace the annual performance equity award program;

•	Added a TSR performance metric to the long-term equity incentive plan;

•	Simplified the equity program by decreasing the different types of equity awards utilized; and

•	Modified the Executive MBO to emphasize execution of our Federation strategy.

2014 LTIP Stock Units

To better incent our Named Executive Officers on long term performance, in February 2014, the Compensation Committee granted our Named Executive Officers the following performance stock units that will vest in 2017 only if the Company achieves specific three-year cumulative non-GAAP earnings per share (“EPS”), revenue and TSR goals over fiscal years 2014-2016:

Name	2014 LTIP Stock Units (#)
Joseph M. Tucci	201,006
David I. Goulden	201,006
Howard D. Elias	125,629
William J. Teuber, Jr.	125,629
William F. Scannell	125,629

We refer to these three-year performance awards as the “2014 LTIP stock units.”

If actual results fail to reach or exceed the threshold levels of performance for the non-GAAP EPS, revenue and TSR performance metrics, the 2014 LTIP stock units will be forfeited. Conversely, if actual results exceed the target goals for each of the performance metrics, up to 200% of the 2014 LTIP stock units may vest.

The 2014 equity program for our Named Executive Officers, which includes the 2014 LTIP stock units described above and time-based restricted stock unit awards granted in February 2014, replaces our historical annual equity program. We have eliminated the use of performance-based awards that vest based on annual performance goals, as well as all stock options (including both performance-based and time-based stock options).

Executive MBO

For the 2014 Executive MBO, the Compensation Committee added shared goals for the participating executives to emphasize the need for collaboration among our Federation businesses to successfully execute on our business strategy. In addition, the Compensation Committee allocated a greater percentage of the Named Executive Officers’ total target cash incentive opportunity to the 2014 Executive MBO on a year-over-year basis to further emphasize the importance of the Federation to our business strategy.

Compensation Discussion and Analysis (continued)

2013 Business Results

Despite IT spending growth that was slower than expected, EMC achieved strong revenue and profit growth across the Federation in 2013 - on a year-over-year basis, revenue grew 15% at each of VMware and Pivotal, and 5% at EMC Information Infrastructure. In addition, 2013 revenue from EMC’s emerging storage business grew 54% year over year. We believe this outperformance relative to our industry speaks to the power of the EMC portfolio, a solid operational and financial model, and consistent execution of our strategy.

In 2013, we achieved the following revenue, profit and free cash flow:

	2013 ($)	% Growth from 2012
Revenue	23.22 billion	7%
Non-GAAP EPS*	1.80	6%
Free Cash Flow*	5.515 billion	10%

*	A reconciliation of our GAAP to non-GAAP results can be found in Exhibit B to this Proxy Statement.

Please see “Management’s Discussion and Analysis” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for a more detailed description of our fiscal year 2013 financial results.

2013 Executive Compensation Program

The Compensation Committee approved an executive compensation program for 2013 that implemented our pay-for-performance philosophy.

The primary elements of our executive compensation program are base salary, cash bonuses and equity incentives. In determining the compensation of our Named Executive Officers, the Compensation Committee evaluates, among other things: EMC’s performance and the performance of the business unit or function for which the individual is responsible; the individual’s responsibilities, experience and performance; compensation previously paid or awarded to the individual; market conditions; and the economy.

Below is a summary of the Named Executive Officers’ 2012 and 2013 compensation as set forth in the Summary Compensation Table:

Name	Year	Salary ($)	Cash Incentive Compensation ($)	Equity Awards ($)	All Other Compensation* ($)	Total ($)
Joseph M. Tucci	2013	1,000,000	1,260,058	10,076,821	309,079	12,645,957
	2012	1,000,000	1,467,360	14,008,326	116,545	16,592,231
David I. Goulden	2013	850,000	1,006,296	6,453,659	122,621	8,432,576
	2012	737,500	949,513	9,879,979	16,435	11,583,427
Howard D. Elias	2013	750,000	700,032	4,444,834	136,194	6,031,061
	2012	687,500	757,109	9,361,393	22,697	10,828,699
William J. Teuber, Jr.	2013	725,000	634,404	4,571,604	97,906	6,028,914
	2012	712,500	707,560	5,711,492	17,051	7,148,603
William F. Scannell	2013	700,000	656,280	4,444,834	108,412	5,909,526
	2012	700,000	632,153	9,361,393	15,821	10,709,367

*
The year-over-year increase in “All Other Compensation” is largely a result of dividend equivalent accruals on unvested restricted stock unit awards, which become payable if and when the underlying shares vest. EMC announced the payment of quarterly dividends commencing July 2013.

For more information, please see the Summary Compensation Table, and the accompanying compensation tables, beginning on page 64 of this Proxy Statement.

Compensation Discussion and Analysis (continued)

Cash Incentive Compensation

For our cash incentive plans, the Compensation Committee approved challenging revenue, profitability and cash flow goals, as well as qualitative goals to complete strategic and operational priorities, because they believe that solid performance in these areas leads to long-term shareholder value.

Based on EMC’s financial performance in 2013, as described in the table above, the Named Executive Officers achieved approximately 97.2%, 98.8% and 99.8%, respectively, of the non-GAAP EPS, revenue and free cash flow targets established by the Compensation Committee for the 2013 Corporate Incentive Plan. In addition, the Named Executive Officers achieved between 75% and 80% of their respective strategic and operational priorities established by the Compensation Committee for the 2013 Executive MBO.

Since our 2013 non-GAAP EPS, revenue and free cash flow results fell below the applicable plan targets and the Named Executive Officers failed to achieve all of their respective strategic and operational goals, the Named Executive Officers’ bonus under the 2013 Corporate Incentive Plan was paid at only 89.98% of target, and the bonus under the 2013 Executive MBO was paid at only 78% of target, in the amounts set forth below:

Name	Corporate Incentive Plan		Executive MBO
	Target ($)	Actual ($)	Target ($)	Actual ($)
Joseph M. Tucci	1,152,000	1,036,570	288,000	223,488
David I. Goulden	920,000	827,816	230,000	178,480
Howard D. Elias	640,000	575,872	160,000	124,160
William J. Teuber, Jr.	580,000	521,884	145,000	112,520
William F. Scannell	600,000	539,880	150,000	116,400

Equity Incentive Awards Based on 2013 Performance

Since our 2013 non-GAAP EPS and revenue results fell below the applicable plan targets, only 87.8% of the annual performance-based equity awards granted to the Named Executive Officers in August 2012 became eligible to vest in February 2014, vesting ratably over two to three years from such date, subject to continued employment. 12.2% of the performance-based equity awards did not become eligible to vest and were forfeited.

Other Compensation Practices

In addition to our pay-for-performance philosophy, highlights of our executive compensation program include:

✓ Annual “say-on-pay” vote
✓ Oversight of risks associated with compensation policies and practices
✓ Clawback policy applicable to all employees for cash and equity incentive compensation
✓ Strong stock ownership and stock holding guidelines
✓ “Double trigger” change in control agreements
✓ Independent compensation consultant
✓ CEO succession planning

✓ No pension or SERP benefits for executive officers
✓ No discounted options
✓ No option repricings without shareholder approval
✓ No dividend equivalents paid unless equity awards vest
✓ No excise tax gross-ups
✓ No hedging or pledging of Company stock
✓ No excessive perquisites for executives

The Compensation Committee believes that the actions described above clearly demonstrate the Company’s commitment to and consistent execution of an effective pay-for-performance executive compensation program. For more information, please see the discussion below.

Compensation Discussion and Analysis (continued)

Named Executive Officers

The executive officers who appear in the Summary Compensation Table for 2013 are referred to collectively in this Proxy Statement as the “Named Executive Officers,” and they are:

Name	Title
Joseph M. Tucci	Chairman and Chief Executive Officer
David I. Goulden	Chief Executive Officer, EMC Information Infrastructure and Chief Financial Officer
Howard D. Elias	President and Chief Operating Officer, Global Enterprise Services
William J. Teuber, Jr.	Vice Chairman
William F. Scannell	President, Global Sales and Customer Operations

EMC's Executive Compensation Program

The primary elements of EMC’s executive compensation program are base salary, cash bonuses and equity incentives.

When designing the executive compensation program, the Compensation Committee gives significant weight to cash bonuses and equity incentives, which reflects the Compensation Committee’s belief that a large portion of executive compensation should be performance-based. This compensation is performance-based because payment and/or vesting are tied to the achievement of individual and/or corporate performance goals. In addition, with respect to the equity awards, the value ultimately realized by the recipient fluctuates with the price of our common stock. The Compensation Committee believes that equity incentives are particularly significant because they drive the achievement of EMC’s long-term operational and strategic goals and align the executives’ interests with those of EMC shareholders, while the cash bonuses drive the achievement of shorter-term performance goals.

Set forth below is a summary of the relative weights given to each component of the 2013 compensation opportunities for the Named Executive Officers.*

_____________

*	Reflects average compensation.

**	Includes performance stock unit awards and performance stock options granted in August 2012, which vest based on 2013 performance, and time-based restricted stock unit awards granted in July 2013.

For purposes of determining the percentages shown above for the annual compensation opportunities of the Named Executive Officers, the base salaries and cash bonus targets are calculated on an annualized basis. In addition, it is assumed that cash bonuses are earned at target levels, stock options have a value determined by an option pricing model and restricted stock units have a value equal to the underlying value of the stock on the date the grant was approved. Since incentive compensation has both upside opportunities and downside risk, these percentages may not reflect the actual amounts realized.

Compensation Discussion and Analysis (continued)

Base Salary

We use base salary to compensate our employees, including the Named Executive Officers, for performing their day-to-day responsibilities. In general, the base salary of each of the Named Executive Officers is determined by evaluating the executive officer’s responsibilities, experience and impact on EMC’s results and the salaries paid to executive officers in comparable positions by our peer group. After consideration of the foregoing factors, as well as the mid-year salary increases for certain of our Named Executive Officers in 2012, the Compensation Committee did not make any changes to the base salaries of our Named Executive Officers for 2013.

The Named Executive Officers’ 2013 and 2014 base salaries are set forth below:

Name	2013 ($)	2014 ($)
Joseph M. Tucci*	1,000,000	1,000,000
David I. Goulden	850,000	850,000
Howard D. Elias	750,000	750,000
William J. Teuber, Jr.	725,000	725,000
William F. Scannell	700,000	700,000

*	Mr. Tucci’s base salary has not increased since 2001.

The Compensation Committee determined not to make any changes to the base salaries of the Named Executive Officers for 2014 in connection with our annual compensation review.

Cash Bonus Plans

In 2013, more than 80% of our employees, including the Named Executive Officers, participated in our cash bonus plans under which the payment of bonuses is contingent upon the achievement of pre-determined performance goals. Our cash bonus plans are designed to motivate our employees to achieve specified corporate, business unit, individual, strategic, operational and financial performance goals.

Each year, the Compensation Committee approves each Named Executive Officer’s cash bonus opportunity. In determining the cash bonus opportunity, the Compensation Committee considers a number of factors, including EMC’s performance, the individual’s performance and the performance of the business unit or function for which the individual is responsible, the individual’s experience, similar compensation opportunities that may be payable to similarly situated executives internally and externally, changes in the competitive marketplace and the economy, and the other elements of compensation payable by EMC to the individual. After consideration of the foregoing factors, as well as the mid-year target cash bonus increases for certain of our Named Executive Officers in 2012, the Compensation Committee did not make any changes to the annual target cash bonus opportunities of our Named Executive Officers for 2013.

The Named Executive Officers’ 2013 and 2014 total annual target cash bonus opportunities are set forth below:

Name	2013 ($)	2014 ($)
Joseph M. Tucci*	1,440,000	1,440,000
David I. Goulden	1,150,000	1,150,000
Howard D. Elias	800,000	800,000
William J. Teuber, Jr.	725,000	725,000
William F. Scannell	750,000	750,000

*	Mr. Tucci’s total annual target cash bonus opportunity has not increased since 2001.

The Compensation Committee determined not to make any changes to the annual target cash bonus opportunities of the Named Executive Officers for 2014 in connection with our annual compensation review.

Compensation Discussion and Analysis (continued)

2013 Cash Bonus Plans

For 2013, the Compensation Committee approved two cash bonus plans in which the Named Executive Officers were eligible to participate: the Corporate Incentive Plan and the Executive MBO. The Corporate Incentive Plan is intended to incent the achievement of financial metrics for the Company that are aligned with the annual operating plan set by the Board. The Executive MBO is intended to incent the achievement of strategic and operational goals.

The Compensation Committee determined that the vast majority (80%) of the bonus opportunity for the Named Executive Officers should be allocated to the Corporate Incentive Plan since they have responsibility for, and a significant impact on, EMC’s overall corporate performance and achievement of long-term objectives, and the remaining portion of their respective bonus opportunity should be allocated to the Executive MBO to focus on the achievement of specific strategic and operational goals.

2013 Corporate Incentive Plan

The 2013 Corporate Incentive Plan is an annual incentive plan under which EMC executives, including our Named Executive Officers, are eligible to receive cash bonuses contingent upon EMC’s attainment of EPS, revenue and free cash flow targets, with 50% of the opportunity based on EPS, 30% based on revenue and 20% based on free cash flow. The Compensation Committee selected these financial metrics because in its judgment they represent the primary metrics on which the Named Executive Officers should focus to drive EMC’s strategic plan and shareholder value. EPS was given the greatest weighting under the 2013 Corporate Incentive Plan to emphasize profitable growth and because the Compensation Committee believes that increases in EPS will lead to greater long-term shareholder value. EPS and free cash flow are calculated on a non-GAAP basis. EMC’s management uses these non-GAAP financial measures in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons.

Plan participants were provided with the opportunity to earn up to 40% of their annual target bonus on the achievement of both EPS and revenue targets set by the Compensation Committee for the first half of 2013. The opportunity to receive a first half payment was provided to incent strong revenue growth and profitability during the first half of the year. The plan design provided no payment for the free cash flow component for the first half of 2013 because the Compensation Committee determined that we could not assess whether a full year free cash flow target would be achieved after only six months given the large number of factors that could impact free cash flow in the second half of 2013.

The 2013 Corporate Incentive Plan funds at 100% of target upon the achievement of the performance target for each of the three metrics. Although, generally, participants were not entitled to a bonus unless the performance threshold for each metric was achieved, the Compensation Committee had discretion under the plan to award up to 50% of the annual target opportunity for performance below that threshold. In addition, the plan provided that the Compensation Committee could exercise negative discretion to reduce payments. The maximum bonus opportunity under the plan was equal to 200% of a participant’s target bonus opportunity.

The elements of the 2013 Corporate Incentive Plan are set forth below:

Performance Goal	Threshold (50% Payout) ($)	Target (100% Payout) ($)	Maximum (200% Payout) ($)	Component Weighting	Achievement/ Plan Payout ($)
Non-GAAP EPS*	1.69	1.85	1.93	50%	1.80/86.0%
Revenue (billions)	22.03	23.50	24.38	30%	23.22/90.5%
Non-GAAP free cash flow (billions)*	5.03	5.525	5.77	20%	5.515/99.1%

*
For purposes of calculating achievement of the EPS target, the impact of stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, amortization of VMware’s capitalized software from prior periods, a net gain on the disposition of certain lines of business and special tax items were excluded.  In addition, the benefit of the R&D tax credit for 2012 was excluded in the non-GAAP results for the full year 2013. For purposes of calculating achievement of the free cash flow target, free cash flow was defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. A reconciliation of our GAAP to non-GAAP results can be found in Exhibit B to this Proxy Statement.

Compensation Discussion and Analysis (continued)

Each 2013 Corporate Incentive Plan participant’s bonus was paid at 89.98% of target. The annual target bonus opportunities and actual payouts to the Named Executive Officers under the 2013 Corporate Incentive Plan are set forth below:

Name	Corporate Incentive Plan
	Target ($)	Actual ($)
Joseph M. Tucci	1,152,000	1,036,570
David I. Goulden	920,000	827,816
Howard D. Elias	640,000	575,872
William J. Teuber, Jr.	580,000	521,884
William F. Scannell	600,000	539,880

2013 Executive MBO

In 2013, members of our executive leadership team were eligible to receive semi-annual cash bonuses contingent upon achievement of a number of shared and individual semi-annual performance goals under the Executive MBO. The primary purpose of the Executive MBO is to focus our executive leadership team on the completion of strategic and operational priorities, thereby leading to greater long-term shareholder value.

For each half of 2013, the Compensation Committee assigned six or seven shared goals to the executive leadership team, including the Named Executive Officers, with 90% of the semi-annual payments tied to the achievement of these shared goals. In addition, the participating executives were assigned individual goals, with 10% of the semi-annual payments tied to achievement of the individual goals. The Compensation Committee assigned individual goals to Messrs. Tucci and Goulden for the first half of 2013, and to Mr. Tucci for the second half of 2013. Mr. Tucci assigned individual goals to each of the other Named Executive Officers based on their respective job responsibilities. Each of the shared goals and individual goals were specific and measurable. At the close of each half of 2013, the Compensation Committee or Mr. Tucci, as applicable, determined whether the applicable semi-annual goals had been achieved.

A general description of the shared and individual goals assigned to the Named Executive Officers under the Executive MBO in 2013 is set forth below:
Shared Goals

Executive Officers	Description
All Named Executive Officers
● Drive financial performance
● Maximize cross-Federation strategic opportunities
● Strengthen long-term leadership position in Big Data
● Execute on mid-tier storage growth strategy
● Expand global market opportunities
● Focus on building multiple growth businesses

Compensation Discussion and Analysis (continued)

Individual Goals

Executive Officer	Description
Joseph M. Tucci	● Lead Federation strategy ● Focus on succession planning initiatives
David I. Goulden	● Implement strategic Federation initiatives ● Execute talent management initiatives
Howard D. Elias	● Implement strategic Federation initiatives ● Enhance consulting service offerings around strategic initiatives
William J. Teuber, Jr.	● Implement strategic Federation initiatives ● Focus on succession planning initiatives
William F. Scannell	● Execute go-to-market initiatives ● Implement international expansion strategy

Although achievement of the Executive MBO goals for each of the Named Executive Officers required significant effort, the Compensation Committee expected that the goals would be attainable by the Named Executive Officers and, historically, a significant percentage of the Executive MBO goals from year to year have been achieved.

The shared goal to drive financial performance was comprised of semi-annual revenue and non-GAAP EPS targets, and an annual free cash flow target, which were aligned to EMC’s 2013 operating plan, and EMC achieved the following results against those targets:

	Revenue (billions)		Non-GAAP EPS*		Non-GAAP Free Cash Flow* (billions)
	Target ($)	Actual ($)	Target ($)	Actual ($)	Target ($)	Actual ($)
First-half 2013	11.068	11.001	0.79	0.804	—	—
Second-half 2013	12.500	12.221	1.05	0.994	—	—
Full year 2013	—	—	—	—	5.525	5.515

*	A reconciliation of our GAAP to non-GAAP results can be found in Exhibit B to this Proxy Statement.

Since our 2013 revenue, free cash flow and second-half non-GAAP EPS results fell below the applicable targets set forth above, the Named Executive Officers failed to earn 11% of their annual target opportunity under the Executive MBO.

Overall, in 2013, the Named Executive Officers’ achievement of their respective goals ranged from 75% to 80%. The annual target bonus opportunities and actual payouts to the Named Executive Officers under the 2013 Executive MBO are set forth below:

Name	Executive MBO
	Target ($)	Actual ($)
Joseph M. Tucci	288,000	223,488
David I. Goulden	230,000	178,480
Howard D. Elias	160,000	124,160
William J. Teuber, Jr.	145,000	112,520
William F. Scannell	150,000	116,400

2014 Cash Bonus Plans

For 2014, the Compensation Committee approved a cash bonus program for the Named Executive Officers similar to the 2013 cash bonus program, except as set forth below. The table below sets forth the annual target bonus opportunities in each of

Compensation Discussion and Analysis (continued)

the bonus plans in which our Named Executive Officers are participating in 2014. As demonstrated in the following table, the percentage allocation of the 2014 annual target bonus opportunities between the 2014 Corporate Incentive Plan and the 2014 Executive MBO is 75% and 25%, respectively, for each of the Named Executive Officers:

Name	Corporate Incentive Plan ($)	Executive MBO ($)
Joseph M. Tucci	1,080,000	360,000
David I. Goulden	862,500	287,500
Howard D. Elias	600,000	200,000
William J. Teuber, Jr.	543,750	181,250
William F. Scannell	562,500	187,500

The Compensation Committee placed a greater percentage allocation of the 2014 annual target bonus opportunities on the Executive MBO in comparison to prior years to reflect the Compensation Committee’s intent to emphasize the successful execution of the Federation strategy.

A description of our 2014 cash bonus plans is set forth below.

2014 Corporate Incentive Plan

The 2014 Corporate Incentive Plan has the same plan design as the 2013 Corporate Incentive Plan. Bonuses under the 2014 Corporate Incentive Plan will be based upon the achievement of 2014 non-GAAP EPS, revenue and non-GAAP free cash flow targets. The Compensation Committee adopted challenging EPS, revenue and free cash flow goals for the 2014 Corporate Incentive Plan, evidencing our continued commitment to pay-for-performance. The targets under the 2014 Corporate Incentive Plan have increased from 2013 and require our executives to drive above-market growth in EPS, revenue and free cash flow in 2014.

Performance Goal	2014 Target (100% Payout) ($)	% Increase from 2013 Achievement	Component Weighting
Non-GAAP EPS	1.90	6%	50%
Revenue (billions)	24.575	6%	30%
Non-GAAP free cash flow (billions)	5.800	5%	20%

The non-GAAP EPS and revenue performance targets align to the annual outlook for 2014 non-GAAP EPS and revenue that we provided in early 2014, except that the targets include the impact of VMware’s acquisition of AirWatch, which was completed on February 24, 2014. The impact of stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and certain unanticipated events will be excluded for purposes of calculating achievement against the EPS target. Free cash flow will be calculated as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs.

These targets and goals are disclosed in the limited context of EMC’s 2014 Corporate Incentive Plan and should not be understood to be statements of management’s expectations or estimates of results. EMC specifically cautions investors not to apply these statements to other contexts.

2014 Executive MBO

Under the 2014 Executive MBO, the Compensation Committee established new shared goals among the executive leadership team, including the Named Executive Officers, to implement specific Federation-related strategic initiatives. Otherwise, the 2014 Executive MBO has the same general plan design as the 2013 Executive MBO. For the first half of 2014, the goals for the executive leadership team reflect continuing execution of our strategic and operational priorities.

Compensation Discussion and Analysis (continued)

Equity Incentives

EMC believes strongly that equity awards align the interests of our employees with those of our shareholders. EMC grants equity incentive awards:

•	to motivate our employees, including the Named Executive Officers, to achieve EMC’s financial and strategic goals;

•	to tie a portion of the compensation of our employees, including the Named Executive Officers, to the value of our common stock; and

•	to promote retention through the use of multi-year vesting schedules.

Under the Amended and Restated 2003 Stock Plan (the “2003 Stock Plan”), EMC grants stock options, restricted stock awards and restricted stock unit awards, with performance-based and/or time-based vesting conditions, to provide employees with a mixed equity portfolio and to increase employee retention. In establishing criteria for the type of equity awards to be granted to the Named Executive Officers, the number of shares subject to those awards and the terms and conditions of those awards, the Compensation Committee takes into account the duties and responsibilities of the individual, individual performance, previous equity awards made to such individual and the value of those awards, and awards made to individuals in similar positions at our peer group companies.

2013 Equity Award Program

In 2013, as in prior years, equity awards represented a significant portion of the total compensation awarded to our Named Executive Officers in order to tie a substantial portion of their compensation to long‑term shareholder value.

The number of equity awards granted to the Named Executive Officers as part of the 2013 equity award program are set forth below:

Name	Performance Stock Unit Awards (#)	Performance Stock Option Awards (#)	Time-Based Stock Unit Awards (#)
Joseph M. Tucci	168,395	90,051	143,404
David I. Goulden	85,635	45,794	152,964
Howard D. Elias	60,896	32,565	103,251
William J. Teuber, Jr.	66,605	35,618	80,306
William F. Scannell	60,896	32,565	103,251

Performance Stock Units and Options

In August 2012, the Compensation Committee granted performance stock units and performance stock options to our executive leadership team, including the Named Executive Officers, which were eligible to vest only if 2013 EPS and revenue targets were achieved. The vesting of 60% of these awards was tied to our 2013 EPS results and the vesting of 40% of these awards was tied to our 2013 revenue results. The Compensation Committee selected these financial metrics because in its judgment they represent two important metrics on which the Named Executive Officers should focus to drive EMC’s strategic plan and shareholder value. EPS was given the greater weighting to emphasize profitable growth and because the Compensation Committee believes that increases in EPS will lead to greater long-term shareholder value.

The Compensation Committee believes that to sustain long-term shareholder value, it is important that our executives are properly incented to help guide our Company through any type of business climate, including any unexpected industry-wide economic downturn. Therefore, the Compensation Committee determined that even if the EPS and revenue thresholds were not achieved, a lesser number of the performance awards should be eligible to vest as long as EMC achieved strong EPS and revenue growth in 2013 relative to our peer group. If EMC’s EPS growth ranked among the top one-third of the peer group, then 50% of the performance awards tied to EPS growth would be eligible to vest and if EMC’s EPS growth ranked in the top half of the peer group, then 25% of these performance awards would be eligible to vest. Similarly, if EMC’s revenue growth ranked among the top one-third of the peer group, then 50% of the performance awards tied to revenue growth would be eligible to vest and if EMC’s revenue growth ranked in the top half of the peer group, then 25% of these performance awards would be eligible to vest.

Compensation Discussion and Analysis (continued)

The EPS and revenue goals for the performance awards, which aligned to the EPS and revenue goals under the 2013 Corporate Incentive Plan, and the achievement against the goals, are summarized below:

Performance Goal	Threshold ($)	Target ($)	Component Weighting	Achievement ($)	% of Shares Eligible to Vest
Non-GAAP EPS*	1.69	1.85	60%	1.80	86.0%
Revenue (billions)	22.03	23.50	40%	23.22	90.5%

*
EPS was calculated on a non-GAAP basis. The achievement of the EPS target was calculated in the same manner as provided under the 2013 Corporate Incentive Plan. A reconciliation of our GAAP to non-GAAP results can be found in Exhibit B to this Proxy Statement.

Based on our EPS and revenue performance in 2013, 87.8% of the performance stock units and the performance stock options became eligible to vest in February 2014. 12.2% of the performance stock units and the performance stock options did not become eligible to vest and were forfeited.

Of the 87.8% of performance stock units that became eligible to vest in February 2014, one-third of these units vested on February 5, 2014. Subject to the executive’s continued employment with EMC, one-half of the remaining performance stock units will vest in each of 2015 and 2016. Similarly, of the 87.8% of performance stock options that became eligible to vest in February 2014, one-fourth of these options vested on February 5, 2014. Subject to continued employment with EMC, one-third of the remaining performance stock options will vest in each of 2015, 2016 and 2017.

The performance stock units and performance stock options granted to the Named Executive Officers in August 2012 are reflected in the Summary Compensation Table on page 64 of this Proxy Statement as 2013 compensation because, under applicable accounting rules, performance equity awards are not valued until the performance targets are established. The performance targets for these awards were established in February 2013.

Time-Based Stock Units

Recognizing that a very large portion of our executives’ compensation is at risk, the Compensation Committee determined to grant time-based stock units to promote retention. Accordingly, in July 2013, in addition to the performance stock unit and performance stock option awards granted in August 2012 for 2013 performance, the members of our executive leadership team, including the Named Executive Officers, were granted time-based stock units. The time-based stock units vest at the rate of one-third per year on each of the first three anniversaries of the grant date, subject to the executive’s continued employment with EMC.

Historically, the Compensation Committee granted time-based stock units with a four-year vesting schedule. The Compensation Committee determined to move to a three-year vesting schedule to be consistent with the new three-year performance equity award program for our executive leadership team in 2014, as described in detail beginning on page 56 of this Proxy Statement.

2012 Leadership Development and Performance Awards

As more fully described in the Proxy Statement for our 2013 Annual Meeting of Shareholders, in September 2012, the Compensation Committee granted performance-based restricted stock units to Messrs. Tucci and Teuber, which units vest in 2015 only if the Company achieves two-year TSR and revenue metrics, and Messrs. Tucci and Teuber satisfy specific qualitative goals. We refer to these two-year performance awards as the “2012 Leadership Development and Performance Awards.”

As described below, the TSR, revenue and qualitative goal components of the 2012 Leadership Development and Performance Awards are weighted 50%, 30% and 20%, respectively.

Compensation Discussion and Analysis (continued)

Up to 50% of the 2012 Leadership Development and Performance Awards will vest if EMC achieves at least a threshold level of TSR over the two-year period of 2013 and 2014 relative to the S&P 500 Technology Index. For purposes of these awards, TSR will be determined by dividing the 20-day average market value of our common stock at the end of the performance period by the 20-day average market value at the beginning of the performance period, and EMC’s TSR will be compared to the TSR ranking of companies included in the S&P 500 Technology Index.

EMC’s TSR percentile rank among the S&P 500 Technology Index will determine the percentage of restricted stock units that will vest, as follows:

•	A maximum of 50% of the 2012 Leadership Development and Performance Awards will vest if EMC’s TSR is ranked at or above the 60th percentile; and

•	A threshold of 25% of the 2012 Leadership Development and Performance Awards will vest if EMC’s TSR is ranked at the 40th percentile.

If EMC’s TSR over the two-year period ranks below the 40th percentile threshold level relative to the S&P 500 Technology Index, then 50% of the 2012 Leadership Development and Performance Awards will be forfeited.

Up to 30% of the 2012 Leadership Development and Performance Awards will vest if EMC achieves at least a threshold cumulative revenue goal over fiscal years 2013 and 2014. The number of restricted stock units that vest based on revenue depends on the percentage of achievement of the cumulative revenue target, as follows:

•	A maximum of 30% of the 2012 Leadership Development and Performance Awards will vest if at least 100% of the revenue target is achieved; and

•	A threshold of 18% of the 2012 Leadership Development and Performance Awards will vest if 94.6% of the revenue target is achieved.

If EMC’s cumulative revenue over the two-year period is below the threshold level, then 30% of the 2012 Leadership Development and Performance Awards will be forfeited.

The Compensation Committee believes that the two-year cumulative revenue goal is rigorous and that EMC must demonstrate superior revenue growth to meet this goal. Based on 2013 results and current expectations for IT spending growth over the next year, we believe it is unlikely that EMC will achieve 100% of the cumulative revenue target for these awards. However, the level of achievement will depend on EMC’s revenue performance through 2014. EMC will provide retrospective disclosure regarding the two-year cumulative revenue target in 2015.

In addition, up to 20% of the 2012 Leadership Development and Performance Awards will vest based on achievement of qualitative goals related to our senior management team and the continued development of an overarching multi-year strategy. Although achievement of the qualitative goals will require significant effort, based on the progress that Messrs. Tucci and Teuber made on the qualitative goals during 2013, the Compensation Committee expects that these goals will be attainable.

The Compensation Committee approved the qualitative goals in February 2013. Accordingly, the value of this portion of the 2012 Leadership Development and Performance Awards is reflected in the Summary Compensation Table on page 64 of this Proxy Statement as 2013 compensation under applicable accounting rules.

2011 Long-Term Incentive Plan Awards

As more fully described in our Proxy Statement for our 2013 Annual Meeting of Shareholders, in August 2011, the Compensation Committee granted restricted stock units to select members of EMC’s senior management team, including Messrs. Goulden, Elias and Scannell, which vest only if a three-year cumulative revenue goal is achieved. We refer to these grants as the “2011 LTIP stock units.” The 2011 LTIP stock units promote long-term alignment with EMC’s business plan, require sustained performance and provide a multi-year retention incentive through a period of leadership transition.

The 2011 LTIP stock units will vest in two equal installments in 2015 and 2016, but only if EMC achieves at least a minimum level of the cumulative revenue goal over fiscal years 2012 through 2014. The number of 2011 LTIP stock units that vest depends on the percentage of achievement of the cumulative revenue target.

Compensation Discussion and Analysis (continued)

The number of 2011 LTIP stock units that will be eligible to vest based on the percentage of achievement of the cumulative revenue target is set forth below:

•	A maximum of 100% of the 2011 LTIP stock units will vest if at least 100% of the revenue target is achieved; and

•	A threshold of 60% of the 2011 LTIP stock units will vest if 94.6% of the revenue target is achieved.

The Compensation Committee believes that the three-year cumulative revenue goal is rigorous and that EMC must demonstrate superior revenue growth in order for the 2011 LTIP stock units to vest. Based on 2012 and 2013 results and current expectations for IT spending growth over the next year, we believe it is unlikely that EMC will achieve 100% of the cumulative revenue target for these awards. However, the level of achievement will depend on EMC’s revenue performance through 2014. EMC will provide retrospective disclosure regarding the three-year cumulative revenue target in 2015.

To encourage continued focus on achieving our long-term strategic goals without regard to global economic conditions, the Compensation Committee determined that even if the threshold level of the three-year cumulative revenue goal was not achieved (specifically, 94.6% of the revenue target, as described above), a lesser number of the 2011 LTIP stock units should be eligible to vest as long as EMC achieves strong revenue growth relative to our peer group. Therefore, if the threshold level of the three-year cumulative revenue goal is not achieved, but EMC’s three-year cumulative revenue growth is at least 10% higher than the median ranking of the three-year revenue growth of our peer group, then 50% of the 2011 LTIP stock units will be eligible to vest in two equal installments in 2015 and 2016.

Dividend Equivalents

As previously disclosed, the Company commenced payment of a quarterly cash dividend to shareholders, with the first quarterly dividend paid in July 2013. Pursuant to the existing terms of the Company’s outstanding restricted stock unit and performance stock unit awards, holders of those awards are entitled to accrue dividend equivalent payments in respect of cash dividends paid to shareholders while those awards are outstanding.  These dividend equivalents will be paid to the holders of outstanding restricted stock unit and performance stock unit awards as and only to the extent such awards are earned and become vested.  Pursuant to SEC rules, since restricted stock unit and performance stock unit awards granted to the Named Executive Officers prior to July 2013 were granted at a time when the Company did not regularly pay cash dividends to shareholders, the value of any dividend equivalents accrued on those awards in 2013, whether or not paid, are disclosed in the Summary Compensation Table as “All Other Compensation” on page 64 of this Proxy Statement.

2014 Equity Award Program

In designing the 2014 annual equity program for our executive leadership team, the Compensation Committee considered marketplace trends in incentive plan design and feedback received from our shareholder engagement in 2013. The Compensation Committee determined to change the design of the annual equity program for our executive leadership team to:

•	establish multi-year performance goals to incent the executives on long-term performance;

•	add a TSR metric to provide strong alignment with shareholder interests; and

•	use fewer types of equity awards to simplify the program.

Compensation Discussion and Analysis (continued)

In February 2014, the Compensation Committee granted our Named Executive Officers a mix of 60% performance stock unit awards and 40% time-based stock unit awards, as described below. The number of equity awards granted to the Named Executive Officers as part of the 2014 equity award program are set forth below:

Name	Performance Stock Unit Awards* (#)	Time-Based Stock Unit Awards (#)
Joseph M. Tucci	201,006	134,004
David I. Goulden	201,006	134,004
Howard D. Elias	125,629	83,753
William J. Teuber, Jr.	125,629	83,753
William F. Scannell	125,629	83,753

*	Reflects target number of performance stock unit awards. See discussion below for more detail.

Performance Stock Units

The performance stock units granted to the Named Executive Officers in February 2014 will vest in 2017 only if the Company achieves specific three-year cumulative EPS, revenue and TSR metrics. We refer to these three-year performance awards as the “2014 LTIP stock units.”
As described below, the EPS, revenue and TSR goal components of the 2014 LTIP stock units are weighted 45%, 30% and 25%, respectively.

Each of the EPS and revenue components of the 2014 LTIP stock units will vest if EMC achieves greater than the threshold level of the cumulative goal for such component over fiscal years 2014 through 2016. The Compensation Committee selected EPS and revenue metrics because in its judgment they represent two of the most important metrics on which the Named Executive Officers should focus to drive EMC’s strategic plan and shareholder value. EPS was given the greatest weighting to emphasize profitable growth and because the Compensation Committee believes that increases in EPS will lead to greater long-term shareholder value.

The TSR component of the 2014 LTIP stock units will vest if EMC achieves at least a threshold level of TSR over fiscal years 2014 through 2016 relative to the S&P 500 Technology Index. The Compensation Committee selected a TSR metric in recognition of evolving marketplace trends in incentive plan design and because the Compensation Committee believes that relative TSR is an important indicator of EMC’s performance relative to the industry, provides the executives added incentive to make EMC a market leader within the industry, and provides strong alignment with shareholder interests. For purposes of these awards, TSR will be determined by dividing the 20-day average market value of our common stock at the end of the performance period by the 20-day average market value at the beginning of the performance period, and EMC’s TSR will be compared to the TSR ranking of companies included in the S&P 500 Technology Index.

The vesting and payouts of the 2014 LTIP stock units depend on the percentage of achievement of the applicable targets, as follows:

Performance Goal	Threshold*		Target		Maximum
	Performance	Payout	Performance	Payout	Performance	Payout
Non-GAAP EPS	50% of target	-0-	97% to 103% of target	100% of target	120% of target	200% of target
Revenue	67% of target	-0-	97% to 103% of target		110% of target
Relative TSR	25th percentile	50% of target	50th percentile		75th percentile

*	For non-GAAP EPS and revenue performance in excess of the applicable threshold level set forth above, some portion of the stock units associated with the applicable performance metric will vest.

As set forth in the table above, the Compensation Committee selected a range for EPS and revenue performance targets in recognition of the difficulty in setting long-term goals within a rapidly transforming IT market.

Compensation Discussion and Analysis (continued)

If actual results fail to reach or exceed the threshold levels of performance for any of the EPS, revenue and/or TSR performance metrics as set forth above, the number of 2014 LTIP stock units associated with that metric will be forfeited. Conversely, if actual results exceed the target goals for any of the performance metrics, up to 200% of the target number of 2014 LTIP stock units associated with that metric may vest.

The Compensation Committee believes that the three-year cumulative EPS and revenue goals are rigorous and that EMC must demonstrate superior EPS and revenue growth to meet these goals. EMC will provide retrospective disclosure regarding the three-year cumulative EPS and revenue targets in 2017 and will also provide an update on the likelihood of achievement of the EPS and revenue targets in EMC’s 2015 Proxy Statement.

Time-Based Restricted Stock Units

Recognizing that a very large portion of our executives’ compensation is at risk, the Compensation Committee determined to grant time-based stock units to promote retention. Accordingly, in addition to performance stock units described above, our executive leadership team was granted time-based stock units in February 2014. The time-based stock units vest at the rate of one-third per year on each of the first three anniversaries of the grant date, subject to the executive’s continued employment with EMC.

Equity Grant Guidelines

As is the case for all of our equity awards and in accordance with our equity grant guidelines, stock options are usually granted by the Compensation Committee at regularly scheduled meetings. If the meeting is held on a business day, the grant date is such business day and the price is the closing price of our common stock on such date. If the meeting is not held on a business day, the grant date is the next business day and the price is the closing price of our common stock on such date. If the meeting is held during the “quiet period” preceding our earnings announcement, the grant date is the first business day that the “quiet period” ends, and the price is the closing price of our common stock on such date.

Retirement and Deferred Compensation Benefits

EMC does not provide the Named Executive Officers with a defined benefit pension plan or any supplemental executive retirement plans, nor does EMC provide the Named Executive Officers with retiree health benefits. EMC employees, including the Named Executive Officers, may participate in a 401(k) plan. The 401(k) plan is provided to all employees as a standard benefit offering, designed to assist employees with retirement savings in a tax-advantaged manner. The plan provides for a matching contribution of up to 6% of the employee’s compensation, with a maximum of $3,000 per year. The Company match vests pro rata over the participant’s first three years of service. EMC makes a matching contribution to the 401(k) plan to attract and retain employees and because it provides an additional incentive for employees to save for retirement.

EMC also maintains a nonqualified deferred compensation plan pursuant to which designated managerial or highly compensated employees, including the Named Executive Officers, may elect to defer the receipt of a portion of the base salaries and/or cash bonuses they would otherwise have received when earned. EMC does not make any matching or other contributions under this plan. The nonqualified deferred compensation plan was adopted in order to give participants the ability to defer receipt of certain income to a later date, which may be an attractive tax planning feature, the availability of which assists in the attraction and retention of executive talent. Participants’ account balances reflect gains and losses in the plan’s investment funds, which are substantially similar to the investment options available under the 401(k) plan. For more information on EMC’s deferred compensation plan, please see “Compensation of Executive Officers - Nonqualified Deferred Compensation” beginning on page 73 of this Proxy Statement.

Perquisites

The Named Executive Officers receive limited perquisites as described below. The perquisites we provide represent a small fraction of the total compensation of each Named Executive Officer. The value of the perquisites we provide are generally taxable to the Named Executive Officers and the incremental cost to EMC of providing these perquisites is reflected in the Summary Compensation Table.

Compensation Discussion and Analysis (continued)

Limited tax and financial planning services and executive physicals are provided because the Compensation Committee believes they allow the Named Executive Officers to focus more of their time and attention on their employment and promote the well-being of the Named Executive Officers.

Personal use of EMC-owned aircraft is limited to our Chief Executive Officer and, on rare occasions, other Named Executive Officers. Limited personal use of EMC-owned aircraft is permitted to reduce these executives’ travel time and to allow them to devote more time to work duties.

EMC does not provide tax gross-ups to our Named Executive Officers or any other executive officers for perquisites or personal expenses (other than with respect to reimbursement of relocation expenses which is available to all employees).

The Compensation Committee periodically reviews the perquisites that it provides, including the cost to EMC of providing such perquisites, and believes that the perquisites provided are reasonable and appropriate. For more information on perquisites provided to the Named Executive Officers, please see the “All Other Compensation Table” on page 65 of this Proxy Statement.

Post-Termination Compensation

In addition to retirement and deferred compensation benefits described above, EMC has arrangements with the Named Executive Officers that may provide them with compensation following termination of employment for the reasons discussed below.

Change in Control Agreements

Change in control agreements benefit a corporation in the event of a change in control or a potential change in control by promoting stability during a potentially uncertain period and allowing executives who are parties to such agreements to focus on continuing business operations and the success of a potential business combination rather than seeking alternative employment. The Board believes that it is in EMC’s best interest to have change in control agreements with the Named Executive Officers. EMC’s change in control agreements provide the executives with cash severance payments, equity award acceleration and certain other benefits in the event that their employment is terminated in connection with a change in control or potential change in control (known as “double trigger” benefits), which payments and benefits are described in more detail under “Compensation of Executive Officers - Potential Payments upon Termination or Change in Control” beginning on page 74 of this Proxy Statement. The change in control agreements provide these benefits only if there is both (i) a change in control (or potential change in control) of EMC and (ii) the executive’s employment is terminated by EMC (or any successor) without cause or if the executive terminates his or her employment for good reason, in each case within 24 months following a change in control (or during a potential change in control period). We refer to such a termination of employment as a “qualifying termination.”

No excise tax gross-up is provided for any severance or other benefits paid under EMC’s change in control agreements with the Named Executive Officers.

The determination of the appropriate level of payments and benefits to provide in the event of a qualifying termination involved the consideration of a number of factors. The Board considered that a Named Executive Officer, who is more likely to lose his or her job in connection with a change in control than other employees, may require more time than other employees in order to secure an appropriate new position and, unless that executive was provided with change in control benefits, may be motivated to start a job search early in connection with a change in control to the detriment of EMC. The Compensation Committee reviewed peer practices and market trends, and determined that the level of change in control benefits provided to the Named Executive Officers is consistent with the level provided to executive officers of other public companies of similar size to EMC. Based on these considerations, we believe that the terms of the agreements are reasonable and provide an incentive for our Named Executive Officers to remain with EMC. In addition, by not providing severance payments, accelerated vesting of certain equity awards or other benefits unless both a change in control (or potential change in control) has occurred and an executive has a qualifying termination, we believe that an acquiror will be better able to retain EMC’s management team following a change in control.

Compensation Discussion and Analysis (continued)

The Compensation Committee annually reviews the reasonableness and appropriateness of the terms and conditions of EMC’s change in control agreements and the benefits payable thereunder.

For more information on potential payments and benefits under the change in control agreements, please see “Compensation of Executive Officers - Potential Payments upon Termination or Change in Control” beginning on page 74 of this Proxy Statement.

Other Arrangements

Except in limited circumstances, EMC typically does not enter into employment agreements. However, the Board and the Compensation Committee believe it is in the best interests of the Company to ensure the continuity of Mr. Tucci’s leadership. In 2012, the Company entered into an employment arrangement with Mr. Tucci to remain with the Company through at least February 2015. Under this arrangement, Mr. Tucci will be entitled to severance benefits upon termination of employment, other than in connection with a change in control, the amount of which the Board and the Compensation Committee determined was appropriate for Mr. Tucci given his many years of service to EMC. For more information on this arrangement, please see “Compensation of Executive Officers - Potential Payments upon Termination or Change in Control - Termination of Employment without Cause” on page 74 of this Proxy Statement.

At the time Mr. Goulden was hired in April 2002, EMC agreed to provide him with severance benefits in the context of the overall negotiations regarding the terms and conditions of his employment and as an inducement for him to leave his former employer. In 2013, Mr. Goulden and EMC agreed that the original purpose of providing him these severance benefits was no longer relevant or appropriate, given his long tenure at EMC. Accordingly, in October 2013, Mr. Goulden voluntarily relinquished any future right that he may have to these severance benefits.

In connection with the assumption of his new role as head of EMC’s Global Sales and Customer Operations in July 2012, EMC agreed to provide Mr. Scannell with severance benefits. The Compensation Committee believes it is in the best interests of the Company to ensure leadership continuity in such a critical role within our organization. For more information on this arrangement, please see “Compensation of Executive Officers - Potential Payments upon Termination or Change in Control - Termination of Employment without Cause” beginning on page 74 of this Proxy Statement.

The Named Executive Officers are entitled to certain benefits upon a termination due to death, disability or retirement. For more detail regarding these arrangements, please see “Compensation of Executive Officers - Potential Payments upon Termination or Change in Control” beginning on page 74 of this Proxy Statement.

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s chief executive officer and certain other executive officers as of the end of any fiscal year. However, performance-based compensation is not subject to the $1 million deduction limit if certain requirements are met. The Compensation Committee considered the impact of Section 162(m) when designing EMC’s cash bonus and equity programs and determined that EMC’s interests were best served by not restricting the Compensation Committee’s discretion and flexibility in designing the compensation programs, even if such programs may result in certain non-deductible compensation expenses. Notwithstanding our general philosophy of maintaining flexibility in designing our programs, all of the stock options and performance-contingent stock units granted to the Named Executive Officers in 2012 and 2013, including portions of the 2012 Leadership Development and Performance Awards that vest upon achievement of TSR and revenue metrics, are designed to qualify as performance-based compensation that is exempt from the deductibility limits imposed by Section 162(m). However, the application of Section 162(m) is complex and may change over time (with potentially retroactive effect) and, accordingly, there can be no guarantee that all compensation intended to qualify as performance-based compensation will so qualify.

Compensation Discussion and Analysis (continued)

Stock Ownership Guidelines

To align the interests of our executive leadership team, including the Named Executive Officers, with those of our shareholders, we believe that they should hold a significant equity interest in EMC. We have had stock ownership guidelines in place for many years. The stock ownership guidelines for the Named Executive Officers are:

Name	Stock Ownership Guideline
Joseph M. Tucci	650,000
David I. Goulden	350,000
Howard D. Elias	187,500
William J. Teuber, Jr.	250,000
William F. Scannell	187,500

New executive leadership team members have five years to reach compliance with the guidelines. Unexercised stock options, unvested shares of restricted stock and unvested restricted stock units are not counted for purposes of determining whether these guidelines are met. The Compensation Committee periodically reviews the executives’ holdings for compliance with these guidelines. As of February 28, 2014, all of the Named Executive Officers are in compliance with these guidelines.

Stock Holding Guidelines

In addition to the stock ownership guidelines described above, our executive leadership team is subject to stock holding guidelines. Like the ownership guidelines, these guidelines are intended to align the interests of our executive leadership team with those of our shareholders by requiring the executives to retain a meaningful percentage of their equity holdings in EMC. The executive leadership team is required to hold throughout the year at least 75% of their respective total equity holdings (measured as of January 1), and may sell only a limited number of shares during a limited window each quarter after meeting the terms of our stock ownership guidelines, our insider trading policy, our securities trading policy and our pre‑clearance policy.

Internal Pay Equity

Mr. Tucci is provided with a greater compensation opportunity than our other Named Executive Officers because as our Chief Executive Officer he has primary oversight for EMC’s overall corporate performance, including the continued evolution and development of our vision and strategic direction, establishing EMC as a market leader with innovative products, services and solutions, expanding EMC’s position in the market, and maintaining and building relationships with customers, partners, suppliers, employees, shareholders and other stakeholders. In setting Mr. Tucci’s compensation levels, the Compensation Committee also considered his experience as a proven leader and the competitive market conditions for chief executive officers.

Hedging and Pledging Policies

EMC policies do not permit any employees, including the Named Executive Officers, to “hedge” ownership of EMC securities. In addition, no director, executive officer, or any related person, including any Named Executive Officer, may pledge EMC securities.

Compensation Recovery Policies

We have an incentive compensation clawback policy under which EMC will require reimbursement of any cash or equity incentive compensation paid where payment was predicated on financial results that were subject to a significant restatement and the individual engaged in fraud or willful misconduct that caused or partially caused the restatement. The policy applies to all EMC employees, including the Named Executive Officers. In addition, EMC’s equity plans contain provisions that allow EMC to cancel outstanding equity awards or “clawback” the value of awards recently realized if a Named Executive Officer or other senior employee engages in activity detrimental to EMC, such as failing to comply with EMC’s Key Employee Agreement, including the non‑competition and non-solicitation provisions, engaging in any activity that results in the employee’s termination for cause, or being convicted of a crime.

Compensation Discussion and Analysis (continued)

Role of Compensation Consultant

The Compensation Committee is directly responsible for the appointment, compensation and oversight of its compensation consultant. In 2013, the Compensation Committee engaged Towers Watson to serve as its compensation consultant. Towers Watson works at the direction of the Compensation Committee and reports directly to the Compensation Committee.

The Compensation Committee has assessed the independence of Towers Watson by reviewing several factors, including (i) other services, if any, that Towers Watson provides to EMC, (ii) the significance of the fees paid to Towers Watson by the Compensation Committee as a percentage of the total revenues of Towers Watson, (iii) the policies and procedures of Towers Watson that are designed to prevent conflicts, (iv) any business or personal relationships between the Towers Watson professionals engaged to advise the Compensation Committee and the members of the Compensation Committee and/or EMC’s executive officers, and (v) ownership of our common stock by any of the Towers Watson professionals engaged to advise the Compensation Committee. After careful consideration, the Compensation Committee determined that Towers Watson’s service to the Compensation Committee does not raise any conflicts of interest.

During 2013, Towers Watson assisted the Compensation Committee in performing pay-for-performance analyses. In addition, Towers Watson assisted the Compensation Committee in reviewing, among other things, executive compensation practices, trends and competitive practices, and change in control and other termination scenarios. Lastly, Towers Watson assisted the Compensation Committee with the design of the 2014 equity award program for the Company’s executive leadership team.

The Compensation Committee has a policy that provides that its compensation consultant will only provide services to the Compensation Committee and is prohibited from providing any other services to EMC, unless such services are pre-approved by the Compensation Committee. For 2013, the Compensation Committee pre-approved all fees paid to Towers Watson. The following table summarizes the fees paid for services that Towers Watson provided to the Compensation Committee and the fees paid for services provided to EMC that were pre-approved by the Compensation Committee for each of the last two fiscal years.

	Fees for services to Compensation Committee ($)	Fees for services to EMC ($)	Fees for other services* ($)
2013	327,617	—	36,864
2012	157,945	—	39,119

*	The amounts reflect the fees associated with EMC’s purchase from Towers Watson of global broad-based surveys that are not customized for EMC.

Peer Group

The Compensation Committee, with the assistance of its compensation consultant, reviews compensation from published technology industry surveys and from EMC’s peer group companies for purposes of comparing EMC’s executive compensation program with market practices and in order to inform the Compensation Committee’s decisions regarding EMC’s executive compensation program. The Compensation Committee does not target or benchmark compensation to any particular percentile of compensation paid by other companies, but rather considers comparator compensation as one factor in making its compensation decisions. Other factors include EMC’s performance and an individual’s contribution, experience and potential. After taking these factors into account, the Compensation Committee exercises its judgment in making compensation decisions. We believe that this approach gives EMC the flexibility to make compensation decisions based upon all of the facts and circumstances.

Compensation Discussion and Analysis (continued)

For 2013, EMC’s peer group consisted of 16 companies:

• Accenture plc	• eBay Inc.	• Oracle Corporation
• Adobe Systems Incorporated	• Hewlett-Packard Company	• Seagate Technology
• CA, Inc.	• Intel Corporation	• Symantec Corporation
• Cisco Systems, Inc.	• International Business Machines Corporation	• Xerox Corporation
• Computer Sciences Corporation	• Microsoft Corporation
• Dell Inc.	• NetApp, Inc.

To select the peer group companies, we used the three-step process described below.

Step	Screen	Rationale
1
U.S.-based publicly traded and industry-related companies, including companies in the following industries:
●  Computer Hardware, Services, Software & Storage
●  Office Supplies & Equipment
●  Computer Communications
●  Semiconductors

● Privately held or recently acquired companies are eliminated
● Only publicly traded U.S. companies are required to disclose information on executive compensation pay levels and practices
● Companies headquartered outside the U.S. are eliminated due to potential differences in executive pay structure and levels

2	Revenue and market capitalization ● .25X to 4X that of EMC’s revenue ● .25X to 4X that of EMC’s market capitalization	● Companies not comparable in size to EMC are eliminated due to differences in pay levels
3	Business and talent overlap ● Companies to which EMC business segments are aligned ● Companies from which EMC recruits and to which it loses talent	● Companies with a low degree of business overlap are eliminated ● Top sources for recruiting talent without regard to any other screening criteria

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the compensation information for the Named Executive Officers for the fiscal year ended December 31, 2013.

The amounts shown in the Stock Awards and Option Awards columns reflect the grant date fair value of equity awards for 2013 and prior years, not the actual amounts paid to or that may be realized by the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[3] ($)	Total ($)
Joseph M. Tucci Chairman and Chief Executive Officer	2013	1,000,000	—	9,426,404[4]	650,417[5]	1,260,058[6]	—	309,079	12,645,957
	2012	1,000,000	—	12,697,669[7]	1,310,657[7]	1,467,360	—	116,545	16,592,231
	2011	1,000,000	—	8,408,713[8]	1,557,752[8]	2,140,869	—	131,523	13,238,857
David I. Goulden Chief Executive Officer, EMC Information Infrastructure and Chief Financial Officer	2013	850,000	—	6,122,900[9]	330,759[9]	1,006,296[10]	—	122,621	8,432,576
	2012	737,500	—	9,351,739[11]	528,240[11]	949,513	—	16,435	11,583,427
	2011	600,000	—	2,853,844[8]	529,522[8]	1,044,200	—	31,754	5,059,320
Howard D. Elias President and Chief Operating Officer, Global Enterprise Services	2013	750,000	—	4,209,625[9]	235,209[9]	700,032[12]	—	136,194	6,031,061
	2012	687,500	—	8,909,754[11]	451,639[11]	757,109	—	22,697	10,828,699
	2011	600,000	—	2,853,844[8]	529,522[8]	912,481	—	22,593	4,918,440
William J. Teuber, Jr. Vice Chairman	2013	725,000	—	4,314,344[4]	257,260[5]	634,404[13]	—	97,906	6,028,914
	2012	712,500	—	5,154,478[7]	557,014[7]	707,560	—	17,051	7,148,603
	2011	700,000	—	3,193,863[8]	582,807[8]	912,481	—	12,357	5,401,507
William F. Scannell President, Global Sales and Customer Operations	2013	700,000	—	4,209,625[9]	235,209[9]	656,280[14]	—	108,412	5,909,526
	2012	700,000	—	8,909,754[11]	451,639[11]	632,153	—	15,821	10,709,367

[1]
Amounts represent the aggregate grant date fair value for stock awards and stock options in 2013, 2012 and 2011 in accordance with FASB ASC Topic 718. Performance-contingent equity grant amounts, which are the performance-based equity awards granted to the Named Executive Officers that vest based upon performance criteria other than EMC’s total shareholder return, assume target shares issued, which also represent the maximum number of shares issuable under such grants. Assumptions used in the calculation of these amounts for awards in 2013, 2012 and 2011 are included in Note P to EMC’s audited financial statements for fiscal year ended December 31, 2013 included in EMC’s Annual Report on Form 10-K filed with the SEC on February 25, 2014. Consistent with FASB ASC Topic 718, EMC uses a Monte Carlo simulation model to value market-based stock awards, i.e., for performance-based equity awards tied to EMC’s relative total shareholder return. This model estimates the fair value of the award for financial reporting purposes. The assumptions used in this model for the 2012 awards were as follows: (a) stock price volatility of 28.79% for EMC and an average stock price volatility of 34.08% for the components of the S&P 500 Technology Index; (b) risk-free interest rate of 0.27%; (c) correlation coefficients based upon the price data used to calculate the historical volatilities; and (d) no dividend yield assumption given that total shareholder return is calculated assuming reinvestment of dividends. Based on the performance goals and these assumptions, the market-based performance equity awards issued in 2012 were valued using the Monte Carlo model at $17.66 per share. Historically, we have granted performance-based equity awards in the year prior to the applicable performance year, and approved the specific performance goals for such awards at a later date, at which time the award is given a grant date fair value for accounting purposes. Because we are required to disclose compensation in the table in accordance with applicable accounting rules, the value of the performance-based equity awards granted to our Named Executive Officers is reflected in the table as compensation in the year the specific performance goals are approved, which may or may not be the same year the awards were granted. In contrast,

Compensation of Executive Officers (continued)

the value of the time-based equity awards granted to our Named Executive Officers is reflected in the table as compensation in the year of grant. Please see footnote 4 for more information on the fair value of the Leadership Development and Performance Awards.

[2]
Amounts include incentive compensation earned under EMC’s cash bonus plans, which are described on pages 48 to 51 of this Proxy Statement. Also includes amounts earned by Mr. Goulden but deferred under EMC’s Deferred Compensation Retirement Plan.

[3]	Please see the “All Other Compensation Table” below.

[4]
Amounts represent the aggregate grant date fair values of the performance-based restricted stock unit awards granted in August 2012, for which the specific performance goals were approved in February 2013, the portion of the Leadership Development and Performance Awards granted in September 2012, for which the specific performance goals were approved in February 2013, and the time-based restricted stock unit awards granted in July 2013. The amounts reported in the table with respect to the portion of the Leadership Development and Performance Awards for which performance-based vesting criteria were not determined until February 2013 represent the fair value of the awards determined in accordance with FASB ASC Topic 718 assuming, solely for this purpose and in accordance with SEC guidance, that the grant date for such portion of those awards was the service inception date.  The service inception date for this purpose was February 6, 2013, the date that the Committee approved the performance-based vesting criteria for such portion of the awards. For more information on the Leadership Development and Performance Awards, please see page 54 of this Proxy Statement.

[5]	Amounts represent the aggregate grant date fair values of the performance-based option awards granted in August 2012, for which the specific performance goals were approved in February 2013.

[6]	Amount represents payments of $1,036,570 pursuant to the 2013 Corporate Incentive Plan and $223,488 pursuant to the 2013 Executive MBO.

[7]
Amounts represent the aggregate grant date fair values of the performance-based equity awards granted in August 2011, for which the specific performance goals were approved in February 2012, the portion of the Leadership Development and Performance Awards granted in September 2012, for which the specific performance goals were approved in December 2012, and the time-based equity awards granted in August 2012. For more information on the Leadership Development and Performance Awards, please see page 54 of this Proxy Statement.

[8]
Amounts represent the aggregate grant date fair values of the performance-based equity awards granted in August 2010, for which the specific performance goals were approved in February 2011, and the time-based equity awards granted in August 2011.

[9]
Amounts represent the aggregate grant date fair values of the performance-based equity awards granted in August 2012, for which the specific performance goals were approved in February 2013, and the time-based equity awards granted in July 2013.

[10]	Amount represents payments of $827,816 pursuant to the 2013 Corporate Incentive Plan and $178,480 pursuant to the 2013 Executive MBO.

[11]
Amounts represent the aggregate grant date fair values of the performance-based equity awards granted in August 2011, for which the specific performance goals were approved in February 2012, and the time-based equity awards granted in August 2012.

[12]	Amount represents payments of $575,872 pursuant to the 2013 Corporate Incentive Plan and $124,160 pursuant to the 2013 Executive MBO.

[13]	Amount represents payments of $521,884 pursuant to the 2013 Corporate Incentive Plan and $112,520 pursuant to the 2013 Executive MBO.

[14]	Amount represents payments of $539,880 pursuant to the 2013 Corporate Incentive Plan and $116,400 pursuant to the 2013 Executive MBO.

All Other Compensation Table

The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table for the fiscal year ended December 31, 2013.

Name	Air Travel[1] ($)	Tax and Financial Planning ($)	Matching 401(k) Plan Contributions[2] ($)	Dividend Equivalent[3] ($)	Other ($)	Total ($)
Joseph M. Tucci	106,121	14,756	3,000	181,608	3,594[4]	309,079
David I. Goulden	2,549	12,000	3,000	97,991	7,081[5]	122,621
Howard D. Elias	16,444	12,000	3,000	90,157	14,593[6]	136,194
William J. Teuber, Jr.	14,222	9,624	3,000	71,060	—	97,906
William F. Scannell	—	—	3,000	89,246	16,166[7]	108,412

[1]
All aircraft use by Named Executive Officers is documented and categorized as business, personal or mixed use depending on the purpose of a flight. The purpose of a flight is determined based upon a review and analysis of flight data, the Named Executive Officer's itinerary and other relevant information. A flight is categorized as mixed use if it includes both personal and business aspects. Personal use of EMC-owned aircraft is valued based on the aggregate incremental cost to EMC determined on a per flight basis and includes the cost of fuel used, the hourly cost of aircraft maintenance, landing fees, trip-related hangar and parking costs, and crew-related costs. The incremental cost does not include “deadhead” flights (e.g., a return flight on which no passenger was on board); if included, the incremental cost would increase by $9,124 for Mr. Tucci and $1,707 for Mr. Teuber. (Deadhead flights are categorized as business or personal based on the purpose of the immediately preceding or following flight leg, as appropriate).

[2]	Amounts represent a 6% matching contribution on eligible compensation paid each pay period, up to a maximum of $750 per quarter, made under the EMC 401(k) Savings Plan for 2013.

[3]
Amounts represent the value of dividend equivalents accrued in 2013, whether or not paid, on outstanding equity awards granted to the Named Executive Officer prior to July 2013 because such amounts were not factored into the grant date fair values of such awards.

[4]	Amount represents the cost of an annual executive physical.

[5]	Amount represents the cost of an annual executive physical of $4,018 and a reimbursement under an EMC travel rebate program of $3,063.

Compensation of Executive Officers (continued)

[6]	Amount represents the cost of spousal attendance at EMC events ($10,492) and sporting events ($422), and the cost of an annual executive physical of $3,679.

[7]	Amount represents the cost of spousal attendance at EMC events ($11,895) and sporting events ($495), and the cost of an annual executive physical of $3,776.

Compensation of Executive Officers (continued)

Grants of Plan-Based Awards

The following table sets forth information concerning non-equity incentive plan grants, equity incentive plan grants and all other stock awards and option awards granted to the Named Executive Officers in the fiscal year ended December 31, 2013. Our non-equity incentive plans consist of the bonus plans that are described on pages 48 to 51 of this Proxy Statement, our equity incentive plans consist of the performance stock unit and performance stock option awards that are described on pages 53 to 55 of this Proxy Statement and our other stock awards consist of the time-based stock unit awards that are described on page 54 of this Proxy Statement. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards will ever be realized.

Name	Type of Award[1]	Grant Date	Award Date[2]	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards[5] ($/Sh)	Grant Date Fair Value of Stock and Option Awards[6]
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph M. Tucci	CIP	N/A	N/A	576,000	1,152,000	2,304,000[3]	—	—	—	—	—	—
	MBO	N/A	N/A	—	288,000	288,000[4]	—	—	—	—	—	—
	PC-RSU	2/6/2013	8/8/2012	—	—	—	42,099	168,395	168,395[7]	—	—	4,174,512
	PC-SO	2/6/2013	8/8/2012	—	—	—	22,513	90,051	90,051[8]	—	26.80	650,417
	RSU	7/31/2013	N/A	—	—	—	—	—	—	143,404[9]	—	3,750,015
	LDPA	2/6/2013	9/5/2012	—	—	—	—	60,584	60,584[10]	—	—	1,501,877[11]
David I. Goulden	CIP	N/A	N/A	460,000	920,000	1,840,000[3]	—	—	—	—	—	—
	MBO	N/A	N/A	—	230,000	230,000[4]	—	—	—	—	—	—
	PC-RSU	2/6/2013	8/8/2012	—	—	—	21,409	85,635	85,635[7]	—	—	2,122,892
	PC-SO	2/6/2013	8/8/2012	—	—	—	11,449	45,794	45,794[8]	—	26.80	330,759
	RSU	7/31/2013	N/A	—	—	—	—	—	—	152,964[9]	—	4,000,009
Howard D. Elias	CIP	N/A	N/A	320,000	640,000	1,280,000[3]	—	—	—	—	—	—
	MBO	N/A	N/A	—	160,000	160,000[4]	—	—	—	—	—	—
	PC-RSU	2/6/2013	8/8/2012	—	—	—	15,224	60,896	60,896[7]	—	—	1,509,612
	PC-SO	2/6/2013	8/8/2012	—	—	—	8,141	32,565	32,565[8]	—	26.80	235,209
	RSU	7/31/2013	N/A	—	—	—	—	—	—	103,251[9]	—	2,700,014
William J. Teuber, Jr.	CIP	N/A	N/A	290,000	580,000	1,160,000[3]	—	—	—	—	—	—
	MBO	N/A	N/A	—	145,000	145,000[4]	—	—	—	—	—	—
	PC-RSU	2/6/2013	8/8/2012	—	—	—	16,651	66,605	66,605[7]	—	—	1,651,138
	PC-SO	2/6/2013	8/8/2012	—	—	—	8,905	35,618	35,618[8]	—	26.80	257,260
	RSU	7/31/2013	N/A	—	—	—	—	—	—	80,306[9]	—	2,100,002
	LDPA	2/6/2013	9/5/2012	—	—	—	—	22,719	22,719[10]	—	—	563,204[11]
William F. Scannell	CIP	N/A	N/A	300,000	600,000	1,200,000[3]	—	—	—	—	—	—
	MBO	N/A	N/A	—	150,000	150,000[4]	—	—	—	—	—	—
	PC-RSU	2/6/2013	8/8/2012	—	—	—	15,224	60,896	60,896[7]	—	—	1,509,612
	PC-SO	2/6/2013	8/8/2012	—	—	—	8,141	32,565	32,565[8]	—	26.80	235,209
	RSU	7/31/2013	N/A	—	—	—	—	—	—	103,251[9]	—	2,700,014

[1]	Type of Award:
CIP = 2013 Corporate Incentive Plan
MBO = 2013 Executive Management by Objectives Plan
PC-RSU = Performance Stock Units
PC-SO = Performance Stock Options
RSU = Time-Based Stock Units
LDPA = Leadership Development and Performance Awards
For more information on all of these awards, please see pages 48 to 55 of this Proxy Statement.

[2]
This column has been added to reflect the date that the Compensation Committee approved all the material terms of each grant of performance stock units and performance stock options, other than the specific performance targets, which were approved at the later date reflected in the “Grant Date” column. From an accounting perspective, the grant date for these awards is the date contained in the “Grant Date” column, which is the date on which the performance targets were approved.

[3]
The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts, respectively, payable under the 2013 Corporate Incentive Plan. The threshold payment is 50% of the target payment and the maximum payment is 200% of the target payment.

[4]	The amounts shown in the target and maximum columns reflect the amounts that will be paid if all the performance goals under the MBO for the year are achieved.

[5]
The exercise price of each stock option equals the closing price of our common stock on the date the Compensation Committee awarded the option, as reported in the “Award Date” column for performance stock options. Please see footnote 2 for additional information.

Compensation of Executive Officers (continued)

[6]
Represents the grant date fair value of each of these awards calculated in accordance with FASB ASC Topic 718. For performance-based awards, amount assumes the target number of shares is issued. The target number of shares and the maximum number of shares issuable under the award are the same.

[7]
The amounts shown in the target and maximum columns reflect the number of performance stock units that are eligible to vest commencing in 2014 subject to the achievement of 2013 performance goals. The amount shown in the threshold column reflects the number of performance stock units that are eligible to vest commencing in 2014 if threshold targets are achieved. The threshold number of performance stock units is 25% of the target number of performance stock units. 87.8% of these performance stock units became eligible to vest in February 2014, and one-third vested on February 5, 2014 and one-half of the remaining units will vest on each of February 1, 2015 and 2016. The remaining 12.2% of these units were forfeited since the 2013 performance goals were not fully achieved.

[8]
The amounts shown in the target and maximum columns reflect the number of performance stock options that are eligible to vest commencing in 2014 subject to the achievement of 2013 performance goals. The amount shown in the threshold column reflects the number of performance stock options that are eligible to vest commencing in 2014 if threshold targets are achieved. The threshold number of performance stock options is 25% of the target number of performance stock options. 87.8% of these performance options became eligible to vest in February 2014, and one-fourth vested on February 5, 2014 and one-third of the remaining options will vest on each of February 1, 2015, 2016 and 2017. The remaining 12.2% of these options were forfeited since the 2013 performance goals were not fully achieved.

[9]	One-third of these units will vest on each of July 31, 2014, 2015 and 2016.

[10]
The amounts shown in the target and maximum columns reflect the number of LDPA stock units that are eligible to vest in 2015 subject to the achievement of 2013-2014 discretionary performance goals. If any of these units become eligible to vest, they will vest in 2015. For more information on the LDPA stock units, please see pages 54 to 55 of this Proxy Statement.

[11]
The grant date fair value was calculated using the closing price of the common stock on February 6, 2013, the date on which the discretionary objectives were approved by the Compensation Committee. Please see footnote 4 to the Summary Compensation Table on page 65 of this Proxy Statement for more information.

Compensation of Executive Officers (continued)

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers as of December 31, 2013. The market and payout values for unvested stock awards are calculated based on a market value of $25.15 per share (the closing market price of EMC’s common stock on December 31, 2013) multiplied by the number of shares subject to the award.

Name	Option Awards[1]					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date[2]	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph M. Tucci	—	90,051[3]	—	26.80	8/8/2022	679,218[4]	17,082,333	302,917[5]	7,618,363
	12,006	48,028[6]	—	26.80	8/8/2022
	22,145	66,432[7]	—	25.04	8/3/2021
	24,646	36,970[8]	—	25.04	8/3/2021
	52,500	52,500[9]	—	20.47	8/3/2020
	42,000	28,000[10]	—	20.47	8/3/2020
	112,500	37,500[11]	—	15.31	8/4/2019
	80,000	20,000[12]	—	15.31	8/4/2019
	159,786	—	—	15.18	8/20/2018
	120,000	—	—	15.18	8/20/2018
	700,000	—	—	14.49	7/22/2015
David I. Goulden	—	45,794[3]	—	26.80	8/8/2022	376,825[13]	9,477,149	239,617[14]	6,026,368
	6,106	24,424[6]	—	26.80	8/8/2022
	7,382	22,143[7]	—	25.04	8/3/2021
	8,215	12,324[8]	—	25.04	8/3/2021
	18,000	18,000[9]	—	20.47	8/3/2020
	14,400	9,600[10]	—	20.47	8/3/2020
	31,500	10,500[11]	—	15.31	8/4/2019
	22,400	5,600[12]	—	15.31	8/4/2019
	42,609	—	—	15.18	8/20/2018
	32,000	—	—	15.18	8/20/2018
	46,977	—	—	19.11	11/28/2017
	32,000	—	—	19.11	11/28/2017
	400,000	—	—	14.49	7/22/2015
	29,000	—	—	12.85	10/28/2014
Howard D. Elias	—	32,565[3]	—	26.80	8/8/2022	290,004[15]	7,293,601	239,617[14]	6,026,368
	4,342	17,368[6]	—	26.80	8/8/2022
	7,382	22,143[7]	—	25.04	8/3/2021
	8,215	12,324[8]	—	25.04	8/3/2021
	18,000	18,000[9]	—	20.47	8/3/2020
	14,400	9,600[10]	—	20.47	8/3/2020
	31,500	10,500[11]	—	15.31	8/4/2019
	22,400	5,600[12]	—	15.31	8/4/2019
	42,609	—	—	15.18	8/20/2018
	32,000	—	—	15.18	8/20/2018
	46,977	—	—	19.11	11/28/2017
	32,000	—	—	19.11	11/28/2017
	300,000	—	—	14.49	7/22/2015

Compensation of Executive Officers (continued)

Name	Option Awards[1]					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date[2]	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William J. Teuber, Jr.	—	35,618[3]	—	26.80	8/8/2022	295,423[16]	7,429,888	113,594[17]	2,856,889
	4,749	18,996[6]	—	26.80	8/8/2022
	9,842	29,526[7]	—	25.04	8/3/2021
	10,954	16,431[8]	—	25.04	8/3/2021
	18,000	18,000[9]	—	20.47	8/3/2020
	14,400	9,600[10]	—	20.47	8/3/2020
	31,500	10,500[11]	—	15.31	8/4/2019
	22,400	5,600[12]	—	15.31	8/4/2019
	55,925	—	—	15.18	8/20/2018
	42,000	—	—	15.18	8/20/2018
	61,658	—	—	19.11	11/28/2017
	42,000	—	—	19.11	11/28/2017
	35,000	—	—	14.49	7/22/2015
William F. Scannell	—	32,565[3]	—	26.80	8/8/2022	286,742[18]	7,211,561	239,617[14]	6,026,368
	4,342	17,368[6]	—	26.80	8/8/2022
	7,382	22,143[7]	—	25.04	8/3/2021
	8,215	12,324[8]	—	25.04	8/3/2021
	—	16,506[9]	—	20.47	8/3/2020
	—	8,804[10]	—	20.47	8/3/2020
	—	9,750[11]	—	15.31	8/4/2019
	—	5,200[12]	—	15.31	8/4/2019
	5,600	—	—	15.18	8/20/2018

[1]	Each stock option vests at the rate of 20% per year over five years, unless otherwise indicated.

[2]	The date the Compensation Committee awarded each stock option is ten years prior to its expiration date.

[3]
Represents the number of performance stock options granted in August 2012 that became eligible to vest based on the achievement of the 2013 performance goals. 87.8% of these options became eligible to vest in February 2014; 25% of these options vested on February 5, 2014; and one-third of the remaining options will vest on each of February 1, 2015, 2016 and 2017. The remaining 12.2% of these options were forfeited since the 2013 performance goals were not fully achieved. For more information on the performance stock options granted in August 2012, please see pages 53 to 54 of this Proxy Statement.

[4]
Mr. Tucci was granted 210,000 performance stock units on August 3, 2010; 100% of these units became eligible to vest in February 2012; one-third of these units vested on each of February 2, 2012, and February 1, 2013 and 2014. Mr. Tucci was also granted 140,000 time-based stock units on August 3, 2010; 25% of these units vested on each of August 3, 2011, 2012 and 2013; and the remaining units will vest on August 3, 2014. In addition, Mr. Tucci was granted 183,307 performance stock units on August 3, 2011; 95.8% of these units became eligible to vest in February 2013; one-third of these units vested on each of February 6, 2013 and February 1, 2014; the remaining units will vest on February 1, 2015. The remaining 4.2% of these units were forfeited since the 2012 performance goals were not fully achieved. Mr. Tucci was also granted 122,205 time-based stock units on August 3, 2011; 25% of these units vested on each of August 3, 2012 and 2013; and one-half of the remaining units will vest on each of August 3, 2014 and 2015. In addition, Mr. Tucci was granted 168,395 performance stock units on August 8, 2012; 87.8% of these units became eligible to vest in February 2014; one-third of these units vested on February 5, 2014; one-half of the remaining units will vest on each of February 1, 2015 and 2016. The remaining 12.2% of these units were forfeited since the 2013 performance goals were not fully achieved. Mr. Tucci was also granted 112,264 time-based stock units on August 8, 2012; 25% of these units vested on August 8, 2013; and one-third of the remaining units will vest on each of August 8, 2014, 2015 and 2016. In addition, Mr. Tucci was granted 143,404 time-based stock units on July 31, 2013; one-third of these units will vest on each of July 31, 2014, 2015 and 2016.

[5]
These units are distinguished from the other stock awards in this table because they will vest only if performance goals are achieved and all or a portion of them will be forfeited if certain performance goals are not achieved. Mr. Tucci was granted 302,917 Leadership Development and Performance Award units on September 5, 2012. If any of the Leadership Development and Performance Award units become eligible to vest, such units will vest on or about February 1, 2015; provided, however, that this vesting date may be delayed until such time as the Compensation Committee determines that the applicable performance goals have been achieved. For more information on the Leadership Development and Performance Awards, please see pages 54 to 55 of this Proxy Statement. Due to applicable accounting rules, the value of 60,584 Leadership Development and Performance Award units (or 20% of the award) is reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table of this Proxy Statement because the performance goals for

Compensation of Executive Officers (continued)

such units were approved in February 2013. The value of the remaining 242,333 Leadership Development and Performance Award units (or 80% of the award) is reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table of the Proxy Statement for EMC’s 2013 Annual Meeting of Shareholders because the performance goals for such units were approved in December 2012.

[6]	25% of these options will vest on each of August 8, 2014, 2015, 2016 and 2017.

[7]
Represents the number of performance stock options granted in August 2011 that became eligible to vest based on the achievement of the 2012 performance goals. 95.8% of these options became eligible to vest in February 2013; 25% of these options vested on each of February 6, 2013 and February 1, 2014; and one-half of the remaining options will vest on each of February 1, 2015 and 2016. The remaining 4.2% of these options were forfeited since the 2012 performance goals were not fully achieved.

[8]	One-third of these options will vest on each of August 3, 2014, 2015 and 2016.

[9]
Represents the number of performance stock options granted in August 2010 that became eligible to vest based on the achievement of the 2011 performance goals. 100% of these options became eligible to vest in February 2012; 25% of these options vested on each of February 2, 2012, and February 1, 2013 and 2014; and the remaining options will vest on February 1, 2015.

[10]	One-half of these options will vest on each of August 3, 2014 and 2015.

[11]
Represents the number of performance stock options granted in August 2009 that became eligible to vest based on the achievement of the 2010 performance goals. 100% of these options became eligible to vest in February 2011; 25% of these options vested on each of February 2, 2011, and February 1, 2012, 2013 and 2014.

[12]	These options will vest on August 4, 2014.

[13]
Mr. Goulden was granted 72,000 performance stock units on August 3, 2010; 100% of these units became eligible to vest in February 2012; one-third of these units vested on each of February 2, 2012, and February 1, 2013 and 2014. Mr. Goulden was also granted 48,000 time-based stock units on August 3, 2010; 25% of these units vested on each of August 3, 2011, 2012 and 2013; and the remaining units will vest on August 3, 2014. In addition, Mr. Goulden was granted 61,103 performance stock units on August 3, 2011; 95.8% of these units became eligible to vest in February 2013; one-third of these units vested on each of February 6, 2013 and February 1, 2014; the remaining units will vest on February 1, 2015. The remaining 4.2% of these units were forfeited since the 2012 performance goals were not fully achieved. Mr. Goulden was also granted 40,735 time-based stock units on August 3, 2011; 25% of these units vested on each of August 3, 2012 and 2013; and one-half of the remaining units will vest on each of August 3, 2014 and 2015. In addition, Mr. Goulden was granted 85,635 performance stock units on August 8, 2012; 87.8% of these units became eligible to vest in February 2014; one-third of these units vested on February 5, 2014; one-half of the remaining units will vest on each of February 1, 2015 and 2016. The remaining 12.2% of these units were forfeited since the 2013 performance goals were not fully achieved. Mr. Goulden was also granted 57,090 time-based stock units on August 8, 2012; 25% of these units vested on August 8, 2013; and one-third of the remaining units will vest on each of August 8, 2014, 2015 and 2016. In addition, Mr. Goulden was granted 152,964 time-based stock units on July 31, 2013; one-third of these units will vest on each of July 31, 2014, 2015 and 2016.

[14]
These units are distinguished from the other stock awards in this table because they will vest only if performance goals are achieved and all or a portion of them will be forfeited if certain performance goals are not achieved. Messrs. Goulden, Elias and Scannell were each granted 239,617 long-term performance stock units on August 3, 2011 (the “2011 LTIP stock units”). If any of the 2011 LTIP stock units become eligible to vest, one-half of such units will vest on or about February 1, 2015; provided, however, that this first vesting date may be delayed (a) until such time as the Compensation Committee determines that the applicable performance goals have been achieved, or (b) if vesting is determined based upon EMC's performance relative to its peer group; and thereafter, the remaining units will vest on February 1, 2016. For more information on the 2011 LTIP stock units, please see pages 55 to 56 of this Proxy Statement.

[15]
Mr. Elias was granted 72,000 performance stock units on August 3, 2010; 100% of these units became eligible to vest in February 2012; one-third of these units vested on each of February 2, 2012, and February 1, 2013 and 2014. Mr. Elias was also granted 48,000 time-based stock units on August 3, 2010; 25% of these units vested on each of August 3, 2011, 2012 and 2013; and the remaining units will vest on August 3, 2014. In addition, Mr. Elias was granted 61,103 performance stock units on August 3, 2011; 95.8% of these units became eligible to vest in February 2013; one-third of these units vested on each of February 6, 2013 and February 1, 2014; the remaining units will vest on February 1, 2015. The remaining 4.2% of these units were forfeited since the 2012 performance goals were not fully achieved. Mr. Elias was also granted 40,735 time-based stock units on August 3, 2011; 25% of these units vested on each of August 3, 2012 and 2013; and one-half of the remaining units will vest on each of August 3, 2014 and 2015. In addition, Mr. Elias was granted 60,896 performance stock units on August 8, 2012; 87.8% of these units became eligible to vest in February 2014; one-third of these units vested on February 5, 2014; one-half of the remaining units will vest on each of February 1, 2015 and 2016. The remaining 12.2% of these units were forfeited since the 2013 performance goals were not fully achieved. Mr. Elias was also granted 40,598 time-based stock units on August 8, 2012; 25% of these units vested on August 8, 2013; and one-third of the remaining units will vest on each of August 8, 2014, 2015 and 2016. In addition, Mr. Elias was granted 103,251 time-based stock units on July 31, 2013; one-third of these units will vest on each of July 31, 2014, 2015 and 2016.

[16]
Mr. Teuber was granted 72,000 performance stock units on August 3, 2010; 100% of these units became eligible to vest in February 2012; one-third of these units vested on each of February 2, 2012, and February 1, 2013 and 2014. Mr. Teuber was also granted 48,000 time-based stock units on August 3, 2010; 25% of these units vested on each of August 3, 2011, 2012 and 2013; and the remaining units will vest on August 3, 2014. In addition, Mr. Teuber was granted 81,470 performance stock units on August 3, 2011; 95.8% of these units became eligible to vest in February 2013; one-third of these units vested on each of February 6, 2013 and February 1, 2014; the remaining units will vest on February 1, 2015. The remaining 4.2% of these units were forfeited since the 2012 performance goals were not fully achieved. Mr. Teuber was also granted 54,314 time-based stock units on August 3, 2011; 25% of these units vested on each of August 3, 2012 and 2013; and one-half of the remaining units will vest on each of August 3, 2014 and 2015. In addition, Mr. Teuber was granted 66,605 performance stock units on August 8, 2012; 87.8% of these units became eligible to vest in February 2014; one-third of these units vested on February 5, 2014; one-half of the remaining units will vest on each of February 1, 2015 and 2016. The remaining 12.2% of these units were forfeited since the 2013 performance goals were not fully achieved. Mr. Teuber was also granted 44,403 time-based stock units on August 8, 2012; 25% of these units vested on August 8, 2013; and one-third of the remaining units will vest on each of August 8, 2014, 2015 and 2016. In addition, Mr. Teuber was granted 80,306 time-based stock units on July 31, 2013; one-third of these units will vest on each of July 31, 2014, 2015 and 2016.

[17]
These units are distinguished from the other stock awards in this table because they will vest only if performance goals are achieved and all or a portion of them will be forfeited if certain performance goals are not achieved. Mr. Teuber was granted 113,594 Leadership Development and Performance Award units on September 5, 2012. If any of the Leadership Development and Performance Award units become eligible to vest, such units will vest on or about February 1, 2015; provided, however, that this vesting date may be delayed until such time as the Compensation Committee determines that the applicable performance goals have been achieved. For more information on the Leadership Development and Performance Awards, please see pages 54 to 55 of this Proxy Statement. Due to applicable accounting rules, the value of 22,719 Leadership Development and Performance Award units (or 20% of the award) is reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table of this Proxy Statement because the performance goals for

Compensation of Executive Officers (continued)

such units were approved in February 2013. The value of the remaining 90,875 Leadership Development and Performance Award units (or 80% of the award) is reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table of the Proxy Statement for EMC’s 2013 Annual Meeting of Shareholders because the performance goals for such units were approved in December 2012.

[18]
Mr. Scannell was granted 65,477 performance stock units on August 3, 2010; 100% of these units became eligible to vest in February 2012; one-third of these units vested on each of February 2, 2012, and February 1, 2013 and 2014. Mr. Scannell was also granted 43,651 time-based stock units on August 3, 2010; 25% of these units vested on each of August 3, 2011, 2012 and 2013; and the remaining units will vest on August 3, 2014. In addition, Mr. Scannell was granted 61,103 performance stock units on August 3, 2011; 95.8% of these units became eligible to vest in February 2013; one-third of these units vested on each of February 6, 2013 and February 1, 2014; the remaining units will vest on February 1, 2015. The remaining 4.2% of these units were forfeited since the 2012 performance goals were not fully achieved. Mr. Scannell was also granted 40,735 time-based stock units on August 3, 2011; 25% of these units vested on each of August 3, 2012 and 2013; and one-half of the remaining units will vest on each of August 3, 2014 and 2015. In addition, Mr. Scannell was granted 60,896 performance stock units on August 8, 2012; 87.8% of these units became eligible to vest in February 2014; one-third of these units vested on February 5, 2014; one-half of the remaining units will vest on each of February 1, 2015 and 2016. The remaining 12.2% of these units were forfeited since the 2013 performance goals were not fully achieved. Mr. Scannell was also granted 40,598 time-based stock units on August 8, 2012; 25% of these units vested on August 8, 2013; and one-third of the remaining units will vest on each of August 8, 2014, 2015 and 2016. In addition, Mr. Scannell was granted 103,251 time-based stock units on July 31, 2013; one-third of these units will vest on each of July 31, 2014, 2015 and 2016.

Compensation of Executive Officers (continued)

Option Exercises and Stock Vested

The following table provides information regarding options exercised, and stock awards vested, for the Named Executive Officers during the fiscal year ended December 31, 2013.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
Joseph M. Tucci	207,413	2,814,615	357,177	9,098,520
David I. Goulden	217,790	2,868,864	129,476	3,305,202
Howard D. Elias	—	—	125,353	3,193,716
William J. Teuber, Jr.	—	—	136,206	3,470,164
William F. Scannell	126,407	1,183,799	117,592	2,997,001

[1]	Represents the difference between the exercise price and the fair market value of EMC common stock on the date of exercise for each option.

[2]	Represents the fair market value of EMC common stock on the applicable vesting date, multiplied by the number of shares of stock that vested on that date.

Pension Benefits

EMC does not provide pension benefits to the Named Executive Officers.

Nonqualified Deferred Compensation

Under EMC’s Deferred Compensation Retirement Plan (the “Deferred Compensation Plan”), designated managerial or highly compensated employees, including the Named Executive Officers, may defer up to 25% of their base salary earned from EMC and from 10% to 95% of the compensation they receive under any of EMC’s cash bonus and commission plans. EMC does not make any contributions to the accounts of participants under the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan are generally paid in a lump sum upon a participant’s death, disability, retirement or termination of employment, provided that, in the event of retirement, participants can elect to receive distributions in 5-, 10- or 15-year installments. Distributions can occur earlier in the case of severe financial hardship or if the participant elected to receive his or her deferral on a fixed date or schedule prior to his or her termination or retirement, and such distributions may be payable in a lump sum or in 5-, 10- or 15-year installments at the participant’s election. Participants may also elect to receive distributions in a lump sum upon a change in control.

All investment gains and losses attributable to a participant’s account under the Deferred Compensation Plan are entirely measured upon the performance of the investment selections made by the participant. The investment options available under the Deferred Compensation Plan are substantially similar to the investment options available under EMC’s 401(k) Savings Plan. These investment options, which are selected by EMC’s Retirement Plans Committee, provide participants with an opportunity to invest in mutual funds in a wide variety of asset classes, such as equity funds, bond funds, money market funds and blended funds, as well as EMC stock. Participants may change their investment options daily through the plan administrator’s online system.

Compensation of Executive Officers (continued)

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the Deferred Compensation Plan as of December 31, 2013.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Joseph M. Tucci	—	—	(199,173)	—	10,163,970[1]
David I. Goulden	288,598[2]	—	616,362	—	4,705,527[3]
Howard D. Elias	—	—	—	—	—
William J. Teuber, Jr.	—	—	—	—	—
William F. Scannell	—	—	20	—	26,253

[1]	$5,754,070 of this amount was previously reported in the Summary Compensation Table of previously filed proxy statements.

[2]	$96,669 of this amount is reported in the Summary Compensation Table for Mr. Goulden under the Non-Equity Incentive Plan Compensation column.

[3]	$2,795,078 of this amount was previously reported in the Summary Compensation Table of previously filed proxy statements.

Potential Payments upon Termination or Change in Control

Employees, including the Named Executive Officers, are entitled to receive earned and unpaid compensation upon any termination of employment. Accordingly, upon any termination of employment, the Named Executive Officers will receive accrued but unused vacation pay, earned but unpaid bonuses and their account balances under the Deferred Compensation Plan. For a description of our Deferred Compensation Plan and the account balances of the Named Executive Officers as of December 31, 2013, please see above.

The payments due upon any termination of employment will generally be made in a lump sum payment within 30 days after termination of employment or when administratively practicable, unless otherwise delayed by application of the requirements under Section 409A of the Internal Revenue Code. In addition, except as noted below, (i) all restricted stock awards and unvested stock options, as well as the vested portion of “incentive stock options,” will terminate upon termination of employment and (ii) all vested but unexercised stock options that are not incentive stock options will terminate three months following termination of employment, provided that vested options will terminate immediately if the termination was for cause.

In addition to the compensation and benefits discussed above, each of the Named Executive Officers may become entitled to severance benefits upon termination of employment under the circumstances discussed below.

Termination of Employment without Cause

Under the employment arrangement with Mr. Tucci, if his employment is involuntarily terminated without cause, other than in connection with a change in control, he will receive a lump sum amount equal to the sum of his annual base salary and target annual bonus. In addition, over the remaining term of the arrangement (which currently expires in February 2015) or an eighteen-month period, whichever is longer, Mr. Tucci will continue to receive benefits and any outstanding equity awards he holds at the time of termination will continue to vest as if his employment had not been terminated. In addition, if Mr. Tucci voluntarily terminates his employment with EMC, he will be entitled to a pro rata bonus for the year of termination, based on target performance for the year.

Under Mr. Scannell’s July 2012 letter agreement, if his employment is involuntarily terminated without cause at any time, other than in connection with a change in control, or if Mr. Scannell voluntarily terminates his employment with EMC on or after February 12, 2017, subject to his compliance with EMC’s standard Key Employee Agreement, which contains confidentiality, non-competition and non-solicitation covenants, any outstanding equity awards Mr. Scannell holds at the time of termination will continue to vest as if his employment had not been terminated.

Qualifying Termination of Employment in connection with a Change in Control

As discussed on page 59 of this Proxy Statement, EMC has change in control agreements with the Named Executive Officers that provide severance benefits if there is both (i) a change in control (or potential change in control) of EMC and (ii) the executive’s employment is terminated by EMC (or any successor) without “cause” or if the executive terminates his or her

Compensation of Executive Officers (continued)

employment for “good reason,” in each case within 24 months following a change in control (or during a potential change in control period). In the case of such a change in control (or potential change in control) and a qualifying termination, the Named Executive Officer would receive:

•	a lump sum cash severance payment equal to 2.99 times the sum of the executive’s annual base salary and target annual bonus;

•	a lump sum cash severance payment equal to the executive’s prorated annual bonus for the year of termination assuming target performance;

•	accelerated vesting of all outstanding equity awards, other than certain performance awards under the circumstances described below; and

•	the continuation of life, disability, accident and health insurance benefits for the executive and his dependents for up to 36 months following such termination.

Upon a change in control, the vesting of all performance shares, performance stock units and performance stock options will no longer be subject to the achievement of performance goals, but will remain subject to continued employment. The Compensation Committee determined that these awards should not be subject to the achievement of the performance goals following a change in control because our executives will likely no longer be in a position to influence the achievement of the goals and also because of the likely difficulty of measuring their achievement after a change in control has occurred. In the event of a potential change in control and a qualifying termination, there will be no accelerated vesting on performance shares or performance stock units which are intended to constitute qualified performance-contingent compensation for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee determined that this limitation on accelerated vesting of qualified performance-contingent awards was appropriate in the context of a potential change in control in order to preserve the tax deductibility of qualified performance-contingent equity grants. For an illustration of the impact of this limitation, please see the footnotes to the table beginning on page 77 of this Proxy Statement.

In the event that any of the Named Executive Officers terminates his employment for “good reason” following a change in control (or during a potential change in control period) due to an adverse change in his position, there will be no accelerated vesting on his 2012 Leadership Development and Performance Awards or 2011 LTIP stock units, as applicable. The Compensation Committee determined that this limitation on accelerated vesting for these awards was appropriate since the awards are specifically designed to secure a multi-year commitment from the Named Executive Officers during a period of leadership transition, without regard to a change in control (or potential change in control). For a description of the 2012 Leadership Development and Performance Awards or the 2011 LTIP stock units, please see “EMC’s Executive Compensation Program - Equity Incentives” beginning on page 53 of this Proxy Statement.

A “change in control” will generally be triggered under the change in control agreements upon:

•	the acquisition by a person or entity of 25% or more of either the then outstanding shares of EMC or the combined voting power of EMC’s then outstanding securities;

•	a change in the composition of the majority of the Board without the approval of the existing Board;

•	a merger of EMC (other than a merger following which EMC securities represent at least 50% of the combined voting power of the securities of the surviving entity); or

•	the approval of EMC shareholders of a plan of complete liquidation or dissolution of EMC or the sale by EMC of all or substantially all of its assets.

A “potential change in control” will generally occur under the change in control agreements upon:

•	EMC’s entry into an agreement which would result in a change in control;

•	a public announcement by EMC or any other person or entity of an intention to take actions which would result in a change in control;

•	the acquisition by a person or entity of 15% or more of EMC’s then outstanding shares or the combined voting power of EMC’s then outstanding securities; or

•	a resolution by the Board that a potential change in control has occurred.

Compensation of Executive Officers (continued)

EMC will generally have “cause” under the change in control agreements upon:

•	the willful and continued failure by the executive to perform substantially the duties and responsibilities of the executive’s position;

•	the conviction of the executive for a felony; or

•	the willful engagement of the executive in fraud or dishonesty which is demonstrably and materially injurious to EMC or its reputation, monetarily or otherwise.

Under the change in control agreements, “good reason” includes:

•	an adverse change in the executive’s position;

•	a reduction in the executive’s base salary;

•	the failure by EMC to continue to provide certain compensation and benefits; and

•
a requirement that the executive’s principal place of employment be located greater than 50 miles from where the executive’s principal place of employment was located immediately prior to the change in control.

The agreements provide that any good faith claim by an executive that good reason exists shall be presumed to be correct unless EMC (or a successor) establishes by clear and convincing evidence that good reason does not exist. To claim good reason, the executive must give notice of the good reason event within 90 days after its occurrence and must provide EMC (or a successor) with a 30-day period in which to cure the good reason event.

Each change in control agreement will continue in effect until January 1, 2015, and will be automatically extended for one-year terms thereafter unless notice is given of EMC’s or the executive’s intention not to extend the term of the agreement on or before the preceding April 1st; provided, however, that the agreements continue in effect for twenty-four months following a change in control that occurs during the term of the agreements. This feature allows EMC to periodically reassess the appropriateness of the change in control agreements.

Death and Disability

Under the 2003 Stock Plan, unvested stock options and stock awards will immediately vest and all options held by the employee prior to his or her death or termination for disability will remain exercisable for three years. In addition, upon the death of an EMC employee, including any of the Named Executive Officers, the employee’s survivors will continue to receive the employee’s base salary for six months and EMC will make a $10,000 contribution to a tax-qualified education fund for each of the deceased employee’s minor children. We believe these benefits are appropriate and reflect common market practice.

Retirement

EMC does not provide any retirement benefits to the Named Executive Officers, other than benefits provided under the 401(k) plan and certain continued vesting and exercisability provisions applicable to equity awards held by employees who meet the definition of retirement under the 2003 Stock Plan.

Currently, if a Named Executive Officer meets the definition of retirement under the 2003 Stock Plan, then unvested time-based and performance-based stock options held at the time of retirement will continue to vest and remain exercisable for the remainder of the applicable option term; provided the applicable performance targets have been achieved and the executive has completed at least 30 months of service after the grant date of the option.

For grants made under the 2003 Stock Plan prior to December 9, 2009, employees will meet the definition of retirement if they voluntarily terminate employment after 20 years of service or after they have attained age 55 with five years of service and provided they give six months’ advance notice. For grants made under the 2003 Stock Plan on or after December 9, 2009, employees will meet the definition of retirement if they voluntarily terminate employment after they have attained age 60 with ten years of service and provided they give six months’ advance notice.

For purposes of certain grants made under the 2003 Stock Plan, Messrs. Tucci, Elias, Teuber and Scannell have met the definition of retirement. Mr. Goulden does not currently meet the definition of retirement for purposes of the 2003 Stock Plan.

Compensation of Executive Officers (continued)

The table below reflects the compensation and benefits due to each of the Named Executive Officers in the event of a termination of employment, whether or not in connection with the occurrence of a change in control. As noted above, none of the Named Executive Officers would be entitled to additional compensation upon the occurrence of a change in control without a termination of employment. The amounts shown assume that each termination of employment (and change in control, if applicable) was effective as of December 31, 2013, and are calculated based on the fair market value of $25.15 per share (the closing price of our common stock on that date). The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of an actual termination of employment.

Name	Type of Payment	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Change in Control: Qualifying Termination ($)	Death ($)	Disability ($)	Retirement ($)
Joseph M. Tucci	Cash Severance	1,440,000	2,440,000	8,735,600	500,000	—	—
	Benefits[1]	—	19,483	38,967	—	—	—
	Equity Incentives[2]	953,914	19,797,589	25,822,356[3,4]	25,822,356	25,822,356	953,914
	Total	2,393,914	22,257,072	34,596,923	26,322,356	25,822,356	953,914
David I. Goulden	Cash Severance	—	—	7,130,000	425,000	—	—
	Benefits[1]	—	—	52,063	—	—	—
	Equity Incentives[2]	—	—	15,887,595[3,4]	15,887,595	15,887,595	—
	Total	—	—	23,069,658	16,312,595	15,887,595	—
Howard D. Elias	Cash Severance	—	—	5,434,500	375,000	—	—
	Benefits[1]	—	—	37,259	—	—	—
	Equity Incentives[2]	158,424	—	13,696,626[3,4]	13,696,626	13,696,626	158,424
	Total	158,424	—	19,168,385	14,071,626	13,696,626	158,424
William J. Teuber, Jr.	Cash Severance	—	—	5,060,500	362,500	—	—
	Benefits[1]	—	—	43,699	—	—	—
	Equity Incentives[2]	292,647	—	10,645,167[3,4]	10,645,167	10,645,167	292,647
	Total	292,647	—	15,749,367	11,007,667	10,645,167	292,647
William F. Scannell	Cash Severance	—	—	5,085,500	350,000	—	—
	Benefits[1]	—	—	58,477	—	—	—
	Equity Incentives[2]	147,108	13,591,901	13,591,901[3,4]	13,591,901	13,591,901	147,108
	Tax-Qualified Educational Fund	—	—	—	20,000	—	—
	Total	147,108	13,591,901	18,735,848	13,961,901	13,591,901	147,108

[1]	The amounts reflect the value of health and welfare benefits continuation for each of the Named Executive Officers.

[2]
The amounts reflect the value of any and all accelerated stock options and stock awards, as well as the value of any and all stock options and stock awards subject to continued vesting. In addition, the amounts reflect the value of dividend equivalents accrued on such equity awards. For purposes of valuing performance-based equity awards where satisfaction of the applicable performance goals has not been determined as of December 31, 2013, it is assumed that the applicable performance goals are achieved at 100% of target. In addition to values reflected for each of our Named Executive Officers in the table above, our Named Executive Officers would also have been entitled to exercise previously vested in-the-money stock options upon a termination of employment, other than termination for cause. As of December 31, 2013, these previously vested in-the-money stock options had a value as follows:

Name	Value ($)
Joseph M. Tucci	12,593,073
David I. Goulden	6,525,296
Howard D. Elias	5,102,596
William J. Teuber, Jr.	2,659,802
William F. Scannell	57,548

Compensation of Executive Officers (continued)

[3]
In the event a qualifying termination occurs in connection with a “potential change in control,” the amount shown would be reduced by the value of any qualified performance-based equity awards (other than stock options) that would be forfeited. As of December 31, 2013, these awards had a value as follows:

Name	Value ($)
Joseph M. Tucci	16,691,202
David I. Goulden	9,843,202
Howard D. Elias	9,216,068
William J. Teuber, Jr.	6,495,963
William F. Scannell	9,160,932

[4]
In the event a qualifying termination occurs for “good reason” following a change in control (or during a “potential change in control” period) due to an adverse change in position, the amount shown would be reduced by the value of the 2012 Leadership Development and Performance Awards or 2011 LTIP stock units, as applicable, that would be forfeited. As of December 31, 2013, these awards had a value as follows:

Name	Value ($)
Joseph M. Tucci	7,678,946
David I. Goulden	6,074,291
Howard D. Elias	6,074,291
William J. Teuber, Jr.	2,879,608
William F. Scannell	6,074,291

DIRECTOR COMPENSATION

The Compensation Committee evaluates the compensation for non-employee directors at least annually and recommends changes to the Board when appropriate. Non-employee directors receive cash fees and equity awards for their service.

As with our executive compensation program, the director compensation program emphasizes equity incentives. This reflects our belief that equity awards serve to align the interests of our directors with those of our shareholders. Accordingly, the majority of our non-employee directors’ compensation is comprised of equity awards. Set forth below is a summary of the relative weights given to each component of the 2013 compensation opportunity for the non-employee directors.

__________

*	Reflects average cash compensation.

**	Assumes restricted stock units have a value equal to the underlying value of the stock on the date the grant was approved.

Cash Compensation

In 2013, non-employee directors received a $50,000 annual Board retainer, $3,000 for each in-person Board meeting and $1,500 for each telephonic Board meeting; and $1,000 for each in-person committee meeting and $750 for each telephonic committee meeting. Additional annual retainers of $55,000, $20,000 and $10,000 are paid to the Lead Director, the chair of the Audit Committee and each other committee chair, respectively.

A non-employee director who joins the Board or becomes the chair of a committee during the year will receive a prorated portion of the annual board or committee chair retainer, as applicable.

In 2013, the number of meetings held by the Board of Directors and each standing committee was as follows:

•	6 Board meetings;

•	11 Audit Committee meetings;

•	8 Corporate Governance and Nominating Committee meetings;

•	6 Finance Committee meetings;

•	9 Leadership and Compensation Committee meetings; and

•	7 Mergers and Acquisitions Committee meetings.

The Board has also formed a standing special committee to oversee and monitor EMC’s equity interests in the Federation companies and consider other matters as delegated by the Board. The non-employee directors serving on the standing special committee receive the same fees for each in-person and telephonic meeting as for the other committee meetings. The chair of the standing special committee receives an additional annual retainer of $10,000.

Director Compensation (continued)

The table below summarizes the cash fees paid by EMC to each non-employee director for the fiscal year ended December 31, 2013.

Name	Board and Committee Retainers ($)	Board Meeting Fees ($)	Audit Committee Fees ($)	Corporate Governance and Nominating Committee Fees ($)	Finance Committee Fees ($)	Leadership and Compensation Committee Fees ($)	Mergers and Acquisitions Committee Fees ($)	Standing Special Committee Fees ($)	Total Fees Paid ($)
Michael W. Brown	60,000	16,500	9,500	—	5,750	7,250	6,250	—	105,250
Randolph L. Cowen	50,000	16,500	—	—	—	7,250	6,250	3,750	83,750
Gail Deegan	70,000	16,500	9,500	6,500	—	—	—	—	102,500
James S. DiStasio	50,000	16,500	9,500	—	—	—	—	—	76,000
John R. Egan	60,000	15,000	—	—	5,750	—	6,250	—	87,000
William D. Green	41,667	9,000	—	—	—	—	—	—	50,667
Edmund F. Kelly	60,000	12,000	—	—	4,000	—	—	3,750	79,750
Jami Miscik	50,000	16,500	—	4,750	—	—	—	—	71,250
Windle B. Priem	60,000	16,500	9,500	7,500	—	7,250	—	3,750	104,500
Paul Sagan	50,000	16,500	—	—	—	—	6,250	3,750	76,500
David N. Strohm	115,000	16,500	—	7,500	—	7,250	6,250	—	152,500

Equity Compensation

We grant equity awards under the 2003 Stock Plan to our non-employee directors on an annual basis in connection with each annual meeting of shareholders. In 2013, we granted non-employee directors restricted stock units with an economic value of approximately $240,000 on the date of grant. The awards will vest on the first anniversary of the date of grant.

A non-employee director who joins the Board after an annual meeting will receive a prorated portion of the annual director equity award following his or her appointment to the Board. In addition, in limited circumstances and where deemed appropriate, non-employee directors may be granted additional equity awards under the 2003 Stock Plan.

Non-employee directors are subject to EMC’s stock ownership guidelines and are expected to own shares of our stock with a value equal to five times their annual Board retainer within five years after becoming subject to the guidelines. As of February 28, 2014, all of our non-employee directors are in compliance with these guidelines.

Other Compensation

EMC pays or reimburses non-employee directors for travel expenses incurred in connection with attending Board, committee and shareholder meetings.

Director Compensation (continued)

The table below summarizes the total compensation paid by EMC to each non-employee director for the fiscal year ended December 31, 2013.

Name	Fees Paid in Cash ($)	Stock Awards[1,2] ($)	Option Awards[3] ($)	All Other Compensation ($)	Total ($)
Michael W. Brown[4]	105,250	238,076	—	—	343,326
Randolph L. Cowen	83,750	238,076	—	—	321,826
Gail Deegan	102,500	238,076	—	—	340,576
James S. DiStasio	76,000	238,076	—	—	314,076
John R. Egan[4]	87,000	238,076	—	—	325,076
William D. Green	50,667	234,251	—	—	284,918
Edmund F. Kelly	79,750	238,076	—	—	317,826
Jami Miscik	71,250	238,076	—	—	309,326
Windle B. Priem	104,500	238,076	—	—	342,576
Paul Sagan	76,500	238,076	—	—	314,576
David N. Strohm[4]	152,500	238,076	—	—	390,576

[1]
The amounts represent the grant date fair value for stock awards in 2013, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts for awards in 2013 are included in Note P to EMC’s audited financial statements for the fiscal year ended December 31, 2013 included in EMC’s Annual Report on Form 10‑K filed with the SEC on February 25, 2014.

[2]
The non-employee directors had the following outstanding stock awards at fiscal year end: Mr. Brown: 10,600; Mr. Cowen: 10,600; Ms. Deegan: 10,600; Mr. DiStasio: 10,600; Mr. Egan: 10,600; Mr. Green: 8,833; Mr. Kelly: 10,600; Ms. Miscik: 10,600; Mr. Priem: 10,600; Mr. Sagan: 10,600; and Mr. Strohm: 10,600.

[3]
The non-employee directors had the following outstanding stock option awards at fiscal year end: Mr. Brown: 50,000; Mr. Cowen: 20,000; Ms. Deegan: 40,000; Mr. DiStasio: 10,000; Mr. Egan: 40,000; Mr. Kelly: 30,000; Mr. Priem: 10,000; Mr. Sagan: 30,000; and Mr. Strohm: 40,000.

[4]	Messrs. Brown, Egan and Strohm also serve on the Board of Directors of VMware and receive the same compensation as the other non-employee directors of VMware.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

The Audit Committee has adopted a written policy and procedures for the review, approval and ratification of transactions involving EMC and “related persons” (directors and executive officers or their immediate family members, or shareholders beneficially owning more than 5% of our common stock). The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which EMC or any of its subsidiaries was, is or will be a participant, in which the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

All related person transactions are reviewed and, as appropriate, may be approved or ratified by the Audit Committee, or if time is of the essence, the Chair of the Audit Committee. If a director is involved in the transaction, he or she may not participate in any review, approval or ratification of such transaction. Related person transactions are approved by the Audit Committee only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of EMC and our shareholders, as the Audit Committee determines in good faith. The Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may also impose such conditions as it deems necessary and appropriate on the Company or the related person in connection with the transaction.

In the case of a transaction presented to the Audit Committee for ratification, the Audit Committee may ratify the transaction or determine whether rescission of the transaction is appropriate.

CERTAIN TRANSACTIONS

In 2013, EMC leased certain real estate from Carruth Management LLC (“Carruth”), for which payments aggregated approximately $4.5 million. EMC initially assumed the lease in connection with its acquisition of Data General Corporation in 1999 and renewed it in 2003 for a ten-year term. EMC is currently in the process of vacating the facility and does not intend to renew the lease upon its expiration in September 2014. John R. Egan, a director of EMC, and his siblings are the beneficial owners of Carruth. EMC believes that the terms of this arrangement were fair and no less favorable to EMC than could have been obtained from unaffiliated parties.

As a global employer of approximately 63,900 employees, EMC employs persons who are immediate family members of certain of our executive officers. A brother of William F. Scannell, President, Global Sales and Customer Operations of EMC, is a Vice President, Mid-Market Division of EMC. He earned approximately $1,063,000 during 2013 and was granted 22,945 restricted stock units. A brother-in-law of Mr. Scannell is a Manager, Business Operations of EMC. He earned approximately $211,000 during 2013 and was granted 268 restricted stock units. Another brother-in-law of Mr. Scannell is a Director, Global Financial Services of EMC. He earned approximately $342,000 during 2013 and was granted 1,530 restricted stock units.

The compensation paid to each immediate family member is in accordance with such family member’s established compensation plan for the year, which plan includes performance-based compensation aligned to the attainment of defined goals, such as quota objectives for individuals involved in sales. Each employee’s compensation plan is reviewed annually by his or her manager, and the earnings opportunity and performance objectives for each employee are consistent with the compensation plans of other EMC employees functioning in comparable roles. None of the executive officers who has an immediate family member employed by EMC has the authority to set such employee’s compensation plan. EMC believes that the annual compensation paid to each of these employees is appropriate and comparable with the compensation paid for similar positions by other leading employers.
____________________

In accordance with its written policy and procedures relating to related person transactions, the Audit Committee has approved each of the above transactions.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in overseeing the integrity of EMC’s financial statements, the qualifications and independence of EMC’s independent auditors, the performance of EMC’s internal and independent auditors, and EMC’s compliance program. The Audit Committee has four members, each of whom meets the independence and financial literacy requirements of the NYSE as well as the heightened independence criteria of the SEC and NYSE for members of audit committees.

The Audit Committee operates under a written charter adopted by the Board of Directors which sets forth the scope of its responsibilities. The charter is reviewed annually and can be found at http://www.emc.com/collateral/corporation/charter-audit-committee.pdf. Additionally, for more information regarding the duties and activities of the Audit Committee, please see “Proposal 2 - Ratification of Selection of Independent Auditors” and “Board Committees - Audit Committee” on pages 19 and 36, respectively, of this Proxy Statement.

The Audit Committee has met, reviewed and discussed EMC’s financial statements for the three years ended December 31, 2013 and each quarter in this period with EMC’s management and EMC’s independent auditors. The meetings facilitate discussion among the members of the Audit Committee, management, and PwC. The meetings included a discussion of the quality and not just the acceptability of the accounting principles applied, the reasonableness of the significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

During 2013, senior members of EMC’s financial and legal management and our internal auditors participated in each of the Audit Committee’s regularly scheduled meetings. The Audit Committee also met on a regular basis without members of management or the independent auditors and had separate executive sessions with EMC’s General Counsel (who is also our chief compliance officer) and Chief Financial Officer, PwC, and EMC’s internal auditors. Outside of regularly scheduled meetings, members of the Audit Committee are also active in communicating with management, PwC, and EMC’s internal auditors.

The Audit Committee discussed with EMC’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also discussed with EMC’s General Counsel the overall adequacy and effectiveness of EMC’s legal and ethical compliance programs, including EMC’s Business Conduct Guidelines.

The Audit Committee has discussed with EMC’s independent auditors the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from PwC required by the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC their independence. The Audit Committee has also considered whether PwC’s provision of non-audit services to EMC is compatible with PwC’s independence.

In 2013, the Audit Committee reviewed and discussed the requirements of, and EMC’s compliance with, Section 404 of the Sarbanes-Oxley Act of 2002, including the PCAOB’s Auditing Standard No. 5 regarding the audit of internal control over financial accounting.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews EMC’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of EMC’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, and for preparing the financial statements, and of the independent auditors who are engaged to audit and report on the consolidated financial statements of EMC and the effectiveness of EMC’s internal control over financial reporting.

Audit Committee Report (continued)

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in EMC’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

AUDIT COMMITTEE

Gail Deegan, Chair
Michael W. Brown
James S. DiStasio
Windle B. Priem

RULE 14a-8 SHAREHOLDER PROPOSALS FOR EMC’S 2015 PROXY STATEMENT

To be eligible for inclusion in EMC’s Proxy Statement for the 2015 Annual Meeting of Shareholders, shareholder proposals submitted under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received at EMC’s principal executive offices no later than November 21, 2014. Shareholder proposals should be addressed to: EMC Corporation, 176 South Street, Hopkinton, MA 01748, Attn:  Paul T. Dacier, Executive Vice President, General Counsel and Assistant Secretary, facsimile number: (508) 497‑8079.

BUSINESS AND NOMINATIONS FOR EMC’S 2015 ANNUAL MEETING

Under our Bylaws, nominations for a director may be made only by the Board of Directors, a nominating committee of the Board of Directors, a person appointed by the Board of Directors or by a shareholder entitled to vote who has delivered notice to the principal executive offices of EMC (containing certain information specified in the Bylaws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a shareholder entitled to vote at such annual meeting who has delivered notice to the principal executive offices of EMC (containing certain information specified in the Bylaws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

As a result, director nominations and other business submitted pursuant to these provisions of our Bylaws must be received no later than January 25, 2015 and no earlier than December 26, 2014.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary or Assistant Secretary of EMC at 176 South Street, Hopkinton, MA 01748.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires EMC’s executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish EMC with all copies of Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, EMC believes that during the fiscal year ended December 31, 2013, all filing requirements were complied with in a timely fashion, except that Mr. Strohm filed a Form 5 on February 14, 2014 reporting purchases in 2012 and 2013 and sales in 2013 made from a managed brokerage account without the knowledge or authorization of Mr. Strohm.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address are beneficial owners of shares, your bank or brokerage firm may have sent you a notice that your household will receive only one annual report or proxy statement, as applicable, for each company in which you hold stock through that bank or brokerage firm. This practice of sending only one copy of proxy materials to each address is known as “householding.” If you received a householding communication, your bank or brokerage firm will send one copy of EMC’s 2014 Proxy Statement and Annual Report on Form 10-K for 2013 to your address unless contrary instructions were given by any shareholder at that address. At the present time, EMC does not “household” for our shareholders of record.

Householding (continued)

If you and others in your household who are beneficial owners of shares received more than one copy of the EMC proxy materials this year and you wish to receive a single copy of the proxy materials mailed to you in the future, please mark the designated box on your voting instruction form, follow the instructions provided when you vote over the Internet, or contact your bank or brokerage firm to request that only a single copy of the proxy materials be mailed to the shareholders at your address. If you and others sharing a single address hold your shares through multiple banks or brokerage firms, you will continue to receive at least one set of proxy materials from each bank or brokerage firm.

You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. The revocation of your consent to householding will be effective 30 days following its receipt. Alternatively, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will promptly send a copy to you if you go to www.emc.com/corporate/investor-relations/index.htm and request a copy or if you address your written request to EMC Corporation, Investor Relations, 176 South Street, Hopkinton, MA 01748 or contact EMC Investor Relations at (866) 362-6973.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND VOTING

Why did I receive these proxy materials?

We will begin distributing these proxy materials to shareholders on or about March 21, 2014 in connection with the 2014 Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation. The matters to be voted on at the Annual Meeting are set forth in the Notice of the Annual Meeting of Shareholders.

You are invited to attend the Annual Meeting on Wednesday, April 30, 2014, beginning at 10:00 a.m., E.D.T., at EMC’s facility at 176 South Street, Hopkinton, Massachusetts. A map with directions to the meeting is on the last page of this Proxy Statement.

What is included in these proxy materials?

The following documents are included in these proxy materials and are available on our website at www.emc.com/corporate/investor-relations/index.htm:

•	Our Notice of Annual Meeting;

•	Our Proxy Statement; and

•	Our Annual Report on Form 10-K for 2013.

If you received printed versions of these materials by mail, these materials also include a proxy card or voting instruction form.

How can I access the proxy materials and vote my shares?

The instructions for accessing proxy materials and voting can be found in the information you received either by mail or e-mail. Depending on how you received the proxy materials, you may vote by Internet, telephone or mail. We encourage you to vote by Internet.

For shareholders who received the proxy materials by e-mail:  You may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail. In order to vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.

For shareholders who received the proxy materials by mail:  You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

What is the deadline for voting my shares if I do not vote in person at the Annual Meeting?

If you are a shareholder of record and do not vote in person at the Annual Meeting, you may vote by Internet or by telephone until 11:59 p.m., E.D.T., on April 29, 2014.

If you are a beneficial owner of shares held through a bank or brokerage firm, please follow the voting instructions provided by your bank or brokerage firm.

Questions & Answers (continued)

If you hold shares of EMC through your participation in the EMC Corporation 401(k) Savings Plan, the EMC Corporation Deferred Compensation Retirement Plan or the VMware Inc. 401(k) Savings Plan, your voting instructions must be received by the plan trustee by 11:59 p.m., E.D.T., on April 25, 2014, for the trustee to vote your shares. You may not vote these shares in person at the Annual Meeting.

How do I elect to receive future proxy materials electronically?

If you received a paper copy of the proxy materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card, voting instruction form, or www.proxyvote.com. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

If you owned EMC common stock at the close of business on February 28, 2014 (the “Record Date”), then you may vote at the Annual Meeting. At the close of business on the Record Date, we had 2,027,397,005 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each director nominee and each other matter properly brought before the Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC (formerly BNY Mellon Shareowner Services LLC), you are considered the shareholder of record of those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The bank or brokerage firm holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or brokerage firm how to vote the shares held in your account. Under NYSE rules, your broker will not be able to vote your shares on proposals 1, 3, 4 and 5 unless they receive specific instructions from you. Therefore, you MUST give your broker instructions in order for your vote to be counted on proposals 1, 3, 4 and 5. We strongly encourage you to vote.

How can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you will receive a ballot when you arrive at the Annual Meeting. If you are a beneficial owner of shares and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the bank or brokerage firm that holds your shares. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy and a signed ballot. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote after I have voted?

Yes. You have the right to revoke your proxy at any time before it is voted at the Annual Meeting, subject to the proxy voting deadlines described above. You may vote again on a later date by Internet or by telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or file a written instrument with the Secretary or Assistant Secretary of EMC requesting that your prior proxy be revoked.

Questions & Answers (continued)

What happens if I do not give specific voting instructions when I deliver my proxy?

Shareholder of Record. If you are a shareholder of record and you:

•	Indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	If you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. For proposal 2 (the ratification of auditors), the bank or brokerage firm that holds your shares may vote your shares in its discretion. This is known as “broker discretionary voting.” For all other proposals, the bank or brokerage firm may not vote your shares at all. This is called a “broker non-vote.”

What is the “quorum” requirement for the Annual Meeting?

In order to conduct any business at the Annual Meeting, a majority of EMC’s outstanding shares on the Record Date entitled to vote at the meeting must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, abstained, or broker non-votes, if you:

•	Are present and vote in person at the meeting; or

•	Have voted by Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered votes properly cast at the Annual Meeting. Because the approval of all the proposals is based on the votes properly cast at the Annual Meeting, abstentions and broker non-votes will not be included in the calculation of the shareholder vote on these proposals. Therefore, in order for your voice to be heard, it is important that you vote. We strongly encourage you to vote - every vote is important.

Assuming there is a proper quorum of shares represented at the Annual Meeting, how many shares are required to approve the proposals being voted upon at the Annual Meeting?

The voting requirements for approval of the proposals at the Annual Meeting are as follow:

Proposal	Vote required	Broker discretionary voting allowed?
Election of directors	Majority of votes cast	No
Ratification of selection of independent auditors	Majority of votes cast	Yes
Advisory approval of our executive compensation	Majority of votes cast	No
Shareholder proposals	Majority of votes cast	No

Questions & Answers (continued)

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, EMC has no knowledge of any business other than that described in the Notice of the Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. The deadline under EMC’s Bylaws for shareholders to notify EMC of any proposals or director nominations to be presented at the Annual Meeting has passed. If any other business should properly come before the Annual Meeting as directed by the Board of Directors, the proxy holders shall have discretionary authority to vote all such proxies as they shall decide.

I want to attend the Annual Meeting. What procedures must I follow?

•
Registration to attend the meeting is being conducted only online. If you plan to attend the meeting, you must register at www.emc.com/annualmeeting2014 and complete the registration form. The deadline for registration is April 23, 2014.

•	All shareholders who attend the meeting will be required to present valid government-issued picture identification, such as a driver’s license or passport, and will be subject to security screenings.

•
Shareholders who come to the Annual Meeting, but have not registered electronically, will also be required to present verification of ownership of shares of our common stock, such as a bank or brokerage firm account statement, to attend the meeting.

EMC reserves the right to inspect all persons and their property and to refuse admittance to any person. Check‑in will begin at 9:00 a.m., E.D.T.

Who counts the votes cast at the Annual Meeting?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes cast at the Annual Meeting and act as inspectors of election.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting and posted on our website.

Who is paying for the cost of this proxy solicitation?

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board will be borne by EMC. In addition to the solicitation of proxies by Internet or by mail, EMC may use the services of certain of its officers and employees (who will receive no compensation for such services in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage houses and other shareholders. Also, EMC has retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to aid in the distribution and solicitation of proxies. Morrow will receive a fee of $13,000 as well as reimbursement for certain expenses incurred by them in connection with their services, all of which will be paid by EMC.

Where are EMC’s principal executive offices located, and what is EMC’s main telephone number?

EMC’s principal executive offices are located at 176 South Street, Hopkinton, MA 01748. EMC’s main telephone number is (508) 435-1000.

Exhibit A

Categorical Standards of Independence

In order for a Director to qualify as “independent”, the Board of Directors of EMC Corporation shall affirmatively determine that the Director does not have any material relationship with EMC (directly or as a partner, stockholder or officer of an organization that has a relationship with EMC). This determination shall be disclosed in EMC’s proxy statement for each annual meeting of EMC. In this regard, the Board shall broadly consider all relevant facts and circumstances and has adopted the following categorical standards to assist it in making determinations of independence. In order to be considered independent:

1.	The Director must be independent pursuant to the corporate governance listing requirements of the New York Stock Exchange, as in effect from time to time.

2.	Furthermore, a Director should meet the following additional standards:

(a)
If a Director or any immediate family member is an executive officer, general partner or significant equity holder (in excess of 10%) of another company that makes payments to, or receives payments from, EMC for property or services, the amount of such payments, during the last fiscal year, does not exceed the greater of $1 million or 2% of the other company’s consolidated gross revenues;

(b)
If a Director or any immediate family member is an executive officer, general partner or significant equity holder (in excess of 10%) of another company which is indebted to EMC, or to which EMC is indebted, the total amount of either company’s indebtedness to the other during the last fiscal year does not exceed 1% of the total consolidated assets of the other company; and

(c)
If a Director is an executive officer of any tax exempt organization, EMC’s contributions to the organization during the last fiscal year do not exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross receipts.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

The Board may determine that a Director who has, or whose immediate family member has, a relationship that does not meet the standards set forth in paragraph 2 is nonetheless independent. Any such determination and the basis for it will be disclosed in EMC’s next proxy statement.

A-1

Exhibit B

Reconciliation of GAAP to Non-GAAP

Earnings per share (“EPS”) was calculated on a non-GAAP basis.  The impact of stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, amortization of VMware’s capitalized software from prior periods, a net gain on the disposition of certain lines of business, an RSA special charge (release), a loss on interest rate swaps, a gain on strategic investment and special tax items, where applicable, were excluded for purposes of calculating non-GAAP EPS.  In addition, the benefit of the R&D tax credit for 2012 was included in the calculation of non-GAAP results for the full year 2012 and excluded in the non-GAAP results for the full year 2013.

Reconciliation of Earnings Per Share to Non-GAAP Earnings Per Share (Per Weighted Average Share, Diluted)
	Twelve Months Ended
	December 31, 2013	December 31, 2012
EPS	$1.333	$1.234
Stock-based compensation expense	0.295	0.282
Intangible asset amortization	0.118	0.108
Restructuring and acquisition-related charges	0.072	0.040
Amortization of VMware’s capitalized software from prior periods	0.009	0.015
Net gain on disposition of certain lines of business and other	(0.010)	—
RSA special charge (release)	—	(0.008)
Loss on interest rate swaps	—	0.011
Gain on strategic investment	—	(0.014)
Special tax items	0.009	0.005
R&D tax credit	(0.028)	0.027
Non-GAAP EPS	$1.798	$1.700

Reconciliation of Earnings Per Share to Non-GAAP Earnings Per Share (Per Weighted Average Share, Diluted)
	Six Months Ended
	December 31, 2013	June 30, 2013
EPS	$0.747	$0.586
Stock-based compensation expense	0.159	0.136
Intangible asset amortization	0.059	0.059
Restructuring and acquisition-related charges	0.022	0.050
Amortization of VMware’s capitalized software from prior periods	0.003	0.006
Net gain on disposition of certain lines of business and other	(0.005)	(0.005)
Special tax items	0.009	—
R&D tax credit	—	(0.028)
Non-GAAP EPS	$0.994	$0.804

B-1

Exhibit B - Reconciliation of GAAP to Non-GAAP (continued)

Free cash flow was calculated on a non-GAAP basis. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs.

Reconciliation of Cash Flow From Operations to Free Cash Flow (in thousands)
	Twelve Months Ended
	December 31, 2013	December 31, 2012
Cash flow from operations	$6,923,305	$6,262,419
Capitalized expenditures	(943,379)	(819,159)
Capitalized software development costs	(465,307)	(419,079)
Free cash flow	$5,514,619	$5,024,181

Note: Schedules above may not add due to rounding

For information on EMC’s use of non-GAAP financial measures, the R&D tax credit and the RSA special charge (release), please see pages 41 to 43, 83-84 and 90, respectively, of EMC’s Annual Report on Form 10-K filed with the SEC on February 25, 2014.

B-2

EMC²

EMC CORPORATION
176 SOUTH STREET
HOPKINTON, MA 01748-0368

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., E.D.T., the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by EMC Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., E.D.T., the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M66730-P46460-Z62311

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMC CORPORATION

The Board of Directors of EMC Corporation unanimously recommends a vote "FOR" all the nominees listed below and "FOR" items 2 and 3.

	For	Against	Abstain
1. Election of the eleven nominees listed below to the Board of Directors.			
1a. Michael W. Brown	☐	☐	☐
1b. Randolph L. Cowen	☐	☐	☐
1c. Gail Deegan	☐	☐	☐
1d. James S. DiStasio	☐	☐	☐
1e. John R. Egan	☐	☐	☐
1f. William D. Green	☐	☐	☐
1g. Edmund F. Kelly	☐	☐	☐
1h. Jami Miscik	☐	☐	☐
1i. Paul Sagan	☐	☐	☐
1j. David N. Strohm	☐	☐	☐
1k. Joseph M. Tucci	☐	☐	☐
2. Ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC's independent auditors for the fiscal year ending December 31, 2014, as described in EMC's Proxy Statement.	☐	☐	☐
3. Advisory approval of our executive compensation, as described in EMC's Proxy Statement.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote "AGAINST" the following proposals:

	For	Against	Abstain
4. To act upon a shareholder proposal relating to an independent board chairman, as described in EMC's Proxy Statement.	☐	☐	☐
5. To act upon a shareholder proposal relating to political contributions, as described in EMC's Proxy Statement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders: The Notice and Proxy Statement, Annual Report on Form 10-K and a Letter to Shareholders are available at www.proxyvote.com.

IMPORTANT NOTICE TO SHAREHOLDERS

VOTING PREVENTS ESCHEATMENT

Therefore, it is very important that you vote. If you have moved, please provide your new address to EMC's transfer agent: Computershare, P.O. Box 30170, College Station, TX 77842-3170; telephone (877) 243-3780; and Internet address at www.computershare.com/investor. Please inform Computershare if you have multiple accounts or hold stock under more than one name.

M66731-P46460-Z62311

EMC²

EMC CORPORATION
Annual Meeting of Shareholders
April 30, 2014, 10:00 a.m., E.D.T.
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints David I. Goulden and Paul T. Dacier, and each of them, proxies with full power of substitution to each, to represent and to vote at the Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation, to be held on April 30, 2014, at 10:00 a.m., E.D.T., at EMC's facility at 176 South Street, Hopkinton, Massachusetts, and at any adjournments or postponements thereof, all the shares of Common Stock, par value $.01 per share, of EMC that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the matters listed on the reverse side as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AND "AGAINST" PROPOSALS 4 AND 5, EACH AS DESCRIBED IN EMC'S PROXY STATEMENT. A VOTE FOR THE ELECTION OF DIRECTORS INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side